Exhibit 10.8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY

AND SERVICES AGREEMENT

between

STATOIL MARKETING & TRADING (US) INC.

and

DELAWARE CITY REFINING COMPANY LLC

-i-

TABLE OF CONTENTS

(continued)

-ii-

APPENDICES

APPENDIX 1	–	FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

APPENDIX 2	–	INTERCREDITOR AGREEMENT

APPENDIX 3	–	PAYMENT DIRECTION AGREEMENT

APPENDIX 4	–	REFINERY DESCRIPTION

APPENDIX 5	–	STORAGE FACILITIES USE PROVISIONS

APPENDIX 6	–	GENERAL PRINCIPLES OF SERVICE

APPENDIX 7	–	LIST OF APPROVED FUNGIBLE GRADES

APPENDIX 8	–	REQUIREMENTS SCHEDULE

APPENDIX 9	–	GRADE PECKING ORDER

APPENDIX 10	–	CARGO CONFIRMATION NOTICE

APPENDIX 11	–	COMMENCEMENT INVENTORY ACQUISITION

APPENDIX 12	–	TERMINATION OF DELIVERIES NOTICE

APPENDIX 13	–	(INTENTIONALLY OMITTED)

APPENDIX 14	–	CARGO BANKS AND HEDGE MONTHS SPREADSHEET

APPENDIX 15	–	CARGO TABLE SPREADSHEET

APPENDIX 16	–	(INTENTIONALLY OMITTED)

APPENDIX 17	–	FORM OF BUYER’S INVENTORY STATEMENT

APPENDIX 18	–	FORM OF PETTY CASH SPREADSHEET

APPENDIX 19	–	REFINERY MARINE TERMS

APPENDIX 20	–	STANDBY LETTER OF CREDIT

APPENDIX 21	–	HSE AND ETHICS POLICY

APPENDIX 22	–	PBF ENERGY COMPANY LLC GUARANTY

APPENDIX 23	–	PBF HOLDING COMPANY GUARANTY

-iii-

1.	CONTRACT PARTIES

THIS CRUDE OIL/FEEDSTOCK SUPPLY, DELIVERY AND SERVICES AGREEMENT is made and entered into this 7th day of April 2011 (“Effective Date”) between:

Buyer:

Delaware City Refining Company LLC

1 Sylvan Way, 2nd Floor

Parsippany, NJ 07054-3887

Seller:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

WHEREAS, Buyer, a wholly-owned subsidiary of PBF Holding Company LLC, owns the Refinery (as herinafter defined) which is currently shut down and undergoing maintenance with a view to commencing restart of operations on or about April 2011; and

WHEREAS, Buyer and Seller each desire to enter into an agreement, pursuant to which Seller shall (a) purchase from third parties, Affiliates of Buyer or Affiliates of Seller and then subsequently sell to Buyer crude oil and feedstock, (b) provide certain commodity-related services to Buyer, and (c) extend a line of credit, each for use by Buyer in connection with the procurement of Oil and Feedstock for the Refinery;

WHEREAS, Buyer and Seller wish to cooperate with one another to seek out and make use of opportunities associated with optimizing the Refinery’s use of various grades and types of crude oil and feedstock;

WHEREAS, Buyer’s Affiliate PRC (as hereinafter defined) entered into a Crude Oil/Feedstock Supply, Delivery and Services Agreement on December 16, 2010 related to the supply of Oil and Feedstock to the Paulsboro Refinery (as hereinafter defined); and

WHEREAS, concurrently with the execution of this Agreement, Seller, Buyer and PRC are entering into a Bridging Agreement, which Bridging Agreement controls the interaction of certain terms of this Agreement and the Paulsboro CSA (as hereinafter defined), including terms dealing with the delivery of Oil and Feedstock to the Refinery and the Paulsboro Refinery, and the joint line of credit provided by Seller that is being shared by Buyer and PRC.

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

2.	DEFINITIONS AND CONSTRUCTION

(a) Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below and shall include the plural and singular forms of the terms:

“Acquisition Discussion” means the technical dialogue between Buyer and Seller covering all relevant issues pertinent to the decisions needed to allow Seller to acquire the optimal Cargo to cover its appropriate Requirement.

“Actual Refinery Slate” has the meaning given such term in Clause 9(a)(ii).

“Additional Acceptable Security” has the meaning given such term in Clause 19(b)(v).

“Adjustment” has the meaning given such term in Clause 11(a).

“Affiliate” means, with respect to a given Person, any other Person (i) that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with, such first mentioned Person, (ii) that beneficially owns or holds more than 50% of the interest of such first mentioned Person, or (iii) for which more than 50% of the interest therein is beneficially owned or held by such first mentioned Person. For the purposes of this definition, “control” when used with respect to any specified Person means the right or power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Delivery Route” has the meaning given such term in Clause 5(c)(iv).

“Agreement” or “this Agreement” means this Crude Oil/Feedstock Supply/Delivery and Services Agreement, including the Appendices hereto, as it may be amended, modified, supplemented, extended, renewed or restated from time to time in accordance with the terms hereof.

“API” means American Petroleum Institute.

“ASTM” means American Society for Testing and Materials.

“Bankrupt” means, with respect to a Person if such Person (i) dissolves, other than pursuant to a consolidation, amalgamation or merger, (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (iii) makes a general assignment or arrangement for the benefit of its creditors, (iv) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any similar Law affecting creditor’s rights, or a petition is presented against it for its winding-up or liquidation, (v) institutes a proceeding seeking a judgment of insolvency or bankruptcy of such Person or any other relief under any bankruptcy or insolvency Law or for reorganization relief under the winding-up or liquidation for such Person, (vi) has a resolution passed for its winding-up or liquidation, other than pursuant to a consolidation, amalgamation or merger, (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets, (viii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets, (ix) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, (x) has a proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, if 120 days after the commencement of such proceeding it has not been dismissed, or if within 90 days after the appointment, without its consent or acquiescence, of a trustee, receiver, or liquidator of it or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated, or (xi) takes any other action to authorize any of the actions set forth above.

“Bankruptcy Code” means Chapter 11 of Title 11, US Code, as amended.

“Barrel” or “Bbl” means a volume of 42 Gallons corrected for temperature to 60° F, and atmospheric pressure unless stated otherwise.

“Base Rate” means the lesser of (i) LIBOR plus [REDACTED]% and (ii) the maximum rate of interest permitted by Law.

“Berth” means the mooring, dock, anchorage, wharf, submarine line, single point or single buoy or single berth mooring facility, offshore location, offshore facility, alongside barges, lighters or any other mooring facility.

“Blended Price” has the meaning given such term in Clause 9(b).

“Bridging Agreement” means that certain Bridging Agreement dated as of the Effective Date, by and among Seller, Buyer, PRC and PBF Holding Company.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

“Buyer” has the meaning given such term in Clause 1.

“Buyer’s Credit Agreement” means collectively: Term Loan and Credit Agreement and Revolving Credit Agreement, each dated December 17, 2010 and each by and between PBF Holding Company, Buyer, PRC and the other Guarantors Party thereto, and UBS Securities LLC, Deutsche Bank Trust Company Americas, Morgan Stanley Funding, Inc. and UBS AG, Stamford Branch; and Senior Secured Note Agreement by and between PRC, Paulsboro Natural Gas Pipeline Company LLC, PBF Energy Company LLC and PBF Holding Company, and Valero Energy Corporation; and the Loan and Security Agreement between Buyer and The Delaware Economic Development Authority dated as of June 1, 2010; including any amendment, renewal, modification or replacement of any of the foregoing.

“Buyer’s Guarantor” means PBF Energy Company LLC.

“Buyer’s Requirements Schedule” has the meaning given such term in Clause 6.

“Buyer’s Tentative Requirements Schedule” has the meaning given such term in Clause 5(a)(i).

“Calculated Payment Obligation” has the meaning given such term in Clause 11(b).

“Capital Leases” means, with respect to any Person, any lease of any property by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cargo” means a specifically identified volume of Oil or Feedstock ascertained within the nomination process provided for herein, Supplied to, or to be Supplied to Buyer, whether located in the Storage Facilities, in any Statoil Storage Facility, on a Vessel, in a third party facility, in a pipeline or at any other location or facility.

“Cargo Bank” has the meaning given such term in Clause 9(a)(iii).

“Cargo Bank Differential” has the meaning given such term in Clause 9(b)(ii).

“Cargo Bank Hedge-Month” has the meaning given such term in Clause 9(a)(iii)(4).

“Cargo Bank Withdrawal” has the meaning given such term in Clause 9(a)(ii).

“Cargo Basis Differential” means the differential amount agreed to by the Parties relative to the Cargo Bank Hedge-Month.

“Cargo Confirmation Notice” has the meaning given such term in Clause 5(f)(iii).

“Cargo Final Price” means the estimated per Barrel Price for Oil or Feedstock delivered by Seller hereunder, calculated as the price per Barrel for the Cargo agreed on by Seller and Buyer [REDACTED].

“Change in Law” has the meaning given such term in Clause 31(g).

“Closing Inventory” has the meaning given such term in Clause 11(a)(i).

“Code” has the meaning given such term in Clause 20(b).

“Commercial Services” has the meaning given such term in Clause 3(a)(ii).

“Commodity Exchange Act” means 7 U.S.C. § 1, et seq.

“Completion of Supply” means, in respect of a Cargo, the final disconnection of the transfer hose(s)/arms(s) of the Vessel carrying such Cargo following Supply.

“Confidential Information” means all information (whether written, oral, visual, electronic or delivered by any other means) furnished either before or after the date hereof, either directly or indirectly, in connection with the performance of this Agreement by one Party (the “Disclosing Party”) or any of its directors, officers, employees, Affiliates, representatives (including without limitation a Disclosing Party’s real estate agents/brokers, financial advisors, attorneys and accountants), agents, or Affiliated, subsidiary or parent companies (the “Disclosing Party Representatives”) to the other Party (the “Receiving Party”) or any of its directors, officers, employees, Affiliates, representatives (including without limitation its real estate agents/brokers, financial advisors, attorneys, accountants and consultants), agents, or Affiliated, subsidiary or parent corporations (individually and collectively, the “Receiving Party Recipients”) and all analyses, compilations, forecasts, studies or other documents prepared by Receiving Party Recipients which contain any such information. Each of (i) the fact that such information has been delivered to the Receiving Party or Receiving Party Recipients, (ii) this Agreement, and (iii) the other agreements entered into in connection with this Agreement, are “Confidential Information”. Notwithstanding the foregoing, “Confidential Information” shall not include any information which: (a) at the time of disclosure is in the public domain; (b) after disclosure to the Receiving Party Recipients enters the public domain, except as a result of any Receiving Party Recipient’s breach of this Agreement or any other agreement of confidentiality, it being understood and agreed, that information that is public or has, to the Receiving Party’s knowledge, become public through an unauthorized disclosure by a third party under a confidentiality obligation with respect to such information shall not be deemed to be public information or otherwise generally available to the public; or (c) is independently obtained by Receiving Party Recipients free from any obligation of confidentiality.

“Consolidated Average EBITDA” means the consolidated EBITDA of the PBF Entities.

“Credit Default” has the meaning given such term in Clause 24(c).

“Credit Usage” has the meaning given such term in Clause 19(b)(ii).

“Crude Slops” means partially refined Oil and Feedstock that is delivered to the Storage Facilities by Buyer and shall be treated for all purposes under this Agreement as “Oil” following such delivery by Buyer to the Storage Facilities.

[REDACTED]

“Daily Default Pricing Volume” has the meaning given such term in Clause 9(c)(i)(1).

“Day 1” has the meaning given such term in Clause 10(c)(i).

“Day 2” has the meaning given such term in Clause 10(c)(ii).

“Deemed Volume” means the provisional estimate of the volume of Oil which the Buyer intends to take Delivery of during month M. This is to be provided before the end of month M-1 by Buyer, and is the volume upon which Seller shall base the hedging schedule.”

“Default” has the meaning given such term in Clause 24(a).

“Default Interest Rate” means the lesser of (i) LIBOR plus [REDACTED]% and (ii) the maximum rate of interest permitted by Law.

“Defaulting Party” has the meaning given such term in Clause 24(a).

“Delivered” or “Delivery” or “Deliver” means when the Oil or Feedstock passes the title transfer point from Seller to Buyer.

“Delivered Volume” has the meaning given such term in Clause 11(a)(i).

“Delivery Month” means the month in which Oil or Feedstock was actually Delivered to Buyer at the Refinery.

“Direct Payment Excess” has the meaning given such term in Clause 10(e).

“Disclosing Party” has the meaning given such term in the definition of “Confidential Information”.

“Disclosing Party Representatives” has the meaning given such term in the definition of “Confidential Information”.

“Dispute” has the meaning given such term in Clause 31(b).

“Dollars” or “USD” or “US Dollars” or “$” means dollars of the US.

“EBITDA” means, with respect to any Person, and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense and income and franchise taxes of such Person for such period, plus the consolidated depreciation and amortization of such Person for such period, less extraordinary gains and interest income, as determined in accordance with GAAP.

“Effective Date” has the meaning given such term in Clause 1.

“Environmental Law” means any Law that governs or purports to govern the protection of Persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials, as may be amended or modified from time to time.

“EPQ” means estimated period quantity.

“EPQ Form” means an EPQ form prepared per the format set forth in Appendix 1.

“EST” means the applicable, local Eastern Time in New York, New York.

“Estimated Credit Usage” has the meaning given such term in Clause 19(b)(iii).

“Event of Default” has the meaning given such term in Clause 24(a).

“Execution Method” has the meaning given such term in Clause 5(f)(i).

“Excess Indigenous Feedstock” has the meaning given such term in Clause 5(i)(iii).

“Feedstock” means VGO and VTB intended to be run through the Refinery for further processing into finished products, and which may from time to time be sold to third parties or Affiliates of Buyer by Seller at Buyer’s direction in accordance with Clause 9(e) as if such transactions involved Oil.

“Feedstock Tank” means the storage tank(s) listed on Appendix 4 that will be used for storing Indigenous Feedstock as such list may be modified from time-to-time in accordance with the terms of Clause 5(d) of Appendix 5.

“Feedstock Virtual Tank Heel” has the meaning given such term in Clause 5(i)(i).

“FIFO” means the first-in first-out accounting principle for the valuation of inventories and the calculation of TVM Payments.

“Final Quality Differential” has the meaning given such term in Clause 9(b)(ii)(1).

“Force Majeure” has the meaning given such term in Clause 18(a).

“GAAP” means generally acceptable accounting principles in the US, applied on a consistent basis.

“Gallon” means a US standard gallon of 231 cubic inches at 60° F at atmospheric pressure.

“Governmental Authority” means any federal, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by a governmental or subdivision thereof, including any legislative, administrative or judicial body, or any Person purporting to act therefor.

“GPO” or “Grade Pecking Order” has the meaning given such term in Clause 5(a)(v).

“Grade” has the meaning given such term in Clause 4(b).

“Guarantors” means each Person required to guaranty the obligations of Buyer or any of its Affiliates under this Agreement, including Buyer’s Guarantor and PBF Holding Company.

“Hazardous Substances” means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous chemical, or otherwise hazardous material or waste regulated under Environmental Laws, including crude oil and feedstock.

“Hedge-Month” has the meaning given such term in Clause 9(b)(ii)(2).

“Hedge-Month Pool” has the meaning given such term in Clause 9(b)(iii).

“HSE” means health, safety and environmental.

“ICC” has the meaning given such term in Clause 40(g).

“Indemnified Party” has the meaning given such term in Clause 26(a)(iii).

“Indemnifying Party” has the meaning given such term in Clause 26(a)(iii).

“Independent Inspector” means a company that is approved by US Customs and Border Protection and that is mutually acceptable to the Parties for reporting the measurement of quality and quantity of Oil and Feedstock.

“Indigenous Feedstock” means Feedstock produced in the Refinery.

“Initial TLA” has the meaning given such term in Clause 14(e).

“Intercreditor Agreement(s)” means the Intercreditor Agreement(s) substantially in the form attached hereto as Appendix 2.

“Inventory” or “Inventories” means the Oil and Feedstock inventories that Seller owns and intends to sell to Buyer under this Agreement, wherever located, including at the Refinery, in any Statoil Storage Facility, carried upon Vessels and/or injected into or received from pipelines or other transport.

“Inventory Assessment” has the meaning given such term in Clause 11(a)(i).

“ISGOTT” means International Safety Guide for Oil Tankers and Terminals, as published by the International Chamber of Shipping, the Oil Companies International Marine Forum and the International Association of Ports and Harbors.

“ISPS Code” has the meaning given such term in Clause 13(a)(iii).

“Knowledge” means, with respect to a Party, the actual knowledge of the officers and directors of such Party, after making reasonable inquiry with respect to the particular matter in question, and “Know” has the correlative meaning.

“Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree of any Governmental Authority and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority and (iii) any license, permit or compliance requirement, in each case as amended or modified from time to time.

“Liabilities” means any losses, claims, charges, damages, deficiencies, assessments, interests, penalties, costs and expenses of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), including any liabilities directly or indirectly arising out of or related to any suit, action, cause of action, proceeding, judgment, settlement or judicial or administrative order and any liabilities with respect to Environmental Law.

“LIBOR” means the rate of interest (expressed as a percentage per annum) for deposits in USD for a three-month period as provided by the British Bankers Association interest settlement rates (or the successor thereto) as of 11:00 a.m. (London time) on the date of determination, or, if such rate is not available, a reasonably comparable and available published rate as reasonably agreed by the Parties.

“Liens” means any lien (including judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing) and any option, call, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Lightering” means the operation wherein Oil or Feedstock is transferred from one Vessel to another at an approved and recognized offshore location so as to allow the first Vessel (the “Mother Vessel”) to reach a draft which allows it to safely proceed to and berth at the Supply Port.

“Loading Terminal” means the port of loading of the Vessel for the applicable Oil or Feedstock being Supplied.

“Long-Term Debt” means, with respect to any Person or group of Persons on a consolidated basis, without duplication, in each case excluding the current liabilities of such Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade debt and normal operating liabilities incurred in the ordinary course of business), (iv) obligations of such Person as lessee under Capital Leases, (v) obligations of such Person under or relating to letters of credit, guaranties, purchase agreements, or other creditor assurances assuring a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition, and (vi) nonrecourse indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) of this definition secured by any Lien on or in respect of any property of such Person. For the purposes of determining the amount of any Long-Term Debt, the amount of any Long-Term Debt described in clause (v) of the definition of Long-Term Debt shall be valued at the maximum amount of the contingent liability thereunder and the amount of any Long-Term Debt described in clause (vi) that is not covered by clause (v) shall be valued at the lesser of the amount of the Long-Term Debt secured or the book value of the property securing such Long-Term Debt.

“LP” means a linear program computer model which simulates refinery operations and is used to perform economic analysis that includes crude selection and optimization.

“LPG” means liquefied petroleum gas.

“LVEF” has the meaning given such term in Clause 15(d).

“Market Feedstock Price” has the meaning given such term in Clause 5(i)(iii).

“Material Adverse Change” means, with respect to a Party, an event, change, development, effect, condition, or circumstance, which individually or in the aggregate with other events, changes, developments, effects, or circumstances, has resulted in or could be reasonably expected to result in a material adverse change in the business, operations, assets, properties, financial condition or prospects of such Party.

“Month” means a calendar month. Where a specified Month is defined as Month “M”, Month M-1 shall mean the Month prior to Month M and Month M+1 shall mean the Month subsequent to Month M.

“MonthEnd” has the meaning given such term in Clause 11(a).

“Monthly Quality and Basis Differential” has the meaning given such term in Clause 9(b)(i).

“Mother Vessel” has the meaning given such term in the definition of “Lightering”.

“MSCG” means Morgan Stanley Capital Group, Inc.

“MSCG Sales Agreement” means that certain Products Offtake Agreement applicable to the Refinery to be effective as of April 7, 2011, and entered into between Buyer and MSCG, together with all amendments, modifications and successor or replacement agreements entered into from time to time with respect thereto.

“MSDS” has the meaning given such term in Clause 33(a).

“MTSA” has the meaning given such term in Clause 13(a)(iii).

“New Grade Initial Period” has the meaning given such term in Clause 4(b).

“New Grades” has the meaning given such term in Clause 4(b).

“Non-Defaulting Party” has the meaning given such term in Clause 24(a).

“Non-Fungible Grades” has the meaning given such term in Clause 4(b).

“NOR” means Notice of Readiness.

“Normal Refinery Operations” means periods of time when the Refinery is operated in a routine manner with all operating units on-line. Normal Refinery Operations exclude maintenance turnarounds and shutdown periods.

“NSV” means net standard volume of Oil or Feedstock.

“NYMEX” means the New York Mercantile Exchange.

“Off-Taker” or “Off-Takers” means the company or companies that purchase the Refined Products produced at the Refinery.

“Oil” means crude oil or straight run fuel oil, but does not include Feedstock.

“Opening Inventory” has the meaning given such term in Clause 11(a)(i).

“Optimization Account” has the meaning given such term in Clause 5(g)(ii).

“OSG” has the meaning given such term in Clause 14(e).

“OSP” means the Official Selling Price as defined by the third party supplier of certain Oil or Feedstock for the relevant time period and destination, as applicable.

“Part Cargo” means a Cargo Delivered on a Vessel such that the volume of the Cargo does not substantially fill the Vessel.

“Party” means each of Buyer and Seller, and “Parties” means collectively, both Buyer and Seller.

“Paulsboro CSA” means that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement between Seller and PRC, dated December 16, 2010 as amended by that certain First Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement, together with all other amendments, modifications and successor or replacement agreements entered into from time to time with respect thereto.

“Paulsboro Refinery” means the petroleum processing and refining facilities located in Paulsboro, New Jersey 08066, including all storage tanks, docks, platforms, pipelines, and any other associated equipment or facilities.

“PBF Entities” has the meaning given such term in Clause 19(b)(ii)(1).

“PBF Holding Company” means PBF Holding Company LLC, a Delaware limited liability company.

“PBF Line of Credit” means a $50,000,000 line of credit, initially established under the Paulsboro CSA, from Seller to Buyer and PRC, subject to the conditions in Clause 24(c) and the terms of the Bridging Agreement.

“PDA” means a Payment Direction Agreement substantially in the form attached hereto as Appendix 3.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or any other private entity or organization, including a Governmental Authority.

“Petty Cash Bank” has the meaning given such term in Clause 12(d).

“PRC” means Paulsboro Refining Company LLC, a Delaware limited liability company, which is an Affiliate of Buyer and owns the Paulsboro Refinery.

“Pre-Adjustment Payments” has the meaning given such term in Clause 11(b).

“Predicted Refinery Slate” has the meaning given such term in Clause 9(a)(i).

[REDACTED]

“Pricing Day” means a day on which Buyer instructs to price Oil or Feedstock to be Delivered hereunder in accordance with Clause 9(c)(i)(1).

“Production Week” means, each period from Friday at 12:00 midnight until the following Friday at 12:00 midnight during the term of this Agreement; provided, however, the first Production Week shall commence on the Effective Date and shall continue until 12:00 midnight on the first Friday following the Effective Date.

“Property Taxes” means any and all tangible personal property taxes, ad valorem property taxes or the like imposed on the value of the Oil and Feedstock held for sale by Seller to Buyer under this Agreement.

“Proposed Storage Site” has the meaning given such term in Clause 8(b).

“Provisional Invoice” has the meaning given such term in Clause 10(c)(iii).

“Provisional Price” has the meaning given such term in Clause 10(c)(iii) and shall be based on the estimated price of Oil and Feedstock that make up the EPQ.

“PSI” means pounds per square inch.

“Qualified Institution” shall mean a major U.S. commercial bank or foreign bank with a U.S. branch office having an asset base of at least $[REDACTED] billion, with such bank having a Credit Rating of at least [REDACTED] by S&P or [REDACTED] by Moody’s Investor Services, Inc., or otherwise acceptable to the Party receiving such collateral, as such party shall determine in its sole discretion.

“Receiving Party” has the meaning given such term in the definition of “Confidential Information”.

“Receiving Party Recipients” has the meaning given such term in the definition of “Confidential Information”.

“Refined Products” means finished gasoline, heating oil, diesel, jet fuel, kerosene and Specialty Grades.

“Refined Products Percentage” has the meaning given such term in Clause 19(d)(ii).

“Refinery” means the petroleum processing and refining facilities located in Delaware City, Delaware 19706, including all storage tanks (including the Storage Facilities), docks, platforms, pipelines, and any other associated equipment or facilities, as further described in Appendix 4.

“Refinery Subsidiaries” means subsidiaries of PBF Holding Company, including Buyer and PRC, that own or operate a refinery that is being supplied Oil and/or Feedstock by Seller, including the Refinery.

“Replacement Grade Pecking Order” or “RGPO” has the meaning given such term in Clause 5(a)(x).

“Requirement” has the meaning given such term in Clause 4(a).

“ROB” has the meaning given such term in Clause 15(d).

“Seller” has the meaning given such term in Clause 1.

“Shareholders Equity” means shareholders’ equity determined in accordance with GAAP.

“Shipping Services” has the meaning given such term in Clause 3(a)(ii).

“SMA” has the meaning given such term in Clause 31(e).

“Specialty Grades” has the meaning given such term in the Payment Direction Agreement by and among Morgan Stanley Capital Group Inc., Seller and Buyer dated as of April 7, 2011.

“Standby Letter of Credit” means any commercial or standby letter of credit issued for the account of Seller pursuant to the terms of this Agreement.

“Start Up” means the first date that feed is introduced to a process unit to initiate refining operations at the Refinery.

“Statoil Storage Facility” means any facility in which Seller or its Affiliates owns, leases or otherwise has storage rights, including any facility where such rights are given by a PBF Entity.

“Storage Facilities” means the storage tanks described on Appendix 4, as such list may be modified from time-to-time in accordance with the terms of Clause 5(d) of Appendix 5, and which storage tanks Seller has exclusive rights all as provided for herein and in Storage Facilities Use Provisions attached hereto as Appendix 5. Appendix 4 shall reflect any storage tanks to be used to store Feedstock.

“Supplied” or “Supply” or “Supplies” means or refers to when the Oil or Feedstock passes the flange connection between a Vessel’s permanent discharge manifold and the receiving pipeline or hose at the Supply Port.

“Supplied Volume” has the meaning given such term in Clause 11(a)(ii).

“Supply Point Method” has the meaning given such term in Clause 5(f)(ii).

“Supply Port” means the customary dockage, anchorage or place where a Vessel may safely lie in connection with Supply of a Cargo to the Refinery.

“Tank Heels” means the greater of: (i) the volume of Oil or Feedstock below the lowest suction in a tank, unless the tank is equipped with a regular side entry pipe in which case “Tank Heels” means the volume below the middle of the lowest suction in such tank, or (ii) the volume of Oil or Feedstock required to safely float a roof in a floating roof tank.

“Taxes” means any and all (i) US federal, state and local taxes, duties, fees and charges of every description, including all fuel, excise, environmental, spill, gross earnings, gross receipts and sales and use taxes, however designated (except for taxes on income), paid or incurred with respect to the purchase, storage, exchange, use, transportation, resale, importation or handling of the Oil or Feedstock held for sale by Seller or Buyer under this Agreement and (ii) Property Taxes.

“Termination Date” has the meaning given such term in Clause 25(a)(i).

“Termination of Deliveries Notice” has the meaning given such term in Clause 7(f).

“TH Conclusion Date” has the meaning given such term in Clause 5(j)(iii)(1).

“TH Ending Price” has the meaning given such term in Clause 5(j)(i)(2).

“TH Exposure” has the meaning given such term in Clause 5(j)(iii)(2).

“TH Market Value” has the meaning given such term in Clause 5(j)(ii)(2).

“TH Per Barrel Storage Charge” has the meaning set forth in Clause 5(j)(iii)(1).

“TH Starting Volume” has the meaning given such term in Clause 5(j)(i)(1).

“TH Storage Fee” has the meaning given such term in Clause 5(j)(iii)(1).

“Third Party Claim” has the meaning given such term in Clause 26(b).

“Time Chartered Vessel” means a Vessel chartered for a fixed period of time instead of for a certain number of voyages or trips.

“TLA” has the meaning given such term in Clause 14(f).

“Transparent Contractual Terms” means the contractual terms derived using either the Execution Method or the Supply Point Method.

“Trigger Event” has the meaning given such term in Clause 19(d)(ii).

“TVM” means the time value of money.

“TVM Payment” has the meaning given such term in Clause 19(g)(i).

“TVM Payment Date” means, with respect to a given Production Week, the first Thursday following the end of such Production Week, provided, that if such TVM Payment Date is not a Business Day, the TVM Payment Date shall mean the next following Business Day.

“TVM Statement Delivery Date” has the meaning given such term in Clause 19(g)(ii).

“Type” has the meaning given such term in Clause 4(b).

“UCC” means the Uniform Commercial Code in effect in the relevant state jurisdiction.

“Vessel” means a tankship, barge or other water-borne conveyance, as applicable, used for the Supply of a Cargo, whether owned or chartered or otherwise obtained by Seller to transport Oil or Feedstock for the benefit of Buyer.

“VTB” means vacuum tower bottoms or other similar residual materials.

“Win3” has the meaning given such term in Clause 6(e).

“Win5” has the meaning given such term in Clause 6(d).

“Win8” has the meaning given such term in Clause 6(a).

“Worldscale” means the applicable standard freight rate stated in the most recent edition of the New Worldwide Tanker Nominal Freight Scale jointly published by Worldscale Association (London) Limited and Worldscale Association (NYC) Inc., or if Worldscale Association (London) Limited and Worldscale Association (NYC) Inc. shall no longer publish the New Worldwide Tanker Nominal Freight Scale, the equivalent replacement scale used in the shipping industry, expressed in USD per metric ton for the route specified.

“WTI” means West Texas Intermediate Oil, with specifications in accordance with the NYMEX futures contract.

“Year” means a period of 12 consecutive Months.

(b) Construction.

(i) All headings herein are intended solely for convenience of reference and shall not affect the meaning or interpretation of the provisions of this Agreement.

(ii) Unless expressly provided otherwise, the word “including” as used herein does not limit the preceding words or terms.

(iii) Unless expressly provided otherwise, all references to days, weeks, months, quarters and years mean calendar days, weeks, months, quarters and years, respectively. For purposes of this Agreement, a calendar day shall begin at 12:00 midnight and end at 11:59 p.m.

(iv) Unless expressly provided otherwise, references herein to “consent” mean the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned.

(v) Unless expressly provided otherwise, all references to time in this Agreement are EST.

3.	TERM OF OIL AND FEEDSTOCK SUPPLY AND SERVICES

(a) Beginning on the Effective Date, and continuing through the term of this Agreement, and subject to the provisions of this Agreement:

(i) Seller will have the exclusive right to, and will, provide Oil and Feedstock for Delivery to the Refinery and Buyer will purchase such Oil and Feedstock in accordance with the terms set forth herein.

(ii) Seller shall provide Buyer with certain operational services (the “Commercial Services”) and certain shipping-related services (the “Shipping Services”) with respect to all purchases and sales of Oil and Feedstock reasonably necessary to enable Buyer to perform the manufacturing and operational processes at the Refinery as detailed in Appendix 6.

(b) This Agreement shall be binding on the Parties from the Effective Date and shall continue for an initial term ending on December 31, 2012. Seller may extend the term of this Agreement for a period of up to 3 additional years (through December 31, 2015) by delivering notice to Buyer by no later than June 30, 2012, stating the additional term.

4.	QUALITY

(a) Oil and Feedstock Requirements. The Parties will agree upon the Oil and Feedstock supply requirements of the Refinery in accordance with the process described in Clause 5. Such Oil and Feedstock supply requirements are referred to herein as the Requirements. Each “Requirement” shall be an identified volume of a specified Type and a corresponding Supply time period (e.g. 500,000 Barrels of Type A Oil to be Supplied in the window of 1-10 March 2011).

(b) Oil and Feedstock Types. Oil and Feedstock Supplied and Delivered under this Agreement will be grouped in the following general categories, referred to herein as “Types”.

(i) Type A: sour crude oil with a sulfur content equal to or greater than zero point eight percent by weight (0.8% weight), as per ASTM.

(ii) Type B: sweet crude oil with a sulfur content less than zero point eight percent by weight (0.8% weight), as per ASTM. Type B Oil Requirements typically will be covered by crude oil Grades sourced from the East Coast Canadian Grand Banks as a base case, with light and medium sweet crudes as optimization alternatives, including, but not limited to, sourcing from the North Sea and Angola.

(iii) Type C: heavy crude oil, sweet or sour, with an API Gravity of < 24. Type C Oil Requirements typically will be covered by crude oil grades sourced from South America, such as Peregrino.

(iv) Type D: straight run fuel oil and Feedstocks, for example VGO or VTB.

Within each Type of Oil/Feedstock described herein there are multiple “Grades”. For example the Oil Grades Kirkuk, Urals and Vasconia could each be Type A Oil. Some Grades may meet the specifications of more than one Type. To avoid any misunderstanding the Parties shall clearly communicate which Requirement or Type a proposed Grade or Cargo is to cover. A summary of fungible Grades approved by both Seller and Buyer for sale hereunder is attached as Appendix 7.

Within each Type of Oil/Feedstock there (a) will from time-to-time be new Grades that become available in the market (“New Grades”) and (b) Grades which are not regularly or routinely available for convenient purchasing (the “Non-Fungible Grades”), each of which require additional effort by Seller to secure Cargoes to be purchased at the mandate of Buyer. All Grades that are not listed in Appendix 7 shall be considered either New Grades, Non-Fungible Grades or both. If Seller identifies a New Grade which is not currently listed in Appendix 7, and Buyer approves such New Grade for Supply and Delivery to the Refinery (which Buyer may approve or not approve in each case in its sole discretion), then for an initial period of between 3 months and 12 months (to be mutually agreed upon by the Parties based on the anticipated supply) (the “New Grade Initial Period”) after Seller receives such approval any Cargoes of such New Grade will be Supplied and Delivered via the Supply Point Method unless otherwise mutually agreed by the Parties. After the New Grade Initial Period, provided such New Grade is a fungible grade, such New Grade shall be added to the list in Appendix 7, and Buyer may thereafter mandate that Seller acquire Cargoes of such Grade under either the Supply Point Method or the Execution Method. All Non-Fungible Grades will only be Supplied and Delivered under the Supply Point Method, unless otherwise mutually agreed by the Parties.

(c) Term Supply / Spot Supply.

(i) Term Supply. The Parties expect that over time approximately [REDACTED]% of Oil and Feedstock Supplied to Buyer at the Refinery will be sourced from term agreements entered into by Seller. Buyer will use its reasonable efforts in support of Seller’s efforts to enter into such term agreements with counterparties. To the extent Seller is unable to enter into term agreements with specified counterparties or for specified Types or Grades, the Parties will work together to determine an appropriate arrangement for supply of the affected Type and Grade.

[REDACTED]

(ii) Spot Supply. The Parties agree that the balance of the Oil and Feedstock supplied to the Refinery will be sourced from the spot market for Oil and Feedstock.

(d) Quality Optimization Principle. The Parties agree that a fundamental part of this Agreement is, within the Cargo acquisition process, for (i) the flexibility of Buyer to receive different Grades within a certain Type, as generally listed in the appropriate GPO / RGPO, without disrupting Normal Refinery Operations allowing a commercial benefit of that flexibility to Buyer, and (ii) the flexibility for Seller to be able to have a range of options among such Grades to cover the Requirements of the Refinery allowing a commercial benefit to Seller. Specifically this shall mean that Seller shall be able to acquire different Grades at generally available market prices in order to cover a particular Requirement provided such price is reasonably acceptable to Buyer as listed in the appropriate GPO / RGPO. The Parties also agree that a fundamental objective of this Agreement is, that after a Requirement has been covered by a Cargo, in the event that either:

(i) Buyer’s refining economics for said Requirement change substantially, or

(ii) the market conditions for trading that Cargo with third parties change substantially and such change cause an economic benefit to be derivable from optimizing said Cargo into an alternative Cargo,

then the Parties shall make commercially reasonable efforts to change that Cargo into an economically beneficial alternative. If successful, the Parties shall agree on commercial terms such that, under the RGPO process, the economic benefit of the optimization is shared in an appropriately equitable manner consistent with Clause 5.

If a substantial portion of the spot Cargoes being Supplied of a certain Type of Oil/Feedstock are being Supplied and Delivered pursuant to the Execution Method and ultimately Supplied and Delivered Grades are the same Grades as were originally selected from the GPO without RGPO optimizations, then Seller is not realizing some of the optimization opportunities that are an important element of this Agreement, and therefore the Parties shall have good faith discussions regarding the potential for (x) Seller to provide future Cargoes of that Type under the Supply regarding the potential for (y) Seller providing future Cargoes of that Type under a term supply agreement.

5.	ACQUISITION OF OIL AND FEEDSTOCK

(a) Acquisition Process Steps. The process for selecting and then acquiring a Cargo of Oil or Feedstock to supply the Refinery shall comprise the following steps:

(i) Buyer and Seller shall mutually agree on the “Buyer’s Tentative Requirements Schedule” for any Month of Delivery of Oil and Feedstock to the Refinery, which shall consist of a list of Requirements with each Requirement being a volume of a Type to be delivered during a specified period in such Month, in a format following that in Appendix 8.

(ii) The Parties shall discuss the different Grade options for each Requirement.

(iii) The Parties shall agree on the volume, term, price and other key elements for term contract commitments, and Buyer shall give a written mandate to Seller to enter into such term contract(s), and Seller shall enter into such term contract(s). Thereafter, the Parties shall follow the term contract procedures set forth in Clause 5(c) below, which will result in Seller purchasing term Cargoes to cover certain Requirements in Buyer’s Tentative Requirements Schedule.

(iv) The Parties shall identify target Grades and a number of target Cargoes that shall be acceptable for each Requirement that is not to be covered by term contract volumes.

(v) Buyer, in discussion with Seller, shall issue, and continue to update, a grade pecking order (a “Grade Pecking Order” or “GPO”), outlining the Grades that could cover each Requirement and the corresponding differences in price at which such Grades would have equal economics for Buyer.

(vi) As to each target Cargo, Seller shall provide Buyer with the appropriate contractual terms in accordance with Clause 5(e)(ii).

(vii) Thereafter, Buyer shall give an oral or written mandate to Seller in accordance with Clause 5(e)(iii).

(viii) Seller shall purchase the Cargo covered by such mandate or, with respect to a Cargo acquired from Seller or Seller’s Affiliates, make appropriate internal allocations to reflect that such Cargo will cover a Requirement hereunder.

(ix) Seller shall send formal notification to Buyer of the purchase of the Cargo, or if the Cargo is acquired from Seller or Seller’s Affiliates portfolio, the internal allocation of such Cargo to cover a Requirement, covered by the mandate. Details of that notification shall be as described in Clause 5(f)(iii) below.

(x) In connection with seeking potential optimizations, following the purchase of each term or spot Cargo to cover a Requirement, Buyer, in discussion with Seller, shall issue, and continue to update a replacement grade pecking order (“Replacement Grade Pecking Order” or “RGPO”) for such covered Requirement outlining the Grades that could replace the purchased Cargo and the corresponding differences in price at which such replacement Grades would have equal economics for Buyer, which RGPO shall use the Cargo Bank Differential of the purchased Cargo as the basis for such price differences.

(b) Grade Pecking Order. The GPO and RGPO (each a list of Grades and differences in price) shall reflect the relative refining economics of different Grades for each Requirement in Buyer’s Tentative Requirement Schedule. The determination of the GPO or RGPO as applicable shall be based on:

(i) Seller’s advice to Buyer of the volumes available of different Grades in standard Cargo sizes and corresponding price estimates.

(ii) Buyer’s output from LP runs for the Refinery based on Seller’s Grade availability lists.

(iii) For each Requirement, Buyer shall prepare a GPO or RGPO that contains a base Grade and a minimum of four alternative Grades that Seller shall be reasonably able to acquire. Each alternative Grade shall have a value that reflects the difference in price delivered at the Refinery that has to be achieved by Buyer for that Grade to be of equal value to the base Grade for that Requirement. A Requirement shall remain relevant for the GPO or RGPO from its initial identification in Buyer’s Tentative Requirements Schedule for a Month of Supply, up and until the end of its Acquisition Discussion and this time may include time after a Cargo has been purchased to cover the Requirement in order to allow for possible optimizations of that Requirement. The GPO and RGPO shall be generated by Buyer in the format specified in Appendix 9. The GPO and RGPO shall be issued once per week, in accordance with the following process steps:

(1) Seller shall communicate to Buyer no later than noon every Tuesday pertinent information containing the availability of different Grades and estimates of market prices for those Grades.

(2) Buyer shall issue the GPO/RGPO in the correct format no later than noon on the following day (Wednesday), whereupon any previous GPO/RGPO shall be superseded.

(c) Term Commitment Discussion Procedure. Subject to the provisions set forth in the term Oil or Feedstock supply contracts previously entered into under this Agreement, the Parties shall agree, at the appropriate times to:

(i) The volumes to be nominated to cover Buyer’s Tentative Requirements Schedule.

(ii) The Requirements that shall be covered by such term volumes (after the third party supplier of Oil or Feedstock under such term Oil or Feedstock supply contract confirms the final nomination of such Oil or Feedstock with the loading dates and final volume).

(iii) The Final Quality Differential for such volume. If such Cargo will be Supplied under the Execution Method then the FOB price will be set in principle to match the price reached by Seller with the supplier of the term volume, which if OSP-related will match the OSP of the respective Oil or Feedstock at the appropriate Loading Terminal, including any premium or discount. If the Cargo will be Supplied under the Supply Point Method then the price will be agreed between the Parties.

(iv) The costs for Supplying a term Cargo under the Execution Method will be agreed between the Parties based on the Agreed Delivery Route for each specific Oil or Feedstock term contract Cargo. The “Agreed Delivery Route” will define the salient factors attributable to that Cargo, including, but not limited to; (1) the Loading Terminal, (2) Vessel size, (3) transportation route and (4) any Lightering requirements. For example for a Urals Cargo, the Agreed Delivery Route might be: (1) Oil Loading Terminal to be Primorsk, (2) Cargo to be loaded on an Aframax vessel, (3) Vessel to be routed by the most expeditious method (always allowing for carrier’s safety requirements) to Bigstone Lightering Point, (4) where one or two Lightering Vessel(s) will be taken off prior to the mother Vessel Berthing at the Refinery. Each term contract Cargo under this Agreement will have a similar corresponding Agreed Delivery Route. If the Execution Method is used, Seller shall use [REDACTED], etc. Except as otherwise set forth in this Agreement, if the Supply Point Method is used all Supply costs up to the Supply Port [REDACTED].

(d) Acquisition Discussion.

(i) Each Requirement will have an associated Acquisition Discussion that will commence upon Buyer advising Seller of Buyer’s Tentative Requirement Schedule and shall end when a Cargo or Cargoes covering the Requirement are Supplied to Buyer.

(ii) Until Buyer’s Tentative Requirements Schedule has become Buyer’s Requirements Schedule (as described in Clause 6), Buyer shall have the right to adjust the dates with the exception of any Requirements covered with Cargoes, which shall not be adjusted or modified without Seller’s consent.

(iii) As long as the relevant Acquisition Discussion has not concluded, the GPO / RGPO shall contain the alternatives as described in this Clause 5 for each Requirement.

(e) Acquisition Process and Target Cargo.

(i) Prior to the conclusion of the Acquisition Discussion, the Parties shall agree on a target Cargo for that Requirement within sufficient time to allow Seller to purchase such target Cargo in accordance with Clause 5(a)(viii). Buyer acknowledges that different Grades of Oil and Feedstock typically trade at different periods of time ahead of when such Cargo is to be delivered and that Seller may not be able to acquire a target Cargo if Buyer and Seller are unable to agree on a target Cargo in a timely manner. Seller shall keep Buyer apprised of such time periods.

(ii) Seller shall advise Buyer of all pertinent commercial details necessary with respect to each target Cargo, so that the Transparent Contractual Terms can be fully understood. If Seller is to provide the target Cargo from its or its Affiliates’ portfolio, then Seller shall notify Buyer of such fact.

(iii) Buyer shall give an oral (by way of a recorded means including recording of a telephone conversation with or without the consent of the other Party in accordance with Clause 34) or written mandate to Seller to fulfill the Requirement with such Cargo, such mandate shall include all of the information appropriate to fix the commercial terms for such Cargo, including the Grade of Oil or Feedstock, volume to be Supplied, Supply window and price. Such mandate, whether oral or written, shall be fully binding on Buyer, and Buyer thereafter shall be required to accept Delivery of such Cargo (unless Seller fails to acquire such Cargo) in accordance with this Agreement.

(iv) If Seller cannot acquire a target Cargo under the agreed contractual terms in accordance with Clauses 5(a), the Parties shall continue the Acquisition Discussion until either (1) it concludes with revised terms for the same target Cargo, (2) it concludes with terms for an alternative Cargo of the same Grade or (3) it concludes with terms for an alternative Cargo of an alternative Grade in the relevant GPO. This process shall continue until the Requirement is successfully covered.

(v) At any time during the Acquisition Discussion, Seller can propose that a Requirement be covered by an alternative Grade in the GPO / RGPO. Buyer shall accept such proposal as long as the alternate Grade Cargo will maintain equal or improved refining economics for that Requirement based on the GPO / RGPO. Furthermore, Seller may propose an alternate Grade not included in the GPO / RGPO, however, use of such alternate Grade requires Buyer’s consent.

(vi) The Parties shall make reasonable efforts to cover a Requirement with a suitable Cargo. Until the Requirement is covered by a Cargo, Seller shall continue to advise Buyer of potential target Cargoes to fulfill such Requirement. If Seller is unable to procure a Cargo to meet a Requirement, Buyer shall have the option to amend the Requirement so that Seller can continue to use its reasonable efforts to procure a Cargo to cover such Requirement. If Seller cannot procure a Cargo to cover a Requirement (either an original Requirement or an amended Requirement) Seller shall have no liability for such failure.

(f) Transparent Contractual Terms. For any potential Cargo to be acquired by Seller, a set of Transparent Contractual Terms shall be agreed to, thereby providing a clear mandate to Seller to purchase such Cargo. These Transparent Contractual Terms shall be established under one of the following two methods, in Buyer’s option:

(i) The “Execution Method”. Under the Execution Method, the Transparent Contractual Terms shall include all of the terms necessary for Seller to negotiate and acquire a Cargo directly from a third party. The additional costs incurred to have such Cargo Supplied to the Refinery including, without limitation, freight, pricing elements, outturn loss, negotiated pricing basis and period shall be agreed upon at the appropriate time by the Parties and added as incurred in order to establish Buyer’s final price for such Cargo. If Buyer and Seller are unable to agree in a timely manner on such additional costs, then Seller can contract for such additional items and the related costs in a commercially reasonable manner and such costs shall be added to Buyer’s final price for such Cargo. At any time any of the additional costs may be fixed between Buyer and Seller by mutual agreement, with such fixed cost being used to establish Buyer’s final price for such Cargo. When an additional cost is so fixed, any difference between the cost actually incurred and the agreed fixed cost will be for the Seller’s account.

(ii) The “Supply Point Method”. Under the Supply Point Method, the Transparent Contractual Terms shall include all the terms necessary for the Parties to agree on a price for the Cargo supplied to an agreed-upon supply point. The Supply Point Method terms shall include:

(1) the terms on which the Cargo will be purchased from a third party, and

(2) Seller’s offer for all other costs from the third party’s delivery point up to the agreed-upon supply point, including the cost of any difference between the agreed pricing basis and pricing period and that negotiated with the third party.

Under the Supply Point Method, any additional costs, including, but not limited to, Lightering barges in the Delaware River, outturn losses and storage costs, between the pre-defined supply point and such Cargo’s Supply to the Refinery shall be determined in the same manner as for Cargoes delivered under the Execution Method. The Supply Point Method shall be used whenever Buyer agrees to purchase a Cargo from Seller’s or its Affiliates’ portfolio.

(iii) Cargo Confirmation. Whether a Cargo is purchased under the Execution Method or the Supply Point Method above, Seller shall promptly complete and communicate to Buyer a notice in the format set forth in Appendix 10 (a “Cargo Confirmation Notice”) after a Cargo has been purchased. At any point where a transaction relevant to that Cargo is agreed to between the Parties thereafter, the Cargo Confirmation Notice and / or relevant Cargo Table (Appendix 15) shall be updated accordingly. For example, if a freight cost is negotiated and established at a time after the Cargo was purchased under the Execution Method, that freight cost shall be added to the Cargo Table. If there is a material change to the original deal, such as a change in delivery method, then the Cargo Confirmation Notice shall be updated. This process shall continue until the entire price of the Cargo is built up and fully agreed and finalized.

(iv) Establishment of the Final Quality Differential for a Cargo. The Final Quality Differential shall be identified in the Cargo Confirmation Notice. This Final Quality Differential is to be used in the pricing process as described in Clause 9. This Final Quality Differential shall be set by agreement between the Parties. Any further cost items or adjustments that are applied to the Cargo Confirmation Notice shall thereafter follow the “Petty Cash” process in Clause 12. The general principle in the Parties agreeing to the point at which the Final Quality Differential is established and fixed shall be that further anticipated costs and adjustments are small in nature and would have a low expected probability of having a significant impact on the value of the Final Quality Differential.

(g) RGPO Optimization and the Other Optimization Account.

(i) Replacement Pecking Order Cargo Optimizations. To the extent any Replacement Pecking Order Cargo replaces a Cargo originally purchased for Supply to the Refinery in Month M, which is subsequently disposed of by Seller due to an alternative Cargo or alternative Cargoes (which shall be of equivalent volume to the original purchased Cargo and may consist of different Grades of Oil or Feedstock) being acquired by agreement between the Parties, Buyer will pay for the replacement Cargo or Cargoes the price specified by Buyer in the RGPO and Seller will retain all profit and loss associated with: (1) disposing of the Cargo originally purchased for Supply to the Refinery and (2) the price differences between the RGPO terms and the terms executed between Seller and the third party supplier of such replacement Cargo or Cargoes. To the extent Seller identifies a potential replacement Cargo or Cargoes that is not on the RGPO for the current Cargo, then such RGPO can be modified to add such replacement Cargo or Cargoes upon the Parties’ mutual agreement.

(ii) Other Optimizations. The “Optimization Account” has been established in order to capture any profit or loss from an optimization that is proposed by Seller and agreed to by Buyer, other than optimizations in connection with the replacement of Cargoes originally purchased for Supply to the Refinery by use of the RGPO as described in Clause 5(g)(i) above. This Optimization Account shall contain separate accounts for all Cargoes concerned and show in detail any commercial activity and its result, including, but not limited to, profit or loss from the purchase and resale of a Cargo, profit or loss from fixing and subsequent re-letting of any shipping, or other expenses arising from the optimization of a Cargo. Furthermore, any working capital considerations shall be included in the Optimization Account. Should the Parties agree that any other economic benefit to be shared between the Parties can most easily be reflected in the Optimization Account, then such economic activity shall also be recorded accordingly. For sake of clarity, all transactions that use the Optimization Account method for accounting for the economic result of an optimization implicitly require that all pricing and costs associated with the original transaction that was optimized be treated as though there were no optimization and be generally unaffected by any optimization process, so that all the benefits and costs of such optimization are aggregated in the Optimization Account for sharing between the Parties.

(h) Commencement Inventory. On the Effective Date, Seller shall acquire the Oil and Feedstock held in inventory at the Refinery in accordance with the procedures set forth in Appendix 11 unless already owned by Seller.

(i) Feedstock and Crude Slops Obligations.

(i) Feedstock at the Refinery can be subdivided into two types, VGO and VTB, but Feedstock shall not include Crude Slops. For each type of Feedstock, Buyer and Seller shall agree on a volume for a Feedstock Virtual Tank Heel, in addition to the actual Tank Heel applicable to such type of Feedstock. The volume of such “Feedstock Virtual Tank Heel” will be set [REDACTED]

(ii) All Feedstock volumes that are in excess of the sum of: [REDACTED]

(iii) The Parties anticipate that the Refinery will generally over each month-long period consume a net amount of each type of Feedstock, but that in some shorter time periods the Refinery may produce more of one or more types of Feedstock than it consumes. The Parties hereby agree that the monthly reconciliation performed under Clause 11 will determine the total net purchases by Buyer for such period, and payments will be made based on the net consumption of such type of Feedstock. However, to the extent the monthly reconciliation performed under Clause 11 indicates that the Refinery produced more of one or more types of Feedstock than it consumed, then the Parties shall mutually agree upon a price for such type of Feedstock based on [REDACTED] All Feedstock shall be [REDACTED]

(iv) As part of the Refinery’s processes Crude Slops will be delivered to the Storage Facilities with the intent that such Crude Slops will be further processed by the Refinery in the same manner as Oil. Such Crude Slops will be treated for all purposes of this Agreement as [REDACTED]

(v) For purposes of clarification the Parties agree that all Feedstock and Crude Slops delivered to Seller will be owned by Seller who shall retain title thereto unless and until such Feedstock and Crude Slops are subsequently purchased by Buyer from Seller at the title transfer point, as described in Clause 7.

(j) Tank Heel Obligations.

(i) Tank Heel Starting and Closing Volume Purchases.

(1) Seller will purchase all of the usable Oil and usable Feedstock that as of the Effective Date are Tank Heels. Such usable Oil and usable Feedstock together with all Tank Heels Supplied to the Storage Facilities in the 1 month period following the Effective Date shall collectively be referred to as the “TH Starting Volume”. The purchase of the TH Starting Volume will be made in accordance with the provisions in Appendix 11. All other obligations to purchase Oil or Feedstock referred to in this Agreement shall not include the Tank Heels which shall be governed by this Clause 5(j).

(2) Buyer shall purchase from Seller on the Termination Date a volume of Tank Heels equal to the TH Starting Volume and will pay Seller a price equal to the TH Ending Price. The “TH Ending Price” shall be equal to [REDACTED]

(ii) Interim Tank Heel Transactions. If Seller reasonably believes the volume of Tank Heels may have changed (for example a tank in the Storage Facilities is removed from service or because more water and sediment has displaced the usable Oil or Feedstock that constitute the Tank Heel), then Seller can obtain a measurement or assessment of the affected Tank Heel(s):

(1) If such assessment shows there is more volume of Tank Heels than the TH Starting Volume then Seller shall [REDACTED]

(2) If such assessment shows there is less volume of Tank Heels than the TH Starting Volume then Buyer shall [REDACTED]

All Tank Heels at any time in the Storage Tanks shall be owned by Seller unless and until they are sold to Buyer in accordance with this Clause 5 or Clause 24.

The “TH Market Value” means the current market price of such Tank Heel.

(iii) Tank Heel Payments, Fees and Credit Provisions.

(1) All Tank Heels are subject to the normal service fees and TVM charges that are more fully described in Clause 19. In accordance with Clause 5(j)(i)(1) and Appendix 11, the Parties shall mutually agree upon the monthly charge per Barrel (the “TH Per Barrel Storage Charge”) to be used in calculating the TH Storage Fee through December 31, 2011 (as such date may be extended pursuant to this Clause 5(j)(iii)(1) the “TH Conclusion Date”). Seller will [REDACTED]

(2) Seller shall periodically determine the amount of exposure, if any, it has to Buyer based on Buyer’s Tank Heels purchase obligations (the “TH Exposure”) and Seller [REDACTED] “TH Exposure” shall be equal to [REDACTED]

(3) For purposes of clarification, the Parties agree that all payments calculations with respect to Tank Heels payment obligations due at or in connection with the TH Conclusion Date or the Termination Date, shall be determined [REDACTED]

(iv) Feedstock Virtual Tank Heel. As described in Clause 5(i)(i), all Feedstock Virtual Tank Heel shall be treated as Tank Heels for purposes of this Clause 5(j), including with respect to the calculations of the TH Starting Volume, TH Storage Fee and TH Exposure (and the resulting effect on Credit Usage under Clause 19).

(v) Line Fill. For the purposes of this Clause 5(j) only, all Line Fill (as defined in Appendix 11) shall be treated as “Tank Heels,” and Buyer shall at the TH Conclusion Date purchase the same amount of Line Fill from Seller as Seller purchased from Buyer at the Effective Date.

(k) Payment Offset. In a few situations Seller may have a payment obligation to Buyer under this Agreement such as in connection with Seller purchasing Feedstock or Oil from Buyer. In all such situations if Buyer owes Seller other amounts under this Agreement which have not been paid, then Seller may offset the amounts Buyer owes to Seller under this Agreement against the Seller’s payment obligations to Buyer. If Seller exercises such offset right, Seller shall promptly notify Buyer of such offset and the corresponding reduction in Buyer’s payment obligations to Seller.

6.	NOMINATIONS

The following schedule outlines the process for Buyer and Seller to agree on nominations for Supply of Oil and Feedstock into the Refinery for any Month M. For sake of clarity, Buyer’s Tentative Requirements Schedule/Buyer’s Requirements Schedule for Month M are the plans for Supply of Cargoes in Month M, whereas the Predicted Refinery Slate/Actual Refinery Slate for Month M (both as defined in Clause 9) are the plans for the number of Barrels of any Grade to be Delivered in that Month. These two plans will be separate and different from one another. The nominations for each Party shall progress in the following chronological order:

(a) Buyer shall nominate to Seller no later than the [REDACTED] Buyer’s Tentative Requirements Schedule. Each nomination shall be of [REDACTED] which is the [REDACTED] that Buyer envisages acceptable fulfillment of the Requirement to meet Buyer’s planned Refinery run schedule. Each nomination shall define the Type for that Requirement. No later than the [REDACTED], Seller shall nominate to Buyer the provisional [REDACTED] for all Requirements in M. Buyer’s Tentative Requirements Schedule for Month M will at this point become “Buyer’s Requirements Schedule”. Changes of either dates or Types within this Buyer’s Requirements Schedule shall only be by agreement between the Parties.

(b) At any time when a Requirement is either first covered by a specific Cargo or optimized from one Cargo to another Cargo, Buyer’s Requirements Schedule will be updated by replacing a Requirement (or optimized out Cargo) with the appropriate Cargo purchased.

(c) Buyer shall nominate to Seller no later than the [REDACTED] (i) the Deemed Volume for Month M, and (ii) the Predicted Refinery Slate for M.

(d) For any Requirement nominated for Supply in M, then promptly after Seller has covered such Requirement with a Cargo Seller shall nominate to Buyer a [REDACTED].

(e) For any Cargo nominated for Supply in M, Seller shall narrow the [REDACTED] to the beginning of such [REDACTED].

(f) Promptly following the end of Month M, Buyer shall communicate the Actual Refinery Slate for M based on the Delivered Oil and Feedstock in M. (See Clause 9).

7.	TITLE; CONTROL; RISK OF LOSS

(a) Until title is transferred in accordance with subclause (c) below, Seller shall continuously have and retain title at all times to all Oil and Feedstock Seller acquires for purposes of satisfying its Delivery obligations under this Agreement (including, without limitation, title to Oil or Feedstock that is on the water, in transport, or in the Storage Facilities). Buyer shall not take any action that adversely affects or encumbers in any way Seller’s title to or rights in such Oil and Feedstock.

(b) To further clarify Seller’s continuous title and ownership of Oil and Feedstock, as described above, including the Oil and Feedstock in the Storage Facilities, Buyer will facilitate the execution of Intercreditor Agreement(s) with any lenders, credit buyers, secured parties, debt buyers, or any other Person which seeks to obtain or maintain (i) a material security interest in the Refinery or in any related assets, operations or contracts or (iii) any security interest, lien or other rights in the Oil or Feedstock. Buyer hereby authorizes Seller to make any and all filings under the UCC that are appropriate to clarify Seller’s ownership and other rights with respect to such Oil and Feedstock. Buyer agrees to immediately notify Seller pursuant to the notice provision herein in the event that a Lien is placed upon the Refinery by any creditor of Buyer at any time during the term of this Agreement other than as described in the Intercreditor Agreement(s).

(c) Title to the Oil, Feedstock or Crude Slops shall pass upon the following actions being completed:

(i) From Seller to Buyer when Oil other than Feedstock is transferred through the Storage Facility outlet flange.

(ii) From Buyer to Seller when Crude Slops are transferred through the Storage Facility inlet flange.

(iii) From Buyer to Seller when Feedstock is transferred through the Feedstock Tank inlet flange.

(iv) From Seller to Buyer when Feedstock is transferred through the Feedstock Tank outlet flange.

(d) Delivery of Oil and Feedstock to Buyer shall be considered to be taken at the same point where title passes.

(e) During Normal Refinery Operation, subject to Seller’s right to suspend deliveries (i) under Clause 19 or (ii) pursuant to a Termination of Deliveries Notice, Buyer may take deliveries of Oil and Feedstock from the Storage Facilities solely for refining within the Refinery without prior consent of Seller.

(f) Control of Oil and Feedstock

(i) Except with respect to the daily deliveries of Oil and Feedstock contemplated by Clause 7(e) or as provided in Clause 3 of Appendix 5, Buyer shall not cause or permit Seller’s Oil and Feedstock to be withdrawn from the Storage Facilities without prior written consent of Seller. In the event that at any time Seller provides a notice to Buyer substantially in the form of Appendix 12 (a “Termination of Deliveries Notice”), Buyer shall immediately cease taking any further deliveries of Oil and Feedstock from the Storage Facilities until Seller notifies Buyer in writing that such Termination of Deliveries Notice has been canceled. Appendix 6 allows some flexibility for moving Oil and Feedstock in the case of an emergency.

(ii) Subject to the forgoing, Buyer shall for all purposes hereunder be deemed to have custody of the (1) Oil (other than Crude Slops) at such time as the Oil passes the flange connection between a delivery Vessel’s permanent supply manifold and the receiving pipeline or hose at the Supply Port, (2) Feedstock (other than Indigenous Feedstock) at such time as the Feedstock passes the flange connection between a delivery Vessel’s permanent supply manifold and the receiving pipeline or hose at the Supply Port and (3) the Indigenous Feedstock and Crude Slops at all times.

(g) Risk of loss of the Oil (other than Crude Slops) and Feedstock (other than Indigenous Feedstock) shall pass from Seller to Buyer when the Oil or Feedstock passes the flange connection between a delivery Vessel’s permanent supply manifold and the receiving pipeline or hose at the Supply Port, and Buyer shall have at all times risk of loss for any Indigenous Feedstock and Crude Slops; provided, that to the extent Seller receives any insurance proceeds under the insurance policies covering the Oil or Feedstock described in Clause 21(c), Seller shall net from any amounts Buyer shall be responsible to indemnify Seller or any other Indemnified Party hereunder with respect to Oil or Feedstock where Buyer bears the risk of loss pursuant to this Clause 7(g), the amount of insurance proceeds actually received with respect to such Oil, Feedstock or Crude Slops.

8.	STORAGE FACILITIES

(a) Seller will, as of the Effective Date and during the term of this Agreement, have (i) the sole and exclusive right to store Oil and Feedstock in the Storage Facilities pursuant to the terms and conditions of this Agreement and Appendix 5 attached hereto, (ii) the right to access the Storage Facilities to add or remove Oil and Feedstock, and (iii) the right to label the Storage

Facilities, subject to Buyer’s reasonable approval, in such a manner as to put third parties on notice of Seller’s rights in such tanks and the Oil and Feedstock stored therein. If at anytime Seller elects to remove its Oil and/or Feedstock, Buyer shall provide access to all of the Refinery’s necessary equipment and all assistance reasonably required to complete such removal.

(b) Additional Tanks. If Buyer or Seller determines that additional off-site storage space is needed for use in connection with the operation of the Refinery, Buyer may locate and propose to Seller proposed storage space to be used for additional Oil and/or Feedstock storage (a “Proposed Storage Site”), together with proposed terms for acquiring such Proposed Storage Site. If such Proposed Storage Site is acceptable to Seller, including, with respect to (i) Seller’s HSE standards, (ii) other site conditions, and (iii) commercial terms, then Seller may acquire such Proposed Storage Site (by lease or otherwise) for Buyer’s use on such terms as are mutually acceptable to the Parties. Seller shall complete its review in a timely manner based on then-existing circumstances. Buyer shall be responsible for all costs and expenses incurred by Seller with respect to the use of such Proposed Storage Site, including lease payments or the equivalent, and expenses and Seller’s costs incurred in negotiating the acquisition of such Proposed Storage Site for Buyer’s use, all on a pass-through basis and with prior approval of Buyer. Any Proposed Storage Site acquired by Seller pursuant to the terms of this Clause 8(b) shall become a “Statoil Storage Facility”. It is Buyer’s sole responsibility to provide adequate storage space for the storage of Oil and Feedstock purchased at the mandate of Buyer hereunder, and Seller shall not be responsible for providing additional storage space or for performing any inventory management services, except as provided in this Clause 8(b) and Clause 9(e).

(c) Restricted Use of Tanks. If at any time during the term of this Agreement Seller’s use of any storage tanks comprising the Storage Facilities is materially restrained or enjoined by judicial process, terminated by municipal or other Governmental Authority or by right of eminent domain, Buyer and Seller shall cooperate to dispose of any Oil or Feedstock related to such storage tanks. To the extent Buyer is not able to timely use such Oil or Feedstock, Seller shall use commercially reasonable efforts to sell such Oil or Feedstock to third parties, and the terms of Clause 9(e) shall apply to such resold Oil or Feedstock.

9.	PRICE AND PRICING

(a) Pricing Information. To be able to calculate the price per Barrel of Oil and Feedstock delivered in a Month (defined in Clause 9(b) hereof as the Blended Price), the Parties will provide and keep records of the following information:

(i) Predicted Refinery Slate Information. At or before the last Business Day of the Month prior to the delivery Month, Buyer shall provide Seller the “Predicted Refinery Slate”, which shall be Buyer’s estimation of the volumes and Grades of the Cargoes of Oil and Feedstock that are planned to be Delivered to the Refinery in such Month, the total volume of Oil and Feedstock to be delivered being the Deemed Volume. Seller will update or amend as necessary the Predicted Refinery Slate in accordance with the procedures in Clause 9(b)(iv).

(ii) Actual Refinery Slate. As soon as reasonably practicable and in any case by no later than the 3rd Business Day of the Month following the delivery Month,

Buyer shall provide Seller with the “Actual Refinery Slate” stating the volumes of each Cargo Delivered to the Refinery in such Month. The volumes of each Cargo Delivered to the Refinery will be known as the “Cargo Bank Withdrawal”, and determination of which Cargo within a Grade has been Delivered will be determined following a FIFO principle based on Supply dates of Cargoes of that Grade. Because volumes that are deemed to be Delivered cannot with precise accuracy reflect the Oil and Feedstock actually Delivered, the Parties acknowledge that actual Delivered volumes may not exactly match the final Deemed Volume, which is equal to the Priced Volume. Any difference between the actual Delivered volumes and the Priced Volume shall be monitored through the monthly reconciliation of inventories described in Clause 11.

(iii) Cargo Bank. Each Cargo supplied to the Refinery shall have an associated “Cargo Bank” with a reference number that matches the Cargo Number. The Cargo Bank shall be in the form of Appendix 14 and shall contain the following information:

(1) The Grade of Oil or Feedstock;

(2) The volume of Oil or Feedstock outturn to the Refinery (or the most accurately available alternative until the outturn becomes available, and updated accordingly) when the Cargo was Supplied;

(3) The Cargo Bank Differential;

(4) The contract month of NYMEX WTI futures used as the basis for calculating the Cargo Basis Differential, the “Cargo Bank Hedge-Month”;

(5) The monthly deemed Cargo Bank Withdrawals pertinent to that Cargo; and

(6) The closing balance on the Cargo Bank (equal to (2)) minus the sum of all (5) above).

(iv) Applicable Pricing Information. For purposes of calculation of the Blended Price per Barrel of Oil and Feedstock in a Month, the Parties shall use the same elements or component information that are used for determining the Cargo Final Prices and any corrections or modifications that are required to account for difference between the estimates used in setting the Cargo Final Prices and the exact amounts that such estimates were seeking to approximate will be addressed pursuant to Clause 12 Petty Cash Banks.

(b) The Price Calculation for Each Delivery Month. Following delivery of the Actual Refinery Slate by Buyer, Seller shall calculate the price per Barrel for Oil and Feedstock Delivered under this Agreement in such Month (the “Blended Price”), which shall be equal to the sum of the Monthly Quality and Basis Differential plus the Pricing Element. To determine the Blended Price the following definitions and underlying calculations need to be applied.

(i) Determination of the Monthly Quality and Basis Differential. The “Monthly Quality and Basis Differential” for any Month of Delivery shall be determined, promptly following such Month of Delivery, as the sum of the results from multiplying (1) and (2) below for each Cargo Bank Withdrawal in such Month:

(1) the Cargo Bank Withdrawals (that make up the Actual Refinery Slate for that Month) taken from each applicable Cargo Bank, and,

(2) the Cargo Bank Differential of that Cargo Bank, divided by (the sum of the Cargo Bank Withdrawals for that Month).

(ii) The “Cargo Bank Differential” is equal to the sum of the Final Quality Differential plus the Cargo Basis Differential.

(1) Final Quality Differential. For any Cargo Supplied, the “Final Quality Differential” shall constitute all elements agreed between the Parties applicable directly to the Supply of that Cargo (excluding any adjustments that are included in the Petty Cash Bank) that were identified as Final Quality Differential elements in the mandate or in other communications between Seller and Buyer. This Final Quality Differential shall be measured in dollars per Barrel and shall be as detailed in the Cargo Table applicable to that Cargo. The Cargo Table, in the form of Appendix 15, shall be maintained by Seller and contain a written record of all commercial agreements made between the Parties with respect to that Cargo, including Petty Cash Bank adjustments.

(2) Cargo Basis Differential. If the pricing basis for a Cargo negotiated between Seller and a third party supplier is based on [REDACTED] index pricing for the Cargo Bank Hedge-Month, then the Cargo Basis Differential for such Cargo shall be $[REDACTED]. If the pricing basis negotiated by Seller with the third party supplier is not based on [REDACTED] index pricing for the Cargo Bank Hedge-Month (such as a transaction based on “Dated Brent” pricing), then the Cargo Basis Differential will be [REDACTED]. As a part of the hedge based pricing process described in this Clause 9(b)(ii), the Parties agree that, no later than the Business Day prior to the first day of pricing being set between the parties by Buyer nominating that Buyer is being delivered such Cargo, the third party pricing basis shall be converted to an appropriate [REDACTED] futures contract basis, with an appropriate corresponding hedging month to be used in such pricing (the “Hedge-Month”). Should Buyer fail to follow the procedure below to designate the Hedge-Month and or set the [REDACTED] based index pricing for the Cargo Bank Hedge-Month within the allowed time period, Seller, in its sole discretion, can hedge the Cargo in the best way Seller sees fit and using the hedging futures contracts it deems most appropriate, and the actual difference between such hedging contracts and the third party pricing basis shall be used as the Cargo Basis Differential. For any Cargo that has been acquired to cover a Requirement, Buyer shall have the option at all times (subject to the limitations detailed later in this Clause 9) to contact Seller and request a fair market price assessment for the difference between:

(A) the value of the pricing basis that make a part of the commercial terms negotiated in the acquisition of a Cargo, and

(B) the value of the [REDACTED] futures contract and associated Hedge-Month which will be used as the new pricing basis for such Cargo.

The chosen Hedge-Month associated with such futures contract should be either the [REDACTED] applicable when the Cargo is due to price. The choice of which contract month will be the Hedge-Month shall be Buyer’s election. The Cargo Number and Hedge-Month shall be advised by Buyer to Seller by telephone when Buyer requests the fair market price assessment. Promptly upon receipt of Buyer’s request (and time shall be of the essence in this respect), Seller shall seek a fair market assessment and contact Buyer by telephone to advise Buyer of that assessment. Promptly upon receipt of market prices (and time shall be of the essence in this respect), Buyer shall accept or reject any or all of these market prices. If Buyer accepts Seller’s assessment, Buyer shall agree with Seller by telephone:

(C) The Cargo Basis Differential, which shall be equal to the fair market price assessment, and

(D) The Hedge-Month elected by Buyer.

Finally, the Cargo Basis Differential and the applicable Hedge-Month shall be recorded by Seller in the Cargo Table.

The Parties may mutually agree to an alternative to an appropriate [REDACTED] futures contract basis for hedging under this Agreement (e.g., [REDACTED]), and in such case the Parties shall amend this Agreement as appropriate to facilitate such hedging.

(iii) Hedge-Month Pool. The sum of the volumes of the Cargo Bank Withdrawals (in the appropriate Delivery Month) with a particular Cargo Bank Hedge-Month will make up the volume of the “Hedge-Month Pool” for that Month. There will be one or more Hedge-Month Pools for any Delivery Month, the total volume of which will be the volume priced for that Month. No later than the last Business Day prior to the first day of the Delivery Month, the Parties shall agree to the following details, in the form of Appendix 14, with respect to the Hedge-Month Pools for such upcoming Delivery Month:

(1) The [REDACTED] futures contract month for each Hedge-Month Pool;

(2) The volume in each Hedge-Month Pool;

(3) The total number of futures contracts held by Seller in each Hedge-Month Pool; and

(4) Which Cargoes make up each Hedge-Month Pool.

Any changes during the Delivery Month to the Hedge-Month Pools shall be made in accordance with procedures in Clauses 9(c)(i)(3) and 9(c)(ii)(4).

(iv) Restriction on Differences between Actual Refinery Slate and Predicted Refinery Slate. Any differences between the volumes of the components making up the Actual Refinery Slate and the prevailing Predicted Refinery Slate, as advised when Buyer communicates the Actual Refinery Slate after the end of the Delivery Month, must meet the following criteria:

(1) The volume of the Predicted Refinery Slate must equal that of the Actual Refinery Slate, and

(2) The total volume of each Hedge-Month Pool for that Month must be unaffected by any differences.

(c) Pricing Element.

(i) Pricing Volume.

(1) The total volume of Oil and Feedstock estimated for delivery in the Predicted Refinery Slate divided by the total number of Pricing Days in that Month will form the “Daily Default Pricing Volume”.

(2) For information purposes, on every Business Day, Buyer shall advise Seller of the volume of Oil and Feedstock that has been Delivered to it since the previous Business Day’s delivered volume notice to the nearest 5,000 Barrels. Because volumes will be reported before full and final information on the Oil and Feedstock Delivered is available, the Parties acknowledge that actual Delivered volumes may not exactly match the volume notices.

(3) At any time during the Delivery Month, Buyer has the option to [REDACTED].

(ii) Pricing Based on Futures Indexes

(1) Buyer’s Pricing Instructions to Seller. On the Business Day prior to any day of pricing, Buyer shall advise Seller of the volume of Oil and Feedstock that Buyer is to price on that day and the Hedge-Month to be used for the pricing of that volume. Should Buyer fail to advise Seller of this information, the Parties understand that the Daily Default Pricing Volume for the current Month of Delivery and the prevailing front Month [REDACTED] contract shall be used for pricing.

(2) Buyer’s Obligations for Pricing. It is Buyer’s obligation through its pricing instructions to Seller, as detailed in (1) above, to ensure that, by the NYMEX closing time on the Business Day prior to the expiry day of any [REDACTED] futures contract (as set by [REDACTED]), that the Hedge-Month Pool for that futures contract shall have a zero balance. Any futures position outstanding after that deadline will be deemed to have been closed at the settlement price for that futures contract on that day, and a corresponding equal volume new position will have been deemed to have been opened for the next month’s [REDACTED] futures contract at the settlement price for that contract on that day.

(3) Seller’s Obligations for Accurate and Timely Notices. Pricing is determined based on timely and accurate notices provided by Buyer to Seller and reference to appropriate indexes. Regardless of whether Seller acquires or fails to acquire the specified futures and other contracts, the pricing between Buyer and Seller shall be valid and binding in accordance with Buyer’s timely hedge related pricing instructions. The price that is to be used on any futures transaction shall be the appropriate [REDACTED] settlement price for the Business Day of the transaction. Any transaction shall duly be reflected in the futures account for that Hedge-Month Pool.

(4) Hedging Activity Due to Refinery Operational Upsets. Buyer shall have the option to request that Seller adjust the number of futures contracts held in any Hedge-Month Pool by contacting Seller and requesting that Seller perform a futures transaction outside the normal hedging and pricing activity as described above. This request shall be at Buyer’s discretion for reasons including, but not limited to, unplanned changes in running plan or unscheduled shutdowns caused by Refinery upsets. Seller shall perform such transactions according to the principles above and shall not unreasonably refuse such requests. However, Seller shall only be required to act within the following limitations:

(A) All transactions shall be at achievable market prices, either settlement prices with due notice, or if Buyer requests, transactions concluded during the trading day whereby Buyer accepts Seller’s achieved transaction prices.

(B) The total number of futures in any purchase transaction must equal the total number of futures in a corresponding sales transaction, and vice versa: Buyer does not have the option to request Seller to take a net longer or net shorter futures position.

Should any Hedge-Month Pool be changed by Buyer requesting and Seller accepting a non-standard hedging activity, the Parties shall agree to a corresponding adjustment to the Cargo Basis Differential (and thereby the Cargo Bank Differential) and the Hedge-Month for any Cargo or part of Cargo that is affected by such change, in order that the Hedge-Month Pools and Cargo Banks remain in balance and the other principles of this Agreement are maintained.

(iii) Calculation of the Pricing Element. For any Delivery Month, the Pricing Element shall be equal to [REDACTED]

(1) [REDACTED]

(2) [REDACTED]

The pricing element shall be calculated to 4 decimal places.

(d) Fair market assessment. The fair market assessment variously referenced in this Clause 9 shall be a concept subject to certain principles, which will be adhered to by Seller. Seller shall make commercially reasonable efforts to provide Buyer with a fair and representative indication of the current market value of the components of risk that Buyer is seeking valuation for. These values can be obtained from a reliable third-party marketer approved by both Parties (for example an investment bank), from crude oil futures exchange brokers or from Seller’s own assessment. Furthermore Buyer understands that there is execution risk and that Seller shall reasonably provide valuations as close to market prices that it deems are executable in the marketplace. These valuations will be volume and timing dependent due to potential liquidity limitations.

(e) Resold Oil and Feedstock. For operational reasons Buyer may request that Seller resell a volume of Oil or Feedstock which has not yet been Delivered, but which has been Supplied or has been purchased by Seller to fulfill a Requirement of Seller and designated by the Parties as a volume of Oil or Feedstock to be Supplied in accordance with Clause 5. Provided the resale of such of Oil or Feedstock is not for optimization purposes (which will be transacted pursuant to the RGPO Optimization / Other Optimization methodology described in Clause 5(g)) the following provisions shall apply:

(i) Buyer will communicate to Seller a request to resell Oil or Feedstock, indicating the quality, volume, and location of Oil or Feedstock to be resold. Seller will review the request and advise Buyer if such a resale of Oil or Feedstock is possible. If in Seller’s opinion a requested resale is not possible, then Buyer and Seller shall discus alternative options.

(ii) If in the opinion of Seller the resale of Oil or Feedstock is possible Seller shall use commercially reasonable efforts to achieve the best commercial terms for the resale of that Oil or Feedstock to either a third party or to Seller or an Affiliate of Seller. In such cases where Seller or an Affiliate of Seller is to be the purchaser of the resold Oil or Feedstock then the commercial terms governing such sale will be negotiated between the Parties.

(iii) If a resale of Oil or Feedstock is successfully negotiated the volume of Oil or Feedstock sold will be deemed to have been Delivered to Buyer and priced to Buyer pursuant to Clause 9. The payment by Buyer for such Cargo will follow the terms included in Clause 10 including TVM charges as applicable. Seller will make any adjustments required to the Hedge Month Pools and Cargo Banks and notify Buyer of such changes.

(iv) Seller will advise Buyer of the price and commercial terms achieved for the resold Oil or Feedstock, and Buyer will invoice Seller on the basis of these terms, less a US$[REDACTED] per Barrel service fee. For the avoidance of doubt (1) the payment to Buyer for Oil or Feedstock resold to a third party purchaser will be due promptly following Seller’s receipt of payment from such third party purchaser, and Seller shall not be a guarantor or surety with respect to such third party payment obligation, and (2) the payment to Buyer for Oil or Feedstock resold to Seller will be made in accordance with the payment terms mutually agreed between Seller and Buyer.

10.	PAYMENT AND THE EPQ PROCESS

(a) Subject to Clause 10(d), payment for Oil and Feedstock Delivered under this Agreement shall be made in full, without discount, deduction, withholding, set-off or counterclaim upon presentation of Seller’s commercial invoice, on or before the payment due date pursuant to the provisions of this Clause 10.

(b) Payment shall be made in US Dollars by wire transfer of immediately available funds (same day funds) into Seller’s designated bank account as per this Clause 10, after receipt of Seller’s invoice and supporting documentation, delivered in accordance with Clause 29.

(c) Invoicing and payment shall be based upon the following schedule:

(i) Seller shall initiate the EPQ Process on the second to last Business Day of each calendar week (or on a reduced frequency as mutually agreed between the Parties, but in any case no less frequent than once every calendar month) and on the final Business Day of each Month. Seller can also, at its option, initiate the EPQ process by communicating to Buyer by 12:00 noon on any Business Day (“Day 1”) the requirement for Buyer to complete the EPQ Form; however, Seller agrees that it will only exercise such optional or non-routine EPQ process for the purposes of keeping Buyer within Buyer’s available credit limits.

(ii) Following initiation of the EPQ process, Buyer shall conduct an electronic (computer readout sufficient) inventory of the Storage Facilities using the regular volumetric monitoring system installed at the Refinery at 5:00 p.m. on Day 1. Buyer shall transmit the EPQ, in a format set forth in Appendix 1, to Seller so as to arrive at Seller’s normal place of business, no later than 8:00 a.m. on the following day (“Day 2”). The EPQ shall include any necessary adjustment for over- or under-billed volumes from a previous period, as described in Clause 11. The EPQ Form shall establish the approximate quantity Delivered between the previous EPQ Form and such EPQ Form.

(iii) Prior to 5:00 p.m. on Day 1, Buyer and Seller shall agree on a “Provisional Price” for the EPQ. In the event that the Parties do not agree to a

Provisional Price by 5:00 p.m. on Day 1, Seller reserves the sole right to calculate the Provisional Price for the purposes of preparing a provisional invoice (“Provisional Invoice”).

(iv) Seller shall process the information detailed in the EPQ Form and, taking into account (1) any payments received from any Off-Taker pursuant to a PDA, (2) any other payments made by Buyer or on Buyer’s behalf in respect of Buyer’s obligations under this Agreement, and (3) Buyer’s current and forecasted available capacity under the PBF Line of Credit, shall transmit a Provisional Invoice to Buyer’s normal place of business by no later than 10:00 a.m. on Day 2.

(v) Buyer shall remit funds as per Clause 10(b) no later than 12:00 noon on Day 2; provided, that if the EPQ Form has been prepared with respect to the last Business Day of a Month, then the payment made by Buyer shall be equal to the amount required to reduce the outstanding amount of the PBF Line of Credit to 0. If Buyer fails to remit funds by such time and such failure is caused solely by an error or omission of an administrative or operational nature of Seller, Buyer shall remit a reasonably estimated amount of the funds due, and the Parties shall continue to proceed through the payment process in a diligent manner to determine the correct amount of funds to be paid by Buyer on Day 2, after which Buyer shall remit to Seller additional funds for any underpayment by Buyer or Seller shall return to Buyer the amount of any overpayment by Buyer.

(d) All payments made by Off-Takers for Seller’s account pursuant to a PDA referencing this Agreement shall be applied to the obligations of Buyer to Seller under this Agreement. Notwithstanding the foregoing, Buyer is fully responsible for all payment obligations to Seller hereunder regardless of whether any Off-Taker fails to timely and fully make payments directly to Buyer pursuant to the terms of a PDA, and Buyer takes all risk for non-payment, underpayment or non-timely payment by the Off-Takers. Buyer represents and warrants to Seller that all receivables for Refined Products will be included in the PDA, and the only PDA that will be effective at the Effective Date will be the PDA between MSCG, Buyer and Seller.

(e) If at the beginning of a Business Day it appears that the net amount of cash received by Seller from Off-Takers pursuant to PDAs, after application of such cash to any payment obligations of Buyer then outstanding, exceeds Estimated Credit Usage for the following Business Day (such amount, the “Direct Payment Excess”), then Seller shall within 2 Business Days transfer to Buyer the Direct Payment Excess in US Dollars by wire transfer of immediately available funds into Buyer’s designated bank account; provided, that Seller shall be permitted to apply the Direct Payment Excess to any Buyer Credit Usage on the date such repayment to Buyer would be due.

11.	RECONCILIATION OF MONTH END VOLUMES AND ADJUSTMENT

(a) At the end of each Month, M (as selected in accordance with Clause 11(a)(ii), “MonthEnd”), Buyer and Seller shall expeditiously reconcile the volumes of Oil and Feedstock priced, Supplied and Delivered during the Month, and calculate an economic adjustment (“Adjustment”) to the payments made in Month M, as follows:

(i) Delivered Volume. An assessment of the approximate volume of Oil and Feedstock in Inventory in the Storage Facilities based on the best available data at MonthEnd of Month M shall be transmitted by Buyer (each, an “Inventory Assessment”) to Seller in the format shown in Appendix 17. Such Inventory Assessment shall be the “Closing Inventory” for Month M and the “Opening Inventory” for Month M+1. The “Delivered Volume” for Month M is equal to the Opening Inventory in Month M plus the Supplied Volume in Month M minus Closing Inventory in Month M.

(1) The Inventory Assessment shall be prepared on a NSV basis in accordance with then-current API/ASTM standards and guidelines, and subject to (A) Clause 5(j) regarding interim measurement or assessments of Tank Heels and related payments and adjustments and (B) Clause 5 of Appendix 5 relating to tanks being taken out of service and a reduction for the related Tank Heels, the deduction for the T H Starting Volumes purchased by Seller pursuant to Clause 5(j) and Appendix 11 shall remain consistent for the duration of the Agreement.

(2) The costs and expenses of the preparation of such Inventory Assessment, including any fees paid to the Independent Inspector, if any, shall be the responsibility of Buyer.

(ii) MonthEnd date Selection. At a time reasonably close to MonthEnd, Buyer and Seller shall assess the likelihood of Vessels actively transferring Oil and Feedstock in or out of the Storage Facilities at or close to MonthEnd and shall deem the part volume of any Vessel transferring Oil or Feedstock as having occurred in M or M+1 so as to avoid having to determine the Inventory during such transfer of Oil and Feedstock. The “Supplied Volume” shall be the total NSV for all Vessels Supplying Oil and Feedstock during the Month M between such deemed MonthEnds.

(b) Adjustment. The Parties shall independently calculate and then reconcile the total amount paid by or on behalf of Buyer in M, including any amount that Seller has received from an Off-Taker pursuant to a PDA (collectively, the “Pre-Adjustment Payments”), to the amount that should have been paid to Seller (“Calculated Payment Obligation”), for the Delivered Volume for M, acknowledging that the Calculated Payment Obligation may include quantities of Oil and Feedstock that were Delivered in Month M but were originally priced using a Hedge-Month anticipating delivery in M-1, M or M+1 and that any Priced Volume, once established for any Month M, may form part of the reconciliation of M, M-1 or M+1. Specifically the Adjustment shall equal the sum of:

(i) Any correction to any volume in M-1 priced provisionally

(ii) Any volume Delivered in M priced at M-1 price

(iii) Any volume Delivered in M priced at M price

(iv) Any volume Delivered in M priced at M+1 price.

Noting that the sum of the volumes used in subparts (ii), (iii), and (iv) above, shall equal the Delivered Volume for M.

(c) If the Calculated Payment Obligation for M is greater than the Pre-Adjustment Payments for M, then Buyer will pay Seller the amount of such underpayment. If the Pre-Adjustment Payments for M are greater than the Calculated Payment Obligation for Month M, then Seller will refund to Buyer the amount of such overpayment. The amount of any such underpayment or overpayment shall be due and payable (together with interest at the Base Rate charged from the 15th day of Month M until the reconciliation payment is made) on the same date that payment is due with respect to the next EPQ delivered by Seller in accordance with Clause 10 following completion of the above-described calculation of the Calculated Payment Obligation.

(d) Notwithstanding anything to the contrary in this Agreement, any amounts not paid when due under this Agreement shall bear interest from and including the date payment was originally to be made but excluding the date payment is actually made at the Default Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Acceptance of late payments shall not constitute a waiver of rights to interest and shall in no circumstance be considered as an agreement to provide extended credit.

(e) For the MonthEnds for the months of March, June, September and December of each calendar year (and for additional MonthEnds if determined appropriate by Seller or Buyer), the assessment to determine the reconciliation pursuant to Clause 11(a) shall be performed by an Independent Inspector in addition to Buyer and the Independent Inspector will take physical measurements of the volumes of Oil and Feedstock in the Storage Facilities. If the Independent Inspector’s physical measurements differ significantly (in the Seller’s or Buyer’s opinion) from the Buyer provided measurement information, then the Buyer and Seller shall meet together and based on such meeting and the measurements and other related information Seller shall determine the Calculated Payment Obligations and the corresponding adjustment for such Month.

12.	PETTY CASH BANKS

(a) When each Requirement is filled by a Cargo, Buyer and Seller shall work together to agree on the following components of the Cargo Final Price for that Cargo. Not withstanding if the components remain an estimate or not, 10 days prior to the Month of Delivery of that Cargo, Buyer and Seller agree to use the latest estimates, or the best information available to finalize all components of the Cargo Final Price including, without limitation:

(i) Final Quality Differential at point of acquisition by Seller;

(ii) estimated freight;

(iii) estimated Taxes including any charges pursuant to Clause 20;

(iv) estimated demurrage;

(v) estimated outturn loss;

(vi) $[REDACTED] per Barrel service fee; and

(vii) estimated Cargo insurance.

(b) The Parties acknowledge that this Cargo Final Price is final only in the sense that it will be used for invoicing purposes between the Parties and does not fully reflect the value of the Oil or Feedstock upon Delivery. The difference in the actual value of the Oil or Feedstock and the value contained in the Cargo Final Price will be taken into account by the Petty Cash Bank.

(c) The Petty Cash Bank shall contain the continuous detailed outstanding account for elements of the price of Oil and Feedstock not contained in the Cargo Final Price, including, but not limited to:

(i) Freight outside of the Cargo Final Price;

(ii) Taxes outside of the Cargo Final Price;

(iii) Demurrage outside of the Cargo Final Price;

(iv) Outturn loss outside of the Cargo Final Price;

(v) Supplier and vendor costs.

(d) The construction of the “Petty Cash Bank” shall follow the format set out in Appendix 18.

(e) On the 30th day of each month (other than February, which shall fall on February 28) (or if such day is not a Business Day, on the next Business Day thereafter) the balance of the Petty Cash Bank shall be paid down to $0 by the owing Party.

13.	VESSEL, BERTH AND SUPPLY PORT

(a) Vessel.

(i) Oil and Feedstock relating to this Agreement shall be Supplied on Vessels acceptable to Buyer. Buyer shall accept such nominated Vessel, and such acceptance shall not be unreasonably withheld. Buyer shall, within one Business Day after having received Seller’s nomination of a Vessel, notify Seller of:

(1) All instructions regarding customary Refinery documentation required at the Supply Port.

(2) The intended Berth at the Supply Port, with instructions to enable the Vessel to prepare and submit necessary information to the customs or border authorities in a timely manner so as to enable compliance with regulatory requirements as may be applicable.

(3) Whether the Vessel is acceptable to Buyer. If the Vessel is not acceptable to Buyer, Buyer shall notify Seller of the specific reason or reasons for such unacceptability so that Seller may take such reasonable corrective action to correct such unacceptability, if possible.

(ii) Seller shall instruct all Vessels to comply with Buyer’s then-current rules and regulations and to comply with all applicable Laws in force at the Supply Port, including the U.S. Federal Water Pollution Control Act, as amended, the U.S. Federal Oil Pollution Control Act of 1990 and regulations issued pursuant thereto. Buyer shall provide Seller with an electronic copy of its rules and regulations and any amendments thereto. Seller shall ensure that all Vessels secure and carry on board the vessel a current U.S. Coast Guard Certificate of Financial Responsibility (Water Pollution). Vessels shall also have onboard any other Federal and/or state proof of financial responsibility certificate that may be required at the Refinery, as communicated by Buyer to Seller in a manner that reasonably allows the Vessel owner to obtain such certificate in a timely manner. Seller shall exercise due diligence to ensure that any Vessel shall fully comply or hold waivers for non-compliance with all applicable US Customs and Border Protection regulations in effect as of the date of Berth. Seller shall provide all required Customs information to the US Customs and Border Protection and Buyer prior to a Vessel’s arrival.

(iii) Seller shall arrange that each Vessel shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (“ISPS Code”) and the US Maritime Transportation Security Act of 2002 (“MTSA”). Each Vessel shall, when required, submit a Declaration of Security to the appropriate authorities prior to arrival at the Supply Port. Notwithstanding any prior acceptance of any Vessel by Buyer, if at any time prior to the passing of risk such Vessel ceases to comply with the requirements of the ISPS Code and the MTSA, then:

(1) Buyer shall have the right not to berth such nominated Vessel.

(2) Seller shall be obliged to substitute such nominated Vessel with a Vessel complying with the requirements of the ISPS Code and the MTSA

(iv) Seller may substitute a different Vessel of a similar size and characteristics provided that Seller fulfills its obligations under this Clause 13.

(v) Notwithstanding any prior acceptance of any Vessel by Buyer, Buyer has the right to reject a Vessel on reasonable grounds if it has been involved in any material incident subsequent to approval that could be construed to have a negative impact on its performance, or more recent information regarding the Vessel becomes available to Seller at any time after such prior acceptance.

(vi) Seller shall use reasonable efforts to ensure that all Vessels used by Seller shall provide for the replacement of the master, officers or crew of the Vessel should (i) Seller have reason to complain of their performance and (ii) the owner of such Vessel, after due investigation, finds the complaint justified.

(vii) Seller shall supply to Buyer copies of bills of lading or other shipping papers as reasonably requested by Buyer.

(b) Berth and Supply Port.

(i) Buyer shall exercise due diligence to provide free of charge, a safe Berth or Berths at the Supply Port which Vessels can safely reach and leave and at which Vessels can lie and transfer cargo always afloat and always within the limits of possible air draft(s) or other physical or material restrictions.

(ii) Seller warrants to Buyer that all Seller-designated loading ports, facilities, or terminals for this Agreement are in compliance and will remain in compliance with the ISPS Code and similar Laws pertaining to the security of ports, facilities, or terminals. Buyer warrants to Seller that all Buyer-designated unloading ports, facilities, or terminals for this Agreement are in compliance and will remain in compliance with the ISPS Code and similar Laws pertaining to the security of ports, facilities, or terminals.

(iii) This Agreement is based on Buyer’s confirmation that any Vessel can safely transit to, lie alongside and transfer cargo with a draught up to and including 36 feet mean high water with one foot under keel fresh water. In the event that the permissible draught is reduced to less than 36 feet mean high water with one foot under keel fresh water, then any reasonable associated costs, including possible deadfreight, will be for Buyer’s account so long as Seller takes reasonable measures to mitigate its damages and follows the reasonable recommendations of Buyer. Any reasonable costs associated with the Supply of the Oil and Feedstock into a port other than the Supply Port, or to a Berth other than at the Refinery at the Supply Port, shall, unless for a reason attributable to the Vessel or Seller, be for the account of Buyer.

(iv) Any costs for normal cargo transfer not designated by Worldscale as freight, or any additional costs that occur subsequent to this Agreement being initiated, shall be for the account of Buyer.

(v) Any costs or expenses in respect of any Vessel including demurrage or any additional charge, fee or duty levied in respect of such Vessel at the Supply Port and actually incurred by Seller resulting directly from the failure of the Supply Port to comply with the requirements of the ISPS Code and, if located within the US and US territories or waters, with the MTSA, shall be for the account of Buyer, including but not limited to the time required or costs incurred by Seller in taking any action or any special or additional security measures required by the ISPS Code or MTSA; provided, however, Buyer’s liability to Seller for any costs, losses or expenses incurred by Seller in respect of any Vessel, the charterers, or the Vessel owners (excluding consequential damages) resulting from the failure of the Supply Port to comply with the requirements of the ISPS Code and, where located within the US and US territories or waters, with the MTSA, shall be limited to the payment of demurrage and costs actually incurred by Seller in accordance with the provisions herein, except to the extent such failure was due to Buyer’s willful breach of these provisions or applicable Law.

(vi) Except as otherwise expressly set forth in this Agreement, Buyer will be responsible for the costs of any actions of third parties with respect to loading/lifting procedures that are outside of the direct control of Seller, including Vessels arriving at the Refinery late due to mechanical difficulties, weather conditions, ship owner directive or otherwise, provided that Seller will use reasonable commercial efforts to minimize costs to Buyer relating to any such event or circumstance.

(vii) Buyer shall have the right to shift the Vessel from one Berth to another within its Refinery, or to anchorage. Any expenses incurred in such shifting or anchoring of a Vessel shall be for the account of Buyer. Any expenses incurred where the shifting of the Vessel within the Refinery is directed or mandated by any Person (including the US Coast Guard, US Customs Service and Border Protection, the applicable port authority, or any other Governmental Authority having proper jurisdiction over either the Vessel or its crew) other than Buyer shall be for the Vessel’s Account and shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(viii) The cost of all pumping of Oil and Feedstock or cargo from the Vessel to the Storage Facilities shall be arranged by and be at the cost of the Vessel. All wharfage or dock fees incurred for delivery or receipt of cargo shall be borne by the Vessel, including all duties and other charges on the Vessel, including those incurred by tugs and pilots, other port costs, such as harbor maintenance fees, and taxes on freight shall be for the Vessel’s account. Additionally, the Vessel shall pay any marine charge incurred by Buyer, including but not limited to, booming of the Vessel during marine transfers of cargo when such booming is required by Law, and tie up and release of Vessels and oil spill fees. The allocation of such costs borne by the Vessel shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(c) War Risk to Cargo & Vessel. Seller reserves the right to refuse at any time, without being considered in breach of this Agreement:

(i) to direct any Vessel to undertake or to complete a voyage to the Supply Port if such Vessel is required in the performance of such voyage:

(1) to transit, or to proceed to, or to remain in, waters so that the Vessel concerned (x) would be involved in a breach of any institute warranties (if applicable) or (y) would, in Seller’s reasonable opinion, risk such Vessel’s safety; or

(2) to transit, or to proceed to, or to remain in, waters where there is war or terrorist activity (de facto or de jure) or threat thereof.

(ii) prior to the commencement of loading a Cargo acquired for Buyer, to direct any Vessel to undertake the voyage to the intended Supply Port if such Vessel is required in the performance of the terms of this Agreement to transit waters which, in Seller’s reasonable opinion, would involve abnormal delay; or

(iii) to undertake any other activity in furtherance of a voyage to the Supply Port which in the opinion of the Vessel’s master or owner could place the Vessel, its cargo or crew at risk.

However, at Buyer’s request, if Seller agrees to direct a Vessel to undertake or to complete the voyage despite the conditions referred to in subclauses (i), (ii) or (iii) above, then Buyer shall reimburse Seller, in addition to the price payable under this Agreement, for costs incurred by Seller in respect of any additional insurance (Cargo or Vessel) premium and any other sums that Seller may be required to pay to the Vessel’s owner including any sums in respect of any amounts deductible under such owner’s insurance and any other costs and/or expenses incurred by Seller.

(d) The Parties shall additionally adhere to the Refinery Marine Terms set forth in Appendix 19. Subject to Clause 40(d), Appendix 19 contains terms in addition to those in Clauses 13, 14, 15 and 16 related to marine activities at the Refinery’s dock.

14.	SHIPPING AND LIGHTERING

(a) Seller will only provide Shipping Services to Buyer in relation to the Supply of Oil and Feedstock pursuant to this Agreement. All shipping of Oil and Feedstock will be performed on Vessels which are acceptable to Seller in its reasonable discretion in consideration of Seller’s vetting policy in effect at the time. For Cargoes shipped using the Supply Point Method all shipping considerations upstream of the Supply Port are for the account of Seller. For Cargoes shipped using the Execution Method all Shipping Services will be provided under the following provisions:

(i) As part of the acquisition process when freight is fixed for a Cargo, at the appropriate time the Parties shall discuss the freight market and opportunities prior to fixing a Vessel with respect to a Cargo.

(ii) Seller shall at its sole discretion accept or reject charterparties for use in the Vessel fixtures. The terms of the performing Vessel charterparty will be the basis for the freight rate, and any claims, costs, charges, including demurrage, which will be passed through to Buyer.

(iii) In the event that Seller wishes to use a Time Chartered Vessel or re-let a Vessel it already has on charter then the Parties will agree on a rate for the Vessel based on the prevailing market rate using Baltic International Tanker Rate Assessment (“BITRA”) publications as a guide. Additionally, when a Time Chartered Vessel is used for shipping a Cargo, a demurrage rate will be agreed between the Parties for the voyage.

(iv) The Parties acknowledge that freight costs can be optimized and that the benefits will be shared between the Parties pursuant to Clause 5(g)(ii). For example, for a Cargo shipped using the Execution Method:

(1) If a reasonable demurrage claim with respect to a Vessel used to ship a Cargo is successfully negotiated down by Seller to a lower dollar amount then the savings will be shared in an appropriately equitable manner; or

(2) If Seller identifies a co-load opportunity, then the freight savings in comparison to the original freight option will be assessed using the relevant BITRA Worldscale assessment for the Loading Terminal and will be shared in an appropriately equitable manner, or if there are any losses as a result of such a co-load, such losses will be shared in an appropriately equitable manner.

(b) Buyer anticipates a transit and alongside draft restriction of 36 feet mean high water with a one foot keel under clearance, fresh water at the Supply Port. In order to reach this safe draft, the Mother Vessel may have to lighter at a recognized and approved safe offshore location. Seller shall engage and maintain contract(s) with a company or companies which engage in and are approved and recognized for Lightering operations. Lightering operations shall be conducted in compliance with all applicable Law, and in strict compliance with Seller’s HSE policy.

(c) The cost of the Lightering operation shall be applied pursuant to the terms of the method of acquisition selected by the Parties in accordance with Clause 5.

(i) Under the Execution Method of supply as set forth in Clause 5, all costs related to the Lightering operation shall be consistent with the terms as outlined under the Execution Method Clause and shall be performed under Seller’s Lightering contract(s).

(ii) Under the Supply Point Method of supply as set forth in Clause 5, Lightering costs shall be as agreed to at the appropriate times between the parties.

(d) Should the draft restriction as noted above not be the same as the anticipated draft described in subclause (b) above, thus requiring Seller to lighter a higher volume from the Mother Vessel to allow for safe transit and berthing, the cost of the additional Lightering shall be for Buyer’s account. The cost of the Lightering may consist of a per Barrel transfer fee, fuel surcharge fee, Mother Vessel and service Vessel demurrage, any additional costs related to additional waiting time for a Mother Vessel, and/or additional inspection and analysis costs for Vessels at discharge.

(e) Seller has entered into a Contract of Affreightment To Provide Lightering Services in Delaware Bay dated January 1, 2011 (the “Initial TLA”) with OSG 243 LLC and OSG Delaware Bay Lightering LLC (collectively, “OSG”) which includes, among other things, a minimum volume requirement, and Buyer consents to the terms of the Initial TLA. Buyer will be financially liable on a joint and several basis with PRC to Seller for any costs, fees or expenses incurred by Seller arising out of Seller failing to satisfy the Minimum Volume requirement as such term is defined in Section 05 of the Initial TLA. In the event Seller fails to satisfy such Minimum Volume requirement under the Initial TLA, Buyer shall pay to Seller the Short Fall, as such term is defined in Section 05 of the Initial TLA. Invoicing and payment to Seller by Buyer must adhere to the following schedule:

(i) Upon Seller’s receipt of an invoice of a Short Fall from OSG, Statoil shall send the invoice and supporting documentation, including payment instructions, to Buyer in accordance with Clause 29 of this Agreement.

(ii) After receipt by Buyer of Seller’s invoice, full payment shall be made by wire transfer of immediately available funds (same day funds) by Buyer into Seller’s designated bank account within 15 days of Buyer’s receipt of such invoice.

The liability and obligations of Buyer under this Clause 14(e) shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, limited or otherwise affected by: (x) any modification, amendment to or termination of the Initial TLA; provided, however, Buyer’s obligations hereunder shall not be expanded as a result of any modification or amendment of the Initial TLA except to the extent Buyer consents in writing to any such modification or amendment; (y) any modification, amendment to or termination of any other provisions of this Agreement; or (z) any change in the existence, structure, constitution, name, control or ownership of a Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Party or its respective assets.

(f) From time to time throughout the term of this Agreement, Seller may enter into one or more additional term Lightering agreements (each, a “TLA”). Buyer shall by separate written instrument in its reasonable discretion consent to the terms of each TLA, each such consent to provide that Buyer shall be financially responsible for any costs, fees or expenses incurred by Seller resulting from Seller not utilizing the minimum volume requirement under any TLA.

(g) Any partial Lightering or Lightering to extinction, at sea or at a place outside a designated port, shall be conducted in accordance with the latest Oil Companies International Marine Forum guidelines for ship-to-ship transfers and with port authority approval, if applicable.

(h) Any Lightering Vessel utilized by either Seller or Buyer shall be subject to the approval of the other Party.

15.	DETERMINATION OF QUANTITY AND QUALITY

(a) The quality and quantity of product Supplied by Seller to Buyer shall be determined by an Independent Inspector. The Independent Inspector’s determinations as to quantity, quality and line displacements shall be binding on both Parties and shall form the basis for invoicing, except for cases of manifest error or fraud. If a Cargo is Supplied using the Supply Point Method, the costs of any Independent Inspector engaged pursuant to the terms of this Agreement shall be [REDACTED]. If a Cargo is Supplied using the Execution Method, then [REDACTED] pursuant to the terms of this Agreement. If the Parties are ever unable to agree on an Independent Inspector, Seller shall have the right, in good faith, to designate an entity as the Independent Inspector, provided such entity has been approved by US Customs. Each Party shall provide or cause to be provided to the Independent Inspector all necessary rights of access.

(b) Seller reserves the right to have, at Seller’s cost, a representative to attend the Supply and to witness all aspects of the measurement of the Oil or Feedstock outlined below, including, but not limited to, witnessing of shore tank gauging, meter setting and any analysis. Buyer shall arrange necessary clearance for Seller’s representative to gain access to all areas necessary to conduct such witnessing. Such clearance shall not be unreasonably denied.

(c) The quantity determined will reflect full deduction for sediment and water, measured in accordance with the latest API/ASTM standards and methods in effect at the time of Supply, as determined from a representative sample drawn by an automatic in-line sampler. In the event that an automatic in-line sampler is not available, malfunctions during the transfer, the Independent Inspector cannot verify the integrity of the sampler or the sampler container before or after Supply, or the Independent Inspector determines that the samples drawn by such sampler are not representative of the product on board the Vessel on arrival at the Supply Port (including, but not limited to, making a comparison with total of Vessel’s arrival composite sample analysis results and Vessel’s arrival freewater), then sediment and water deduction shall be determined from Vessel’s arrival volumetrically correct composite sample and Vessel’s arrival free water.

(d) The measurement of the quantity of Oil or Feedstock shall be carried out at the Supply Port in accordance with the latest API standards in effect at the time of Supply. The quantity of Oil or Feedstock shall be determined by proven meters in the immediate vicinity of the Berth, at the Supply Port. If meters are unavailable, not proven, not functioning correctly, or determined by the Independent Inspector to be inaccurate or not to represent the volume Supplied by the Vessel or the line displacement as detailed below is not performed, then the outturn quantity shall be based on static shore tank measurements at the Supply Port, with receiving shore tanks in conditions recommended in API for determining accurate measurement, and meeting the criteria specified below. If the shore tanks(s) are active, do not meet the criteria below, or the Independent Inspector cannot verify the shore tank measurements prior to or after Supply, or the Independent Inspector determines that these shore tank measurements are inaccurate or are not representative of the volume Supplied by the Vessel, or the receiving tanks are located at a location other than the Storage Facilities where the Vessel is berthed, or Seller’s representative is unable to witness any aspect of the measurement, then the Vessel’s arrival figure, less any remaining on board quantities (“ROB”), adjusted by the Vessel’s load experience factor (“LVEF”) as calculated by the Independent Inspector, shall be used to determine the Supplied quantity.

(e) In the event that the Supplied quantity is to be based on shore tank measurements, then all shore tanks taking Supply shall be static and shall contain sufficient Oil or Feedstock, prior to Supply, to ensure that the floating roofs are afloat and clear of the “critical zone” by a minimum of 6 inches.

(f) In the event that the Supplied quantity is to be based on shore tank measurements, or if meters are to be used, but are not located in the immediate vicinity of the Berth, then, at the commencement of Supply, after opening shore tank gauges have been established, the Independent Inspector shall monitor the performance of a line displacement consisting of the Vessel pumping Oil or Feedstock to the furthest shore tank taking Supply. The line displacement is to be carried out in accordance with API guidelines. The Independent Inspector’s conclusions regarding the results of the line displacement shall be binding on both Parties, except for cases of manifest error or fraud, and the final shore outturn volume shall, if the results of the line displacement are found to be outside the “precision of measurement” limits detailed in API, be credited to the outturn, as necessary. In cases when the line is found to be slack, the entire difference between the volume that the shore tank receives and the volume that the vessel Supplies shall be credited to the final outturn volume.

(g) The Refinery shall confirm the line displacement volumes before the Supply resumes. The Refinery personnel present at Supply are required to have the necessary authority to agree to all measurements carried out in relation to the line displacement. Any delays incurred while in dispute after the first line displacement, including the carrying out of a second displacement at Buyer’s option, and until Supply has resumed, are for Buyer’s account.

16.	LAYTIME AND DEMURRAGE

Buyer has two methods of requesting Seller to provide a Cargo to meet Buyer’s Requirement, the Execution Method and the Supply Point Method.

(a) As used herein, “demurrage” means the time in excess of the laytime allowed to Buyer calculated as per this Clause 16 and/or the agreed damages payable by Buyer to Seller for the excess time for Time Chartered Vessels as will be agreed upon pursuant to Clause 14(a)(iii).

(b) For the Execution Method, Buyer’s liability for demurrage will be directly to the ship-owner through Seller. Seller shall negotiate in a commercially reasonable manner directly with the owner of the Vessel on behalf of the Parties. The cost of demurrage shall be estimated as per Clause 12 and shall form a component of the Cargo Final Price. Any additional or rebated demurrage different from that estimate shall be accrued to the Petty Cash Bank as described in Clause 12. The final agreed settlement of demurrage with the owner shall be used to determine any addition or deduction from the Petty Cash Bank; provided that if Seller negotiates the owner’s claim so that the total liability is reduced, the amount apportioned to the Petty Cash Bank shall be [REDACTED]% of such liability reduction.

(c) For the Supply Point Method, Buyer’s liability for demurrage will be directly to Seller through the following method:

(i) Laytime allowed to Buyer for Seller to make Supply of the Cargo shall be [REDACTED] hours, unless the Cargo is a Part Cargo. In the event the Cargo is a Part Cargo, the laytime shall be pro rata portion of the total laytime allowed for a full Cargo in accordance with this Clause 16. The laytime allowed under this Agreement shall include Sundays and holidays and nighttime, unless working on Sundays, holidays or during night is prohibited by the Laws in force at the place of Supply.

(ii) Laytime shall not commence until a valid NOR is tendered by the master or owner of the Vessel to Buyer or the owner or operator of the Refinery or any of their representatives (as the case may be) upon arrival at the customary anchorage or the place where the Vessel is ordered to wait for Supply, whichever is applicable.

(iii) For Vessel tendering NOR in accordance with this Clause 16 within the [REDACTED] as detailed in Clause 6, laytime shall commence at the earlier of (1) [REDACTED] or (2) when the Vessel is securely moored at the Berth.

(iv) If Vessel tenders NOR outside [REDACTED], the commencement of laytime shall be either:

(1) For a Vessel tendering NOR prior to the [REDACTED]; laytime shall commence at the earlier of (A) [REDACTED] or (B) when the Vessel is securely moored at the Berth, or

(2) For a Vessel tendering NOR after [REDACTED], and without prejudice to Buyer’s rights under this Agreement laytime shall commence when the Vessel is securely moored at the Berth, and Buyer shall make best efforts to berth the Vessel as soon as possible after arrival.

(v) The following shall not count as laytime, or as demurrage if the Vessel is on demurrage:

(1) [REDACTED]

(2) [REDACTED]

(3) [REDACTED]

(4) [REDACTED]

(vi) Seller warrants that all Vessels shall be capable of Cargo transfer within [REDACTED] or can maintain an average backpressure of [REDACTED] at the Vessel’s manifold provided the Storage Facilities permit. Time lost as a result of Vessel being unable to transfer the Cargo as warranted above shall be adjusted as per the ASDEM pumping performance calculation.

(vii) In the event of a Force Majeure, any increase in the expense of laytime or demurrage, as applicable, shall be borne equally by the Parties.

(viii) Laytime shall cease upon Completion of Supply.

(ix) If the laytime is exceeded, Buyer shall, subject to the provisions of this Clause 16, pay demurrage to Seller in respect of the excess time. In the event that there is any delay in the process of Supply at the Supply Port for any reason whatsoever, the rights of Seller against Buyer in respect of such delay, shall be limited to a claim for demurrage in accordance with the provisions of this Clause 16.

(x) The demurrage to be paid shall be calculated at the agreed demurrage rate per day pro rata for part of a day. If no demurrage rate is agreed to between the Parties, the demurrage rate shall be:

(1) the “Average Freight Assessment Rate” of Worldscale appropriate to the size of the Vessel and current on the date of Completion of Supply, or

(2) the market rate for the appropriate/applicable size of Vessel on the date of Completion of Supply as shall be assessed by a mutually agreed independent and reputable broker.

(xi) Buyer’s obligation to pay demurrage shall be absolute and not subject to qualification by the provisions of Clause 18. In no event shall Buyer be liable for a demurrage claim if such claim, supported by appropriate documentation, is not received by Buyer in writing within [REDACTED] of Completion of Supply.

17.	UNSCHEDULED DISRUPTION TO NORMAL REFINERY OPERATIONS

Unscheduled downtime at the Refinery due to an event of Force Majeure shall be handled in accordance with Clause 18. During any period of unscheduled downtime not caused by an event of Force Majeure, Buyer shall make reasonable attempts to take Delivery of Oil and Feedstock under this Agreement. Should unscheduled downtime not caused by an event of Force Majeure exceed [REDACTED], Buyer is entitled to request the rescheduling of future Cargoes. However, Seller shall not be required to reschedule or delay any Cargo that has been accepted by Buyer for Supply within a [REDACTED] period immediately following the date Buyer gives Seller notice of unscheduled downtime. Further, Buyer shall not make any such rescheduling request primarily for the purposes of commercial gain.

The Parties agree to take reasonable actions in order to minimize any losses to Buyer for Cargoes already committed to prior to any such unscheduled downtime at the Refinery not caused by an event of Force Majeure.

18.	FORCE MAJEURE

(a) Neither Seller nor Buyer shall be responsible for any failure to fulfill their respective obligations, in whole or in part, under this Agreement if fulfillment has been prevented or curtailed by Force Majeure, and the affected Party shall be relieved of liability for failing to perform, wholly or in part, from the inception of such event of Force Majeure and during the continuance thereof. The foregoing right shall not be construed to limit or restrict either Party’s right to invoke any other subsequent Force Majeure event (even if the other, subsequent Force Majeure event relates to events or circumstances similar or identical to the events or circumstances underlying the subject Force Majeure event) or other Force Majeure event which occurs during all or any portion of the subject Force Majeure event. For purposes hereof, “Force Majeure” means any circumstances whatsoever that are beyond the reasonable control of Seller or Buyer, as the case may be, including without prejudice to the generality of the foregoing, but not limited to:

(i) compliance with any order, demand or request of any Governmental Authority;

(ii) any strike, lockout or labor dispute;

(iii) adverse weather, perils of the sea, or embargoes;

(iv) fires, earthquakes, lightning, floods, explosions, storms, and other acts of natural calamity or acts of God;

(v) accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors or other navigational or transportation mechanisms;

(vi) disruptions, breakdowns, explosions or accidents which may have a materially adverse effect on storage facilities, refineries, Storage Facilities, Vessels, lightering equipment or other facilities; and

(vii) acts of war, hostilities (whether declared or undeclared) civil commotion, blockades, terrorism, sabotage or acts of the public enemy;

provided, however, that nothing contained herein shall relieve either Party of any of its obligations to make payments due to the other Party under this Agreement, which obligations are absolute.

(b) The Party seeking relief under (a) of this Clause 18 (the “Affected Party”) shall advise the other Party in writing as soon as practicable of the circumstances causing the failure to fulfill its obligations and shall thereafter provide such information as is available regarding the progress and possible cessation of those circumstances, including, to the extent feasible, the details and the expected duration of the Force Majeure event and the volume of Oil or Feedstock affected. The Affected Party shall notify the other Party when the Force Majeure event is terminated. Subject to the provisions of Clause 17, performance of obligations under this Agreement shall be resumed as soon as reasonably possible after such circumstances have ceased.

(c) The Affected Party shall use all reasonable efforts to, and the other Party shall use all reasonable efforts to assist the Affected Party in its efforts to, (i) attempt to prevent a Force Majeure and (ii) mitigate the effects of any Force Majeure. To the extent Seller is the Affected Party, mitigation efforts with respect to Clause 18(c)(ii) may [REDACTED].

(d) Notwithstanding subclause (a) above the Affected Party shall [REDACTED].

(e) Notwithstanding subclause (a) above, but subject to Clause 16(c)(vii), Buyer shall [REDACTED].

(f) In the event that either Party sends a proper notice of an event of Force Majeure and such event of Force Majeure is not remedied within 120 days from the date that notice of such event is given, and so long as such event is continuing, the Party receiving the notice of Force Majeure may terminate this Agreement by written notice to the Party that sent the notice of Force Majeure, and neither Party shall have any further liability to the other in respect of this Agreement except for the rights and remedies previously accrued under this Agreement.

19.	CREDIT CONDITIONS

(a) Guaranties. Concurrently with the execution of this Agreement, Buyer shall provide a parent guaranty from Buyer’s Guarantor to Seller in the form attached as Appendix 22 and a guaranty from PBF Holding Company to Seller in the form attached hereto as Appendix 23. Buyer shall insure that any and all guaranties required under this Clause 19 shall continue to be in full force and effect throughout the term of this Agreement.

(b) Credit Line.

(i) Seller has agreed to [REDACTED].

(ii) Buyer shall not at any time [REDACTED]:

(1) any and all amounts [REDACTED], plus

(2) the [REDACTED], plus

(3) [REDACTED], plus

(4) [REDACTED], plus

(5) [REDACTED], plus

(6) [REDACTED].

(iii) Seller shall endeavor to [REDACTED]

(iv) If at any time it appears that the [REDACTED]

(v) Any of the following shall constitute “Additional Acceptable Security”:

(1) An additional federal funds wire transfer of USD to pay down amounts owed to Seller,

(2) A Standby Letter of Credit in the form attached hereto as Appendix 20 issued by a Qualified Institution.

(vi) Subject to the Parties’ mutual agreement, Seller may provide an additional line of credit to Buyer which would be above the PBF Line of Credit, on such terms, including payment of a fee, as mutually agreed by the Parties. Seller has no obligations to provide such additional line of credit.

(c) Financial Covenants. At all times Buyer shall ensure that the following financial covenants shall be satisfied. Buyer shall provide consolidated financial statements with respect to its ultimate parent company which shall also be a guarantor under this Agreement. Each of these financial covenants set forth herein shall be based on the consolidated financial information of such ultimate parent company guarantor and all of its subsidiaries.

(i) Minimum Shareholder’s Equity, excluding goodwill and intangibles, shall be greater than $[REDACTED] as measured quarterly.

(ii) The ratio of Long-term Debt (excluding bank revolving working capital debt) to Shareholders Equity (excluding goodwill and intangibles) shall be less than [REDACTED] as measured quarterly.

(iii) At all times on or after the completion of the first 4 quarters of operation under this Agreement, the sum of (1) the rolling 4 quarter Consolidated Average EBITDA plus (2) cash on hand shall be greater than $[REDACTED].

Buyer’s current ultimate parent company guarantor is Buyer’s Guarantor, and Buyer covenants that there shall be no change to its ultimate parent company unless the new ultimate parent company executes a parent company guaranty of Buyer’s obligations under this Agreement in substantially the form of the current ultimate parent company’s guaranty, and the new ultimate parent company’s consolidated financials will satisfy the above described financial covenants.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing audited financial statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either Buyer or Seller shall so request, the Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (2) Buyer shall provide to Seller financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d) Payment Direction Agreement.

(i) [REDACTED].

(ii) Buyer agrees to [REDACTED].

(e) Reporting. Buyer shall provide or cause to be provided to Seller:

(i) The Guarantors’ consolidated unaudited monthly, and quarterly financial statements within 30 days and 60 days, respectively, after the end of such period; provided that the 60-day period shall be equal to the lesser of (1) 60 days or (2) the number of days following the end of the applicable period after which such financial statements are required to be reported or delivered under applicable Law.

(ii) The Guarantors’ consolidated audited annual financial statements within 120 days of the fiscal year end of the Guarantors.

(iii) The Refinery Subsidiaries’ consolidated unaudited monthly, and quarterly financial statements within 30 days and 60 days, respectively, after the end of such period; provided that the 60-day period shall be equal to the lesser of (1) 60 days or (2) the number of days following the end of the applicable period after which such financial statements are required to be reported or delivered under applicable Law.

(iv) A simultaneous copy of all notices that are provided to Buyer’s lenders, including:

(1) Loan covenant compliance certificates;

(2) Financial forecasts and bank line availability; and

(3) Certificates of good standing.

(f) Intercreditor Agreement(s). At all times Buyer shall ensure that the Intercreditor Agreement(s) required pursuant to Clause 7(b) are in place and in full force and effect.

(g) TVM Payment.

(i) “TVM Payment” means for each Production Week, [REDACTED]

TVM Payment = [REDACTED]

(1) “IR” means [REDACTED]

(2) “WD” means [REDACTED]

(3) “OIFIC” means [REDACTED]

(4) “UP” means [REDACTED]

(ii) For each Production Week, Seller will calculate the TVM Payment payable by Buyer to Seller to compensate Seller for the TVM. Seller will provide written notice to Buyer by 9:00 a.m. one Business Day prior to the TVM Payment Date attributable to such Production Week (the “TVM Statement Delivery Date”). To the extent certain inputs used in calculating the TVM Payment are not yet fully ascertained or final as of the end of the day before the TVM Statement Delivery Date, Seller shall make a reasonable approximation thereof using the best available information. The TVM Payment is subject to true-up upon the fully ascertained and final information becoming available and such true-up shall be applied as an adjustment to the amount owed by Buyer in the TVM Payment following such true-up.

(iii) The TVM Payment will be paid by Buyer by wire transfer prior to 3:00 p.m. on the TVM Payment Date attributable to such Production Week.

(iv) To the extent of any dispute with respect to a TVM Payment, Buyer shall pay any undisputed amounts during the pending resolutions of any such disputed amounts.

(h) True Sale; Security Agreement.

(i) Seller and Buyer intend that the sales and purchases of Oil and Feedstock pursuant to this Agreement shall be treated as a true sale in accordance with the terms of this Agreement. Notwithstanding the foregoing, however, if title to any Oil or Feedstock is recharacterized as having remained with or been transferred to Buyer other than as provided by the terms of this Agreement, or if the transaction evidenced by this Agreement is deemed to be a financing and not a true sale or determined to create, in substance, a security interest, Seller and Buyer agree that such Oil and/or Feedstock are and shall be subject to the lien and security interest granted by Buyer to Seller pursuant to subclause (ii) below and that Seller shall have the rights and remedies set forth in subclause (iii) below.

(ii) As security for the payment of the obligations of Buyer under and in connection with this Agreement [REDACTED], together with any increases, extensions, and rearrangements of such obligations under any amendments, supplements, and other modifications hereof or thereof, Buyer hereby grants to Seller a first priority security interest in all of Buyer’s present and future right, title and interest in and to (1) the Oil and Feedstock; (2) all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing; and (3) all proceeds of any of the foregoing. In connection with the foregoing, Buyer authorizes Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Buyer shall not grant or permit any other security interest in any of the foregoing collateral.

(iii) In the event of such re-characterization, upon any Event of Default, Seller may exercise all of the rights and remedies of a secured party under the UCC, whether or not the UCC applies to the affected collateral. Such remedies shall be cumulative with all other remedies of Seller hereunder and available at law or equity, and no delay in enforcing the foregoing shall act as a waiver of Seller’s rights hereunder or thereunder.

(i) Security Interest in Refined Products Sales Agreement. As security for the prompt and complete payment and performance in full of all obligations of Buyer to Seller hereunder, Buyer hereby grants to Seller a security interest in all of Buyer’s right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising and wherever located:

(i) All sales agreements with Off-Takers, for the Refined Products, including the MSCG Sales Agreement;

(ii) The proceeds of Buyer’s sale of Refined Products from the Refinery, which includes all receivables of Buyer from Off-Takers including MSCG; and

(iii) All rights of Buyer to guaranties delivered to Buyer by parent companies of Off-Takers covering the payments due under sales agreements with such Off-Takers; and

(iv) All proceeds, products, accessions, additions, substitutions, replacements, rents and profits of or in respect of any or all of the foregoing.

In connection with the foregoing, Buyer authorizes Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Buyer shall not grant or permit any other security interest in any of the foregoing collateral.

20.	TAXES, DUTIES AND CHARGES

(a) Ordinary agency fees, towage, pilotage and similar port charges, port duties and other taxes against the Vessel at the Supply Port, shall be paid by Seller.

(b) Buyer shall be the importer of record and shall comply with all applicable Laws governing said importation, procure all necessary licenses and permissions, and shall timely pay or cause to be timely paid all federal, state and local duties, taxes, imposts and customs fees related to the transportation and/or importation of all Oil and Feedstock, including the Taxes imposed by (i) Section 4081 and the registration and bonding requirements imposed by Section

4101 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the State of Delaware. In addition, Buyer shall comply with the information and reporting requirements imposed by Section 4102 of the Code with respect to allowing the inspection of records by state and local Tax officers. Seller shall provide Buyer with sufficient information upon request to the extent its own records are inadequate to timely facilitate such importation and reporting.

(c) Each Party shall be solely responsible for its own federal and state income taxes. Buyer shall be liable for and shall pay (and shall indemnify and hold harmless Seller against) all Taxes, including sales, transfer, use, stamp, documentary, filing, recording, or similar fees or taxes or governmental charges as levied by any Governmental Authority (including any interest and penalties) that are attributable to the transactions provided for herein.

21.	INSURANCE

(a) Insurance Required for Buyer. Buyer shall, at its sole expense, carry and maintain, or cause its Affiliate to carry and maintain, in full force and effect throughout the term of this Agreement insurance coverages, with insurance companies rated not less than A-, IX by A.M. Best or otherwise reasonably satisfactory to Seller, of the following types and amounts with respect to Buyer and the Refinery:

(i) Workers compensation coverage in compliance with the Law of the states having jurisdiction over each employee and employer’s liability coverage in a minimum amount of $[REDACTED] per accident.

(ii) Automobile liability coverage in a minimum amount of $[REDACTED].

(iii) Commercial general liability insurance and umbrella or excess liability insurance covering all of Buyer’s operations, including bodily injury, property damage and contractual liability with a minimum limit of $[REDACTED] per occurrence.

(iv) Pollution liability coverage for “sudden and accidental pollution” liability with a minimum limit of $[REDACTED] per occurrence.

(v) All risk” insurance covering the Refinery including full replacement cost of any Oil and Feedstock owned by Seller or Delivered to Seller.

(b) Seller’s Insurance. Seller shall, at its sole expense, carry and maintain in full force and effect throughout the term of this Agreement insurance coverages, with insurance companies rated not less than A-, IX by A.M. Best or otherwise reasonably satisfactory to Buyer, of the following types and amounts:

(i) Pollution liability coverage for “sudden and accidental pollution” liability with a minimum limit of $[REDACTED] per occurrence.

(ii) All risk insurance covering full replacement cost of any Oil and Feedstock owned by Seller while stored in the Storage Facilities.

(iii) Cargo insurance on Oil and Feedstock while on board sea going vessels at [REDACTED]% of their full CIF value based on Institute Cargo Clauses (A) “All Risks.”

(c) Additional Insurance Requirements.

(i) Seller will ensure that Vessels carry the liability and pollution insurance required by all applicable Laws.

(ii) Seller will only charter Vessels with an IACS Classification and such Vessel is to maintain such class during its full charter period. All Vessels nominated to load or discharge at the Supply Port shall have a valid and full entry with an International Group Associations P&I Club thus carrying a current limit of $[REDACTED] for pollution liabilities and related clean up costs.

(iii) The Parties shall cause their respective insurance carriers to furnish to the other Party insurance certificates, in a form and from a party reasonably satisfactory to the other Party, evidencing the existence of the coverages and endorsements required. The certificates shall specify that no insurance shall be canceled or materially changed during the term of this Agreement unless the other Party is given 30 days notice prior to cancellation or prior to a material change becoming effective. Each Party shall promptly provide the other Party with renewal certificates.

(iv) Seller shall be named as an “additional insured as its interests may appear” on each of Buyer’s insurance policies described in subclause (a) above.

(v) The insurance policies described in subclauses (a) and (b) above shall include an endorsement that the underwriters waive all rights of subrogation against the other Party, and shall be primary and non-contributory with respect to any insurance or self-insurance that is maintained by the other Party.

(vi) Each Party shall notify the other Party if any self-insured retentions or deductibles exist in the foregoing policies, and all self-insured retentions or deductibles that exist in the foregoing policies shall be the sole responsibility of the Party responsible for providing such policy.

(vii) The mere purchase and existence of insurance does not reduce or release either Party from any Liability incurred or assumed under this Agreement.

22.	REPRESENTATIONS, WARRANTIES AND COVENANTS

(a) Mutual Representations and Warranties. Buyer and Seller each represents and warrants to the other as of the Effective Date and as of each Delivery that:

(i) There are no suits, proceedings, judgments, rulings or orders pending, or to its Knowledge, threatened, by or before any court or any Governmental Authority that materially and adversely affect its ability to perform, or the rights of the other Party, under this Agreement.

(ii) It is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business and perform its obligations hereunder.

(iii) The making and performance by it of this Agreement is within its powers and has been duly authorized by all necessary action on its part.

(iv) This Agreement constitutes a legal, valid and binding act and obligation of it, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws affecting creditor’s rights generally.

(v) No Event of Default under Clause 24 with respect to it or, to its Knowledge, event, which with notice and or a lapse of time would constitute such an Event of Default, has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

(vi) It is an “Eligible Contract Participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.

(vii) It is a “forward contract merchant,” as defined in Section 101(26) of the Bankruptcy Code, in respect of this Agreement and each sale of Oil and Feedstock hereunder, and each sale of Oil and Feedstock hereunder is a forward contract for purposes of the Bankruptcy Code.

(viii) It is a “master netting agreement participant,” as defined in Section 101(38B) of the Bankruptcy Code, in respect of this Agreement and each sale of Oil and Feedstock hereunder, and each sale of Oil and Feedstock hereunder is a master netting agreement for purposes of the Bankruptcy Code.

(ix) Neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Oil and Feedstock hereunder who is entitled to any compensation with respect thereto.

(x) All governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement and its performance hereunder and the consummation by it of the transactions contemplated hereby have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with.

(xi) The execution, delivery and performance of this Agreement do not violate or conflict with (a) any Law applicable to it, (b) any provision of its constitutional documents, (c) any order or judgment of any court or Governmental Authority applicable to it or any of its assets or (d) any contractual restriction binding on or affecting it or any of its assets, except to the extent such conflict or violation has not and could not be reasonably expected to cause a Material Adverse Change.

(xii) It possesses all necessary permits, authorizations, registrations and licenses required to perform its obligations hereunder and to consummate the transactions contemplated hereby, except to the extent such conflict or violation has not and could not be reasonably expected to cause a Material Adverse Change.

(xiii) It is not bound by any other agreement that would preclude its execution, delivery, or performance of this Agreement.

(b) Representations of Buyer. Buyer represents and warrants to Seller as of each Delivery, and as of the Effective Date, that:

(i) The Storage Facilities are structurally sound and safe and Buyer does not Know, and has no reason to Know, of any leaks in the storage tanks, pipelines, or other equipment or of any other situation at the Storage Facilities which could cause environmental danger or be detrimental to the environment or to Seller’s interests.

(ii) The Storage Facilities are being maintained and operated in accordance with standard industry practices, all practices, methods, acts, standards and criteria employed and in force at the Refinery and all Environmental Laws and all other applicable Laws. Buyer specifically warrants that the Storage Facilities will operate in compliance with the oil spill response plan as may be required under the foregoing Laws.

(iii) Buyer has all operational and health and safety manuals relevant to the maintenance and operation of the Storage Facilities in compliance with standard industry practices and that all relevant personnel responsible for the maintenance and operation of the Storage Facilities are, and at all times during the term of this Agreement will be, familiar with the procedures set forth in such manuals. Buyer further represents all personnel responsible for the maintenance and operation of the Storage Facilities are, and at all times during the term of this Agreement will be, routinely trained on health and safety and disaster procedures in accordance with standard industry practices.

(iv) Except as permitted pursuant to the Intercreditor Agreement(s), there are no Liens on the Storage Facilities or any property that is necessary for Buyer’s performance of this Agreement.

(v) The use and operation of the Refinery in the manner contemplated herein does not violate in any material respect any instrument of record or agreement affecting the Refinery, and Buyer holds good and marketable title to the Refinery, free and clear of all material Liens, except for those Liens permitted by the respective Intercreditor Agreement(s) and the documents referenced therein.

(c) Mutual Covenants.

(i) Each Party shall, in the performance of its duties under this Agreement, comply in all material respects with all Laws, including all Environmental Laws. Buyer and Seller each shall maintain the records required to be maintained by Environmental Law and shall make such records available to the other upon their request. Buyer and Seller each shall also immediately notify the other of any violation or alleged violation with respect to the Oil and Feedstock sold or purchased under this Agreement, and, upon request shall provide the other with all evidence of environmental inspections or audits by any Governmental Authority with respect to such Oil or Feedstock.

(ii) All reports or documents rendered by Buyer or Seller to the other shall, to the best of its knowledge and belief, accurately and completely reflect the facts about the activities and transactions to which they relate. Buyer and Seller each promptly shall notify the other if at any time it has reason to believe that the records or documents previously furnished by such Party are no longer are accurate or complete.

(iii) Up to and including December 16, 2011, neither Party shall, without the prior written consent of the other Party, suffer or permit any change in more than 50% of the direct or indirect ownership of such Party, (2) sell all or substantially all of its assets, or (3) have one or more subsidiaries sell all or substantially all of their assets, if such sale would have a material effect on the ownership or operation of the Refinery. From and after December 17, 2011, if either Party shall suffer or permit any change in more than 50% of the direct or indirect ownership of such Party, (2) sell all or substantially all of its assets, or (3) have one or more subsidiaries sell all or substantially all of their assets and such sale could have a material effect on the ownership or operation of the Refinery, then the other Party shall have the option to terminate this Agreement on the effective date of any such transaction. The Party entering into the transaction shall give notice to the other Party within five (5) Business Days of entering into definitive agreements for the transaction, which notice shall also be no less than 60 days prior to the anticipated effective date of the transaction.

(d) Covenants of Buyer.

(i) Buyer shall maintain, or cause its Affiliates to maintain, all material licenses, permits and franchises required by any Governmental Authority applicable to the Refinery or the ownership and/or operation thereof.

(ii) Buyer shall ensure that no Lien, through Buyer’s or its Affiliate’s action or inaction, shall attach to Oil and Feedstock owned by Seller.

(iii) Buyer shall endeavor to cause the Startup Date to occur no later than June 30, 2011.

(e) HSE Covenants of Buyer. Buyer represents and warrants as of the Effective Date, and covenants throughout the term of this Agreement that:

(i) Buyer is and shall be in material compliance with Environmental Law applicable to operations at the Refinery and has not received any formal notification that it is not presently so in compliance.

(ii) The Refinery is and shall remain structurally sound and safe, and Buyer does not Know of any leaks in the storage tanks, pipelines or other equipment or of any other situation at the Refinery that could cause significant environmental danger, generate significant environmental Liabilities or have a significant detrimental impact on the environment or to Seller’s interests.

(iii) Buyer shall maintain and operate the Refinery in good serviceable condition and in a manner that materially complies with reasonable and prudent industry standards adopted and used in petroleum refineries and with all Laws, including all Environmental Law.

(iv) Buyer shall maintain and operate the Refinery in accordance with HSE Standards acceptable to Seller, using API (including API-653), Coast Guard, ISGOTT and other industry standards as a guide.

(v) Buyer is and shall remain in material compliance with all Laws regarding worker occupational safety and training.

(vi) Buyer is and shall remain in material compliance with all Laws relating to marine oil pollution.

(vii) All tanks used for the storage and throughput of Seller’s Oil and Feedstock are and shall continue to be above ground.

(viii) Buyer promptly will provide Seller with notice of any changes to the representations and covenants in this subclause (e).

(ix) Upon request from Seller, Buyer promptly will provide Seller with copies of all of Buyer’s non-privileged environmental auditing materials that Buyer has in its possession or control with respect to the Refinery.

(x) In the event of any Oil, Feedstock, Refined Products or Hazardous Substances spill or discharge reportable under Law, or other environmental pollution occurring at the Refinery or the Storage Facilities or in a location that could impact the storage, transfer, delivery, transportation or receipt of Oil or Feedstock, Buyer shall take all steps (if any) required under Law, including undertaking measures to prevent or mitigate resulting pollution damage. Even if not required by Law, Buyer nevertheless may determine to undertake such measures to prevent or mitigate pollution damage as it deems appropriate or necessary or is required by any Governmental Authority. Buyer shall notify Seller as soon as practicable of any such operations, and shall perform such operations in accordance with applicable plans and any other Law or National Contingency Plan, or as may be directed by the US Coast Guard or any other Governmental Authority.

(xi) In the event that a Party incurs costs to clean up or contain a spill or discharge or to prevent or mitigate resulting pollution damage, such Party reserves any rights provided by Law to recover such costs from the other Party, as well as any third party. In the event a third party is legally liable for such costs and expenses, each Party shall cooperate with the other Party for the purpose of obtaining reimbursement. Each Party shall also cooperate with the other Party for the purpose of obtaining reimbursement from any other applicable entity or source under Law.

23.	AUDITING AND INSPECTION RIGHTS

(a) Auditing. Each Party shall keep and maintain true and correct books, records, files, and accounts of all information reasonably related to the transactions contemplated by this Agreement, including all measurement and test results, all information used to determine price adjustments, and calculate invoices, and all invoices, statements, and payment records. Each Party and its duly authorized representatives shall have the right to inspect or audit such other Party’s records at any reasonable time or times during the term of this Agreement or within 3 years after the termination of this Agreement.

(b) Inspection Rights. During the term of this Agreement, Seller shall have the right, during Buyer’s normal business hours and after reasonable advance notice to Buyer so as not to disrupt Buyer’s operations: to make periodic operational and HSE inspections of the Refinery and to conduct physical verifications of the amount of Oil and Feedstock stored at the Refinery upon one Business Day’s notice. Seller shall have the right to conduct physical inspections of the storage facilities at the Refinery for a period of 90 days following the Termination Date. During any inspections, Seller shall comply with all applicable rules and regulations of the Refinery, as well as any applicable Law. Buyer shall provide Seller or its designated agents with such materials, documents, governmental certificates and agreements as Seller or its designated agents may request from time to time to conduct HSE vetting surveys or updates thereof.

24.	DEFAULT, SUSPENSION AND TERMINATION

(a) Events of Default. Upon the occurrence of any of the events listed below (each, an “Event of Default” or “Default”) with respect to a Party (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) may, in its sole discretion, and in addition to any other legal remedies it may have, in law or equity, upon giving notice to the Defaulting Party (i) suspend its performance under this Agreement, including, the suspension of Seller’s Supply of Oil and Feedstock and Buyer’s taking Delivery of Oil and Feedstock, (ii) terminate this Agreement, or (iii) if Buyer is the Defaulting Party, Seller may (1) reduce the PBF Line of Credit to zero, (2) deliver a Termination of Deliveries Notice and/or (3) enter upon Buyer’s property and immediately remove all Oil and Feedstock from the storage facilities at the Refinery:

(i) Any Party fails to make payment when due under this Agreement; provided, however, that no Default or Event of Default shall be deemed to have occurred if the relevant failure is caused solely by an error or omission of an administrative or operational nature; provided further that (a) funds were available to such Party to make the relevant payment when due and (b) such payment is made within one Business Day after notice of such failure is given to such Party.

(ii) Any Party fails to perform, breaches or repudiates any obligation or covenant to the other Party under this Agreement, other than an Event of Default described in Clause 24(a)(i) above or Clauses 24(a)(iii) through (xv) below, or breaches any representation, or warranty in any material respect under this Agreement, that, if capable of being cured, is not cured to the satisfaction of the other Parties, within 5 Business Days from notice to such Party that corrective action is needed, or longer than 5 Business Days if the Party that fails to perform, breaches or repudiates demonstrates to the other Party within 5 Business Days after receiving notice that corrective action is needed, to the reasonable satisfaction of the other Party, that such cure will be successful and such Party provides a reasonable estimate of the time necessary in order to complete the curative actions;

(iii) A Party or a Guarantor becomes Bankrupt;

(iv) A Party fails to perform, breaches or repudiates Clause 22(c)(iii);

(v) A Party fails to give adequate assurances of its ability to perform within 5 Business Days upon a reasonable request therefor by the other Party;

(vi) A Party ceases, or threatens to cease, to carry on its business or a major part thereof, or a distress, execution, or other process is levied or enforced upon or against any significant part of the property of such Party that has a material adverse effect on a Party’s business or a major part thereof, or the other Party reasonably determines that any of the foregoing events is reasonably likely to occur;

(vii) Buyer or any material subsidiary of Buyer’s Guarantor directly or indirectly suffers the imposition of any restraining order or suspension in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise which has a material adverse impact on Buyer’s business or a major part thereof;

(viii) Buyer fails to maintain a guaranty required under this Agreement in a form reasonably acceptable to Seller and covering all obligations due under this Agreement, or such Guaranty is for any reason partially or wholly revoked or invalidated or otherwise ceases to be in full force and effect, or a Guarantor denies that it has any further liability or obligation thereunder;

(ix) Buyer fails at any time to satisfy all of the collateral requirements that are set forth in Clauses 19(a), (b), (f) and (g);

(x) Except as otherwise agreed by the Parties, any event of default or automatic early termination event under any other agreement or contract that may from time to time be entered into between Buyer and Seller, including the Intercreditor Agreement(s);

(xi) Any early termination event occurs with respect to any other crude oil supply contract between Seller or any Affiliate of Seller and any Affiliate of Buyer;

(xii) Any automatic early termination event or material event of default under Buyer’s Credit Agreement or the Guaranty;

(xiii) A Material Adverse Change with respect to Buyer or any Guarantor;

(xiv) Buyer fails to provide Seller with the full amount of Additional Acceptable Security required in accordance with Clause 24(c); and

(xv) Buyer fails to cause Start Up to occur by June 30, 2011.

In the case of an Event of Default described in this Clause 24 above, the Non-Defaulting Party shall have the right at any time upon and for 10 Business Days after (and so long thereafter during the continuation of such Event of Default) to terminate this Agreement. In addition to the foregoing, in the case of an Event of Default described in this Clause 24 above that occurs as the result of acts or omissions of Buyer, Seller shall have the immediate right to deliver a Termination of Deliveries Notice and Buyer shall immediately comply with its obligations as set out in Clause 24(d).

(b) Remedies. The Non-Defaulting Party’s rights under this Clause 24 shall be in addition to, and not in limitation or exclusion of, any other rights that it may have (whether by agreement, operation of law or otherwise), including any rights and remedies under the UCC. The Non-Defaulting Party may enforce any of its remedies under this Agreement successively or concurrently at its option. No delay or failure on the part of a Non-Defaulting Party to exercise any right or remedy to which it may become entitled on account of an Event of Default shall constitute an abandonment of any such right, and the Non-Defaulting Party shall be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. All of the remedies and other provisions of this Clause 24 shall be without prejudice and in addition to any right to which any Party is at any time otherwise entitled (whether by operation of law, in equity, under contract or otherwise).

The Parties recognize and agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, the Parties agree that, in addition to other remedies, each Party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or to specific performance or other equitable relief to enforce the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither Party shall allege, and each Party hereby waives the defense, that there is adequate remedy at law. The Parties further agree that resort to the dispute resolution provisions contained in this Agreement shall not bar or restrict any Party from seeking any of the foregoing injunctive or equitable relief.

(c) Termination of PBF Line of Credit. Upon the occurrence of any of the events listed below, (each, a “Credit Default”) with respect to Buyer, Seller may, in its sole discretion, and in addition to any other legal remedies it may have, in law or equity, upon giving notice to Buyer reduce the PBF Line of Credit to zero:

(i) Buyer or any of Buyer’s Affiliates fails to make any payment in respect of indebtedness of more than $[REDACTED] when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues and is not discharged within 5 Business Days; and

(ii) Buyer fails to comply with the terms of Clauses 19, (c), (d) and (e).

In the case of the occurrence of any Credit Default, Seller may notify Buyer that the PBF Line of Credit has been reduced to zero. Within 1 Business Day after receipt of such notice by Buyer, Buyer shall provide Seller with Additional Acceptable Security in an amount equal to at least the total amount that will be owed to Seller hereunder through the next Business Day, and Buyer shall continue to provide Additional Acceptable Security in an amount equal to at least the total amount that will be owed to Seller hereunder through the next Business Day for the remaining term of this Agreement.

(d) Termination of Deliveries Notice. If Seller delivers to Buyer a Termination of Deliveries Notice, Buyer shall immediately cease taking any Deliveries of Oil or Feedstock and all rights of Buyer to take deliveries of Oil and Feedstock from the Storage Facilities shall terminate. With respect to the delivery of a Termination of Deliveries Notice, Buyer acknowledges Seller will suffer irreparable harm should Buyer, following delivery of a Termination of Deliveries Notice, continue to take quantities of Oil and Feedstock and that there is no adequate remedy at law with respect to such failure to comply. Buyer acknowledges that a temporary restraining order and temporary injunction are appropriate remedies for a failure by Buyer to comply with a Termination of Deliveries Notice and as such, Buyer waives any requirement that Seller post a bond in the event that Seller seeks either a temporary restraining order or temporary injunction as a result of Buyer failing to comply with a Termination of Deliveries Notice.

(e) Indemnification. The Defaulting Party shall indemnify and hold harmless the Non-Defaulting Party for all Liabilities incurred as a result of the Event of Default or in the exercise of any remedies under this Clause 24, including any damages, losses and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges relating to the Oil and Feedstock sold and purchased hereunder, all as determined in a commercially reasonable manner by the Non-Defaulting Party.

25.	OBLIGATIONS AT TERMINATION

(a) Action Upon Termination. Upon expiration or termination of this Agreement for any reason, the Parties agree and shall undertake to do the following:

(i) Notwithstanding anything to the contrary herein, on the date of expiration of this Agreement or the date of early termination (the “Termination Date”), Buyer shall purchase from Seller:

(1) all Inventories located at the Refinery or held on Buyer’s behalf at a Statoil Storage Facility, as well as any Oil or Feedstock nominated for Supply to Buyer, subject to the provisions of subclause (b) below. Any Oil and Feedstock, other than Tank Heels, which is addressed by subclause (2) below, both in-tank and in transit will be sold back to Buyer at the appropriate fully Delivered ex-tank price pursuant to this Agreement, including any accrued TVM Payment charge.

(2) All Tank Heels (including Feedstock Virtual Tank Heel) at the Refinery or held on Buyer’s behalf at any Statoil Storage Facility, and the price for such Tank Heels shall be the same as would apply under Clause 5(j)(i)(2) and Clause 5(j)(ii) as if such Termination Date were the TH Conclusion Date except that: (A) the TH Ending Price will be based on the Month in which the Termination Date occurs, and (B) Buyer will pay Seller an amount equal to the loss cause by Seller receiving such adjusted TH Ending Price rather than the compensation Seller would have received from being paid on the TH Conclusion Date in accordance with the original terms of this Agreement.

Seller shall prepare and provide Buyer with an invoice for the sale of such Inventories. In each case, title to the Inventories shall pass from Seller to Buyer upon receipt of payment into Seller’s designated account.

A full reconciliation of book stock, in accordance with the same procedures used in Clause 11 for reconciliation of month end volumes, will be conducted by Seller to ensure that all volumes are properly accounted for and any outstanding payments due are identified and promptly settled.

(ii) If this Agreement is terminated by Seller because of a Default by Buyer, Seller shall calculate within 10 days of the Termination Date (or within such longer period as is necessary under the circumstances) all damages incurred by Seller, including damages, losses and expenses incurred by Seller in liquidating all Inventories including any hedging losses, all as determined in a commercially reasonable manner by Seller, and Buyer shall be required to compensate Seller for all such damages, losses and expenses upon demand. Seller shall be entitled to deduct any such damages from any deposits or other available credit support or collateral.

(iii) If this Agreement is terminated due to a Default by Seller, Buyer shall calculate within 10 days of the Termination Date (or within such longer period as is necessary under the circumstances) all damages incurred by Buyer, as determined in a commercially reasonable manner by Buyer, and Seller shall be required to compensate Buyer for all such damages upon demand.

(iv) An estimate of all amounts owing between the Parties under this Agreement shall be paid on the Termination Date; provided that if any amounts required to be calculated cannot be determined as of the Termination Date, the Parties shall rely on a good faith estimate prepared as of the Termination Date and thereafter shall make a final settlement to true-up any such amounts when they become ascertainable. Any such true up payment shall be due within 10 days after submission of the final invoice from Seller.

(b) Nominated Volumes.

(i) If this Agreement is terminated due to a Default by Buyer, Seller shall have the option to sell to Buyer any volumes of Oil and Feedstock nominated by Buyer but not yet Delivered at such payment terms as it determines are appropriate in its sole discretion or to sell such volumes to a third party. Buyer shall compensate Seller for any resulting commercially reasonable additional costs, damages, losses or expenses.

(ii) If this Agreement is terminated due to a Default by Seller, Buyer shall have the option either: (1) to take Delivery of any or all volumes of Oil and Feedstock nominated by Buyer but not yet Delivered (applying the payment terms that would have been applied if there had not been a termination); or (2) to cancel such volumes. Seller shall compensate Buyer for any resulting additional costs, damages, losses or expenses.

(iii) In either event, if nominated volumes are sold to Buyer, the purchase price shall be the price that would have applied had the nominated volumes been timely Delivered prior to the date of termination of this Agreement.

(c) Failure to Repurchase Oil and Feedstock. If Buyer fails to pay Seller for the Inventories on the Termination Date, Seller may elect at its sole discretion to sell any or all of the Inventories to third parties pursuant to such terms and conditions as it deems appropriate in its sole discretion. Seller shall notify Buyer of this election and the instructions for delivery of the Oil and Feedstock to Seller or Seller’s consignees.

(i) If Seller elects to sell the Oil and/or Feedstock to third parties pursuant to this Clause 25, then Seller shall be entitled to a reasonable period of time from the Termination Date to remove the Oil and/or Feedstock from the Refinery or other storage facilities. Seller shall have reasonable access to such storage facilities for the purpose of removing its Oil and/or Feedstock or effectuating any third-party sales.

(ii) Buyer shall indemnify and hold harmless Seller against any Liabilities incurred in connection with its failure to purchase the Inventories in accordance with this Clause 25, including any losses and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges or related trading positions, all as determined by Seller in a commercially reasonable manner.

26.	INDEMNIFICATION AND CLAIMS

(a) Indemnification.

(i) To the fullest extent permitted by Law and except as specified otherwise elsewhere in this Agreement, Buyer shall defend, indemnify and hold harmless Seller, its affiliates, and their directors, officers, employees, representatives, agents and contractors from and against any Liabilities accruing at any time during or following Supply of the Oil and Feedstock to the Storage Facilities (1) (A) arising out of or relating to injury, disease, or death of any person or damage to or loss of any property, fine or penalty, to the extent caused by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, in performing its obligations under this Agreement or (B) arising out of or relating to violations of Law including Environmental Law, (2) arising out of or in connection with the transshipment or the import, storage, custody, transfer, or export of Oil and Feedstock, including any Liabilities directly or indirectly arising out of or related to (A) any loss, spill, discharge or Release of the Oil and Feedstock or Hazardous Substances; (B) any act or omission in connection with or related to this Agreement on the part of Buyer its Affiliates or their employees, directors, officers, representatives, agents or contractors, or any vessel or barge, receiving connection, receiving facilities and/or transport, arranged or furnished by or for the account of Buyer; (C) Liabilities arising out of or in connection with the operation of the Storage Facilities by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, any emissions or discharges from the Storage Facilities or the delivery, custody or storage of Oil and Feedstock or other products of any other party; or (D) any breach or violation of Environmental Laws by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors and (3) relating to any loss, contamination or damage to the Oil or Feedstock in the custody of Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, stored in the Storage Facilities storage tanks, or while it is in the process of being imported into or exported out of storage, which have been caused by (A) the negligence or willful misconduct on the part of Buyer, its Affiliates or their employees, representatives, agents or contractors, (B) a breach of any representation, warranty, covenant or other responsibility under this Agreement by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors or (C) failure by Buyer, its Affiliates or their employees, directors, officers, representatives, agents or contractors, to exercise due diligence in accordance with the standard of care applicable in the industry.

(ii) To the fullest extent permitted by Law and except as specified otherwise elsewhere in this Agreement, Seller shall defend, indemnify and hold harmless Buyer and its Affiliates, and their directors, officers, employees, representatives, agents and contractors, from and against any Liabilities accruing at any time prior to the Supply of the Oil and Feedstock to the Storage Facilities arising out of or relating to (1) injury, disease, or death of any person or damage to or loss of any property, fine or penalty, to the extent caused by Seller, its Affiliates or their employees, directors, officers, representatives, agents or contractors in performing its obligations under this Agreement; (2) violations of Law including Environmental Law; or (3) the transshipment or the import, storage, custody, transfer, or export of Oil and Feedstock by Seller prior to Supply, including any Liabilities directly or indirectly arising out of or related to any loss, spill, discharge or Release of the Oil and Feedstock or Hazardous Substances.

(iii) In addition to the other indemnification obligations set forth in this Clause 26 and elsewhere in this Agreement, each Party (the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”), its Affiliates, and their employees, directors, officers, representatives, agents and contractors, harmless from and against any and all Liabilities arising from (1) the Indemnifying Party’s breach of this Agreement, (2) the Indemnifying Party’s failure to comply with Law with respect to the sale, transportation, storage, handling or consumption of Oil and Feedstock, except to the extent that such liability results from the Indemnified Party’s gross negligence or willful misconduct or (3) any material inaccuracy in or breach of any of the Indemnifying Party’s representations and warranties made herein at the time such representations and warranties were made.

(iv) A Party’s obligation to indemnify the other Party pursuant hereto shall not be nullified or otherwise effected by the allocation of risk of loss pursuant to Clause 8 hereof, or the transfer of title to the Oil and Feedstock pursuant to Clause 7 hereof, at the time any such Liabilities arise.

(v) The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party (whether a Governmental Authority or private entity) other than those Persons who are expressly designated hereunder as Persons to be indemnified by a Party, nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.

(b) Claims. Upon receipt by the Indemnified Party of notice of any claim, demand, suit or proceeding brought against it that might give rise to an indemnity claim under this Agreement (such claim, demand, suit or proceeding, a “Third Party Claim”), the Indemnified Party shall as soon as practicable send to the Indemnifying Party a notice specifying the nature of such Third Party Claim and the amount or estimated amount thereof if known (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or suit); provided, however, that any delay or failure by the Indemnified Party to give notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent, if at all, that the Indemnifying Party shall have been materially prejudiced by reason of such delay or failure. The Indemnifying Party shall have the right to assume the defense, at its own expense and by its own counsel, of any Third Party Claim; provided, however, that such counsel is reasonably acceptable to the Indemnified Party and the Third Party Claim could not (i) result in a conflict of interest between the Indemnified Party and the Indemnifying Party or (ii) involve a criminal or quasi-criminal charge. Notwithstanding an Indemnifying Party’s election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel at its own expense provided, however, that the Indemnifying Party and its counsel shall have control of the defense of the Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or suit that the Indemnifying Party defends, or, if appropriate and related to the claim, demand, suit or proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. All reasonable costs and expenses incurred in connection with the Indemnified Party’s cooperation shall be borne by the Indemnifying Party. No Third Party Claim may be settled or compromised (x) by the Indemnified Party without the prior consent of the Indemnifying Party or (y) by the Indemnifying Party without the prior consent of the Indemnified Party unless such settlement would result in no payment or other obligation from the Indemnifying Party. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves an Event of Default by the Indemnifying Party under this Agreement which shall have occurred and be continuing.

27.	DAMAGES

(a) The Parties’ liability for damages under this Agreement is limited to direct, actual damages only and neither Party shall be liable for, except when claimed by a third party and covered under Clause 26 above, lost profits or other business interruption damages, or special, consequential, punitive, exemplary damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement. Each Party acknowledges the duty to mitigate damages hereunder.

(b) To the maximum extent permissible by Law, Seller shall not be responsible in any respect whatsoever for any loss, damage or injury resulting from any hazards inherent in the nature of the Oil and Feedstock delivered under this Agreement.

28.	ASSIGNMENT

(a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.

(b) Except as specifically provided herein, neither Party shall assign, transfer or otherwise dispose of any of its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party, which consent may be given and/or conditioned in such Party’s discretion; provided, however, that, (i) Seller may assign this Agreement to an Affiliate of Seller without the consent of Buyer, and (ii) subject to the terms of the Intercreditor Agreement(s), either Party shall be entitled to pledge their respective rights under this Agreement as collateral security to internationally recognized financial institutions without the consent of the other Party. Any assignment or transfer made shall be done so expressly subject to this Agreement with such assignee agreeing in writing to be bound by the terms of this Agreement. The assigning Party shall remain liable hereunder for due and proper performance of all provisions of this Agreement, including any provisions governing the credit aspects of this Agreement.

(c) Any assignment by Buyer hereunder shall be contingent on such assignee’s compliance with Clauses 19(a) and 19(c).

(d) Any attempted assignment, transfer or other disposition in violation of this Clause 28 shall be null and void ab initio.

29.	NOTICES AND ADDRESSES

Any notices, statements, requests or other communications to be given to either Party pursuant to this Agreement shall be in writing and, except to the extent provided in the other provisions of this Agreement, shall be given by messenger, telecopy or other electronic transmission, or registered or certified mail, postage prepaid, return receipt requested, addressed to such Party at its address, telecopy number shown below, or at such other address as either Party shall have furnished to the other by notice given in accordance with this Clause 29. Any notice delivered or made by messenger, telecopy, or mail shall be deemed to be given on the date of actual delivery as shown by messenger receipt, the addressor’s telecopy machine confirmation or other verifiable electronic receipt, or the registry or certification receipt; provided that if notice is actually delivered on a day which is not a Business Day, notice shall be deemed given on the next Business Day after such delivery.

If to Seller:	Statoil Marketing & Trading (US) Inc.
1055 Washington Boulevard – 7th Floor
Stamford, CT 06901
Attention: Crude Oil Operations
Fax Number: (203) 978-6958
Telephone Number: (203) 978-6900
E-mail: uscrudeops@statoil.com

With a copy (which	Statoil Marketing & Trading (US) Inc.
shall not constitute	1055 Washington Blvd. – 7th Floor
notice) to:	Stamford, CT 06901
Attention: General Counsel
Fax Number: (203) 978-6952
Telephone Number: (203) 978-6900

If to Buyer:	Delaware City Refining Company LLC
1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attention: Executive Vice President, Commercial
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500
E-mail: dlucey@pbfenergy.com

With a copy (which	PBF Holding Company LLC
shall not constitute	1 Sylvan Way, 2nd floor
notice) to:	Parsippany, NJ 07054-3887
Attention: General Counsel
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500

30.	WARRANTIES; DISCLAIMER

Seller warrants good and marketable title to the Oil and Feedstock sold to Buyer under this Agreement, free and clear of all Liens arising by, through or under Seller and, subject to any deficiencies that are taken into account through the Final Quality Differential, warrants the Oil and Feedstock sold to Buyer under this Agreement conforms to the quality specifications for the Grade of Oil or Feedstock Delivered by Seller. EXCEPT AS EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (A) ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT; OR (B) THAT THE OIL AND FEEDSTOCK SOLD TO BUYER WILL (I) BE MERCHANTABLE OR FIT FOR A PARTICULAR PURPOSE, (II) CONFORM TO MODELS OR SAMPLES, OR (III) MEET CERTAIN SPECIFICATIONS.

31.	APPLICABLE LAW, LITIGATION AND ARBITRATION

(a) Except as otherwise expressly provided in this Clause 31, the existence, validity, interpretation and enforcement of this Agreement, and any controversy, claim or dispute hereunder, whether in contract, tort, equity or otherwise, shall be governed by, construed and enforced in accordance with the Laws of the State of New York, without giving effect to its conflict of laws principles, and the federal Laws of the United States applicable therein. The United Nations convention on contracts for the international sale of goods (1980) shall not apply.

(b) The Parties shall attempt in good faith and within 10 days following receipt from either Party of a written notice of any cause of action, controversy, claim, counterclaim, demand, dispute or other matter in question arising out of or in connection with this Agreement, or the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement, including any question regarding the existence, validity, or termination of this Agreement (each, a “Dispute”), to resolve by mutual agreement such Dispute by direct dialogue between senior management of both Parties during which period the applicable statute of limitations shall be tolled, regardless of whether some or all of such Disputes allegedly (i) are extra-contractual in nature, (ii) sound in contract, tort, or otherwise, (iii) are provided by statute, common law or otherwise, or (iv) seek damages or any other relief, whether at law, in equity or otherwise. If a resolution is not achieved within 30 days from the initiation of such discussions, the matter shall be settled as provided in this Clause 31.

(c) Except as provided for in subclauses (d), (e) and (f) below, each Party irrevocably: (i) submits to the exclusive jurisdiction of the US Federal District Court for the Southern District of New York located in the Borough of Manhattan or, if such court declines to exercise or does not have jurisdiction, in any New York state court in the Borough of Manhattan or any other Federal court in the State of New York, and to service of process as provided by New York Law, and (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such Party. Further, each Party waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any proceedings relating to this Agreement. Nothing in this Agreement precludes either Party from bringing proceedings in any other jurisdiction in order to enforce any judgment obtained in any proceedings referred to in this Clause 31, nor will the bringing of such enforcement proceedings in any one or more jurisdictions preclude the bringing of enforcement proceedings in any other jurisdiction. Either Party may file a copy of this Clause 31(c) with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to jurisdiction, venue or to convenience of forum.

(d) Any Dispute (other than such as described in subclauses (e) and (f) below) where the amount in controversy does not exceed $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in Clause 31(b) above, shall be settled by arbitration in New York, New York before 3 disinterested arbitrators in accordance with the international arbitration rules of the American Arbitration Association; provided, however, that the Parties may elect to proceed with only one arbitrator by mutual agreement. Each Party shall appoint one arbitrator and the third arbitrator, who shall act as chairman, shall be appointed by the other two arbitrators chosen by the Parties, and if they cannot reach mutual agreement, then by the American Arbitration Association, provided that each arbitrator shall be knowledgeable and experienced in the international sale and purchase of crude oil. The arbitration shall be conducted in English, the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(e) Any Dispute that may arise in connection with or as a result of Clause 16 or Clause 15 where the amount in controversy does not exceed $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in subclause (b) above, shall be settled by the “Shortened Arbitration Procedure” of the Society of Maritime Arbitrators, Inc. (“SMA”) in New York, New York pursuant to the “Rules for the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.” then in force. The arbitration shall be conducted in English and the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In addition to the choice of law described in subclause (a) above, any such Dispute shall also be governed by, construed and enforced under the maritime Law of the US without giving effect to its conflict of laws principles, and in the case of any conflict between New York Law and the maritime Law of the US, the maritime Law of the US shall control.

(f) Any Dispute that may arise in connection with or as a result of Clause 16 or Clause 15 where the amount in controversy equals or exceeds $[REDACTED] but is less than $[REDACTED] which the Parties are unable to resolve by mutual agreement, as provided in subclause (b) above, shall be settled by arbitration in New York, New York pursuant to the “Maritime Arbitration Rules” of the SMA then in force before 3 disinterested arbitrators; provided, however, that the Parties may elect to proceed with only one arbitrator by mutual agreement. Each Party shall appoint one arbitrator and the third arbitrator, who shall act as chairman, shall be appointed by the other two arbitrators chosen by the Parties, and if they cannot reach mutual agreement, then by the SMA, provided that all 3 arbitrators shall be knowledgeable and experienced in the international sale and purchase of crude oil and further that all 3 arbitrators shall be members of the SMA. The arbitration shall be conducted in English and the arbitral award shall be final and binding on both Parties without appeal to any court, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In addition to the choice of law described in subclause (a) above, any such Dispute shall also be governed by, construed and enforced under the maritime Law of the US without giving effect to its conflict of laws principles, and in the case of any conflict between New York Law and the maritime Law of the United States, the maritime Law of the United States shall control.

(g) The Parties agree that if at any time during the term of the Agreement, any Laws are changed or new Laws have become or are due to become effective, whether by Law or by response to the insistence or request of any Governmental Authority or any Person purporting to act for a Governmental Authority (a “Change in Law”), and the material effect of such Change in Law is (i) not covered by any other provision of the Agreement; and (ii) has or will have a material and substantial adverse regulatory effect on Seller or Buyer, then the affected Party shall have the option to notify the other Party of such event. The Party providing such notice shall provide as much notice as possible and include in such notice the change(s) and related consequences causing the issues covered by the notice. Thereafter, the Parties shall promptly negotiate in good faith and shall make such changes as are necessary to mitigate the consequences of the Change in Law.

32.	HSE, DRUG AND ALCOHOL POLICY

The Parties represent that they are fully conversant with one another’s respective HSE policy and the ethical standards and requirements as provided to each other under separate cover, as the same may be amended from time to time, or as set forth in Clause 22(e) and on Appendix 21. All business between the Parties under this Agreement will be conducted in a commercially reasonable and responsible manner to further the Parties’ objective that the operations involve a minimal level of risk to people, the environment and equipment. The shared targets for the operation of the trade are zero personnel injuries, zero spills and environmental damage and zero equipment damage.

Each Party shall notify the other of any incidents in connection with its performance under this Agreement related to HSE issues including any pollution incidents that require notice to any Governmental Authorities, further investigation or other response action under applicable Environmental Laws.

Each Party agrees to issue HSE performance data in connection with its performance under this Agreement not older than 6 months upon reasonable request of the other Party covering any recordable incidents during the relevant period. Such reports shall provide a brief description of the incident and appropriate follow-up action taken.

The Party responsible for employing a Vessel for the transport of Oil or Feedstock under this Agreement warrants to the other Party that at all times the operator of such Vessel will strictly observe the HSE provisions, policy or guidelines in force at any terminal or place that it is required to use in the execution of this Agreement and, if relevant, the ports or places where such terminals are situated and the roads or railway network used for the transport and conduct its performance of the transport in accordance with any such regulations in force at such place or port.

Without prejudice to the generality of the foregoing, the Party responsible for the employment of a Vessel warrants that the operator of such Vessel shall strictly adhere to the drug and alcohol policy envisaged under the Oil Companies International Maritime Forum guidelines issued in June 1995 as may be amended from time to time, and any other Laws applicable to such Vessel’s delivery of Oil or Feedstock in connection with this Agreement.

Should a Vessel, or the employees, representatives or sub-contractors utilized by the operator of such Vessel on such Vessel fail to observe all of the guidelines and/or directions of the applicable terminal or national or regional legislation pertaining to HSE that results in losses, damages, costs, expenses or fines or any other costs against the Party not providing the transport, the Party who has undertaken the provision of transport shall indemnify the other Party in respect of such losses, damages, costs, expenses, fines.

33.	MATERIAL SAFETY DATA SHEETS.

(a) Seller shall provide Buyer with a copy of a current Material Safety Data Sheet (“MSDS”) for the Oil and Feedstock delivered under this Agreement.

(b) Buyer shall be responsible for any consequences that result from the failure to properly use the information provided on an MSDS.

(c) Buyer shall provide persons responsible for the management of HSE matters within its own organization with a copy of the MSDS.

(d) Buyer shall provides its employees with appropriate information and training to enable them to handle and use the Oil and Feedstock delivered under this Agreement in a manner which does not endanger their health or safety.

34.	VOICE RECORDING

Each Party may electronically record all telephone conversations between them, with or without the use of a warning tone, and that, to the extent permitted by Law, any such recordings may be submitted in evidence to any court or in any proceeding for the purpose of establishing the formation or existence of a transaction and the terms thereof. Each Party shall obtain the consent of its employees and agents to such recording to the extent required by Law. Notwithstanding the foregoing, either Party reserves the right to object to the admissibility of any recording on the grounds of authenticity, relevance, and/or materiality, and neither Party waives its rights to such objections.

35.	DISPOSAL

Buyer shall not knowingly resell, resupply or redeliver, directly or indirectly, the Oil or Feedstock to an embargoed country in contravention of applicable trade embargo requirements of the Kingdom of Norway or the US or any other country from which this Agreement is executed.

At any time Seller may require Buyer to provide any relevant documents for the purpose of verifying the final destination of Oil or Feedstock delivered to Seller under this Agreement, and Buyer undertakes to advise Seller, upon request, of the destination of the Oil or Feedstock. If at any time before delivery of the Oil or Feedstock, importation of the Oil or Feedstock at the designated delivery Storage Facilities is prohibited by order of the Governmental Authorities of the country in which the Oil or Feedstock has been produced or loaded or is to be imported, then Buyer shall arrange for delivery at an acceptable alternative port that is not subject to any such prohibition. Any resulting additional costs incurred by Seller as a result of such alternative Delivery shall be refunded promptly to Seller by Buyer.

In the event the Oil or Feedstock is disposed of by Buyer to a third party in whole or part, Buyer shall ensure that all end users of the Oil or Feedstock abide by the provisions set forth herein of this Clause 35 and without delay provide Seller with all relevant information as Seller may require related to such alternative disposal including name of end user, name of refinery and any other relevant information Seller may reasonably deem necessary.

Buyer’s failure to comply with any of the provisions of this Clause 35 shall entitle Seller (without prejudice to any other rights and remedies it may have under this Agreement) to cancel this Agreement, suspend further deliveries of Oil and Feedstock under this Agreement or dispose of any undelivered Oil and Feedstock as it deems fit.

36.	CONFIDENTIALITY

All Confidential Information supplied by the Disclosing Party Representatives to the Receiving Party or the Receiving Party Recipients is confidential and is the sole and exclusive property of the Disclosing Party or is property to which the Disclosing Party has rights and an obligation to keep confidential and is being furnished to the Receiving Party or the Receiving Party Recipients in reliance by the Disclosing Party of the undertakings made in this Clause 36.

Each Receiving Party, on behalf of itself and the Receiving Party Recipients, (a) will keep the Confidential Information confidential and will not disclosure any Confidential Information in any manner whatsoever except as otherwise provided herein; and (b) will not use any Confidential Information other than in connection with this Agreement; provided, however, that Receiving Party may reveal the Confidential Information to Receiving Party Recipients: (i) who need to know the Confidential Information for the purpose of this Agreement; (ii) who are informed of the confidential nature of the Confidential Information; and (iii) who agree to act in accordance with the terms of this Clause 36. A Receiving Party will be responsible for any breach of this Clause 36 by any of its Receiving Party Recipients. Upon a Disclosing Party’s request, the Receiving Party shall return to the Disclosing Party or destroy all copies of any written data supplied as part of Confidential Information (including notes, extracts, summaries or other such materials prepared by the Receiving Party based in whole or in part upon the Confidential Information) to the extent permitted by applicable Law.

Buyer acknowledges that certain Receiving Party Recipients of Seller also have responsibility for trading and/or marketing products or transactions that are the same as, similar to or correlated with, the transactions contemplated by this Agreement. It is not Buyer’s intent to restrict in any way or alter such Receiving Party Recipient’s trading or marketing activities.

Each Receiving Party acknowledges and agrees that remedies at law may be inadequate to protect a Disclosing Party against any actual or threatened breach of this Clause 36 by a Receiving Party or Receiving Party Recipients, and, without prejudice to any other rights and remedies otherwise available to such Disclosing Party, and upon an offer of proof by the Disclosing Party of an actual or threatened breach of this Clause 36, the Receiving Party agrees to the granting of injunctive relief in the Disclosing Party’s favor without proof of actual damages. In the event of litigation relating to this Clause 36, if a court of competent jurisdiction determines in a final order that this Clause 36 has been breached by a Receiving Party, then such Receiving Party will reimburse the Disclosing Party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with all such litigation.

37.	SOVEREIGN IMMUNITY

Each Party represents and warrants that it has entered into this Agreement in a commercial capacity and that with respect to this Agreement it is in all respects subject to civil and commercial Law. Each party irrevocably and unconditionally, and to the fullest extent permitted by Law, waives any rights of sovereign immunity which it may have now or subsequently acquire in respect of its position or any property and/or assets (present or subsequently acquired and wherever located) belonging to it.

38.	ANTI-CORRUPTION AND FACILITATION PAYMENTS

(a) In connection with this Agreement and the business resulting therefrom Buyer and Seller shall respectively comply with all applicable Laws, relating to bribery, corruption and money laundering of:

(i) The Kingdom of Norway,

(ii) The US, and

(iii) Any other country in which this Agreement is partly or wholly executed.

(b) Each Party shall not, directly or indirectly, in connection with this Agreement and the business resulting therefrom, offer, pay, promise to pay, or authorize the giving of money or anything of value to a government official (including but not limited to employees of a government oil company), to any officer or employee of a public international organization, to any political party or official thereof or to any candidate for political office, or to any person, while knowing or being aware of a high probability that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any government official, to any officer or employee of a public international organization, to any political party or official thereof, or to any candidate for political office, for the purpose of: (a) influencing any act or decision of such official, officer, employee, political party, party official, or candidate in his or its official capacity, including a decision to fail to perform his or its official functions; or (b) inducing such official, officer, employee, political party, or candidate to use his or its influence with the government or instrumentality thereof (including but not limited to a government oil company) or organization to affect or influence any act or decision of such government or instrumentality or organization, or to obtain an improper advantage in order to assist such party in obtaining or retaining business for or with, or directing business to such party or any other person in relation to this Agreement.

(c) The Parties shall use commercially reasonable efforts to insure that relevant third parties used for fulfilling the Parties’ respective obligations under this Agreement also comply with all applicable Laws relating to bribery, corruption and money laundering of:

(i) The Kingdom of Norway,

(ii) The US, and

(iii) Any other country in which this Agreement is partly or wholly executed.

(d) A Party may terminate this Agreement in accordance with Clause 24 if the other Party is in breach of the above.

(e) All financial settlements, billings and reports in connection with this Agreement shall properly reflect the facts related to any activities and transactions handled for the account of the other Party. The data may be relied upon as being complete and accurate in any further recordings and reporting made by the Parties or any of their representatives, for whatever purpose.

39.	CONFLICT OF INTEREST

Except as otherwise expressly provided herein, no director, employee or agent of either Party, its subcontractors or vendors, shall give or receive from any director, employee or agent of the other Party or any Affiliate of the other Party any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. In addition, no director, employee or agent of either Party, its subcontractors or vendors, shall enter into any business arrangement with any director, employee or agent of the other Party or any Affiliate of the other Party who is not acting as a representative of such Party or its Affiliate without prior written notification thereof to the other Party. Any representative(s) authorized by either Party may audit the applicable records of the last 3 years of the other Party for the sole purpose of determining whether there has been compliance with this Clause 39.

40.	MISCELLANEOUS

(a) If any provision of this Agreement shall be (in whole or in part) determined to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, then for such period that the same is invalid, illegal or unenforceable as to such jurisdiction, such provision shall be deemed to be deleted from this Agreement without invalidating the remaining portions of this Agreement or affecting or impairing the validity or enforceability of such provision in any other jurisdiction. It is also the intention of the Parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(b) Any modification of, consent, waiver, amendment or addition to this Agreement shall be effective only if made in writing, specifically referencing this Agreement, signed by both Parties.

(c) Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective permitted successors and assigns.

(d) This Agreement and the Bridging Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior proposals, negotiations, understandings and representations, whether written or oral, relating to the subject matter hereof. If there exists any conflict between this Agreement and the Bridging Agreement, the Bridging Agreement shall control.

(e) In the event of a conflict between provisions in the main body of this Agreement and in the Appendices, the provisions in the main body of this Agreement shall control. In the event of any conflict between the provisions in this Agreement (including the Appendices) and the provisions in any other document or agreement entered into by the Parties in connection herewith, the terms of this Agreement shall control in the event of any conflict unless such other document or agreement provides expressly otherwise.

(f) The Parties acknowledge that they and their counsel have reviewed and revised this Agreement and that no presumption of contract interpretation or construction shall apply to the advantage or disadvantage of the drafter of this Agreement.

(g) Where not inconsistent with any of the terms defined herein, the terms as published by the International Chamber of Commerce (“ICC”) in the ICC Official Rules for the Interpretation of Trade Terms edition of 2000 shall apply.

(h) From and after the Effective Date, each Party will, and will cause their respective Affiliates to, execute and deliver such further instruments and documents and take such other action as may reasonably be requested by any Party hereto to carry out the purposes and intents hereof, including to secure Seller’s security interest in the Oil and Feedstock Delivered hereunder and the proceeds thereof.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:	/s/ Richard Martin Jones
Name:	Richard Martin Jones
Title:	President

DELAWARE CITY REFINING COMPANY LLC

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

Execution Version

FIRST AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT

THIS FIRST AMENDMENT TO CRUDE OIL/FEEDSTOCK SUPPLY/DELIVERY AND SERVICES AGREEMENT, made and entered into effective as of July 29, 2011, by and among Statoil Marketing & Trading (US) Inc., a Delaware corporation (“Seller”), Delaware City Refining Company LLC, a Delaware limited liability company (“Buyer”) and PBF Holding Company LLC (“Buyer’s Parent”), which is also a guarantor of Buyer’s obligations under the Original Agreement (as defined below) and hereby agrees to the direct obligations applicable to Buyer’s Parent as set forth in this Amendment and the attachments hereto, amends that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement between Seller and Buyer dated April 7, 2011 (the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to modify the terms of the Original Agreement pursuant to the terms hereof (defined terms not defined herein are defined in the Original Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Section 2 “Definitions and Constructions” of the Original Agreement is amended by inserting the following definitions thereto in alphabetical order:

“Account Agreement” has the meaning set out in Appendix 13.

“Saudi Arabian” shall mean the Saudi Arabian Oil Company, organized under the Laws of the Kingdom of Saudi Arabia.

“Saudi Contract” has the meaning set out in Appendix 13.

“Saudi Cargo” has the meaning set out in Appendix 13.

(b) Section 3(a)(i) of the Original Agreement is deleted in its entirety and replaced by the following:

“(i) Except with respect to purchases, if any, to be completed by Buyer under the terms of the Saudi Contract, Seller will have the exclusive right to, and will, provide Oil and Feedstock for Delivery to the Refinery and Buyer will purchase such Oil and Feedstock in accordance with the terms set forth herein. With respect to the Saudi Contract, Seller and Buyer shall comply with the terms of Appendix 13 with respect to such purchases of Oil and the subsequent delivery to and storage at the Refinery.”

(c) In Section 29 “Notices and Addresses” of the Original Agreement the address, telecopy number, and other notice information for the Seller is deleted in its entirety and replaced by the following:

“If to Seller:	Statoil Marketing & Trading (US) Inc.
120 Long Ridge Road, Suite 3EO1
Stamford, Connecticut 06902
Attention: Crude Oil Operations
Fax Number: (203) 978-6958
Telephone Number: (203) 978-6900
E-mail: uscrudeops@statoil.com

With a copy (which	Statoil Marketing & Trading (US) Inc.
shall not constitute	120 Long Ridge Road, Suite 3EO1
notice) to:	Stamford, Connecticut 06902
Attention: General Counsel
Fax Number: (203) 978-6952
Telephone Number: (203) 978-6900”

(d) An Appendix 13, attached hereto as Exhibit A, is hereby inserted and made a part of the Original Agreement for all purposes.

2. Joint Obligations and Cooperation. Buyer’s Parent and Buyer undertake various responsibilities in Appendix 13 and in other documents with regard to the Saudi Contract (as defined in Appendix 13) and the transactions related thereto. Regardless of whether any specific obligation is specified as being applicable to Buyer or to Buyer’s Parent, both Buyer and Buyer’s Parent shall be jointly and severally liable for such obligations and shall pledge and grant security interests as their respective rights, title and interests may appear. Buyer and Buyer’s Parent also agree to cooperate and take all appropriate actions under or with respect to the Saudi Contract to enable and facilitate Buyer’s and Buyer’s Parent’s performance of their obligations with respect to the Saudi Contract, the Saudi Cargoes and the Original Agreement.

3. No Other Modification. Except as specifically set forth above, the Original Agreement shall remain in full force and effect in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:	Richard Martin Jones
Title:	President

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title:

PBF HOLDING COMPANY LLC

By:
Name:
Title:

[Signature Page to First Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

DELAWARE CITY REFINING COMPANY LLC

By:
Name:	Jeffrey Dill
Title:	Secretary

PBF HOLDING COMPANY LLC

By:
Name:	Jeffrey Dill
Title:	Secretary

[Signature Page to First Amendment to Crude Oil/Feedstock Supply/Delivery and Services Agreement]

Exhibit A to First Amendment

APPENDIX 13 – SAUDI CONTRACT ARRANGEMENTS

In conjunction with the First Amendment to this Agreement, PBF Holding Company LLC, the 100% owner of Buyer (“Buyer’s Parent”) is entering into a Crude Oil Sales Agreement with a side letter entitled “Freight Protection for [REDACTED],” substantially in the form of Attachment I to this Appendix 13 (the “Spot Saudi Agreement”), with Saudi Arabian providing for the spot purchase of Arabian [REDACTED] and Arabian [REDACTED] crude oil, with Seller named in the Crude Oil Sales Agreement shown in Attachment I as “BUYER’S ASSIGNEE” for the limited purposes set forth therein. Furthermore, Buyer’s Parent anticipates potentially entering into future agreements similar to that shown in Attachment I. Buyer shall provide notice to Seller of any such future agreements and after Seller reviews such future agreement(s) and confirms (such confirmation not to be unreasonably withheld, conditioned or delayed) in writing that it is substantially similar to Attachment I and is reasonably acceptable to Seller, then such future agreement(s) shall be a “Future Spot Saudi Agreement” for purposes of this Appendix 13 and the Agreement. As used below and throughout the Agreement, the “Saudi Contract” shall include the Spot Saudi Agreement and the Future Spot Saudi Agreement(s). Notwithstanding anything to the contrary in Clause 14(a) of this Agreement, Seller shall provide all Shipping Services (with a $[REDACTED] per Barrel service fee) and insurance at $[REDACTED] per Barrel with respect to all volumes of Oil purchased by Buyer from Saudi Arabian under the Saudi Contract (each such volume, a “Saudi Cargo”). Shipping Services for each Saudi Cargo (which shall be calculated and paid for by Buyer in the same manner as for the Cargoes being sold by Seller under the Agreement) shall be set using the “[REDACTED]” unless otherwise agreed upon by the Parties.

Buyer’s Parent shall sell and transfer title to each Saudi Cargo to Seller on the earlier of (i) either the 23rd day after the Bill of Lading date if the applicable Saudi Contract requires payment to Saudi Arabian by the 25th day after Bill of Lading date, or on the 28th day after the Bill of Lading date if the applicable Saudi Contract requires payment to Saudi Arabian by the 30th day after the Bill of Lading date, or (ii) arrival of such Saudi Cargo DES Delaware City or a separately agreed upon delivery point (the “Saudi Title Transfer Date”), at the same price Buyer’s Parent purchases such Saudi Cargo from Saudi Arabian under the Saudi Contract; provided that Seller and Buyer’s Parent may mutually agree on any other separate delivery point or transshipment point, including Buyer’s Affiliates’ facility at Paulsboro, New Jersey or Seller’s South Riding Point terminal and storage facility located on Grand Bahama Island, The Bahamas. If the Saudi Title Transfer Date would otherwise occur on a non-Business Day, then the Saudi Title Transfer Date and the concurrent transfer of title to Seller for any such applicable Saudi Cargo shall take place on the preceding Business Day. In the event of any Future Spot Saudi Agreements as defined above, the Saudi Title Transfer Date shall be no later than the last Business Day that is at least two days prior to the date required for payment by Saudi Arabian. Buyer’s Parent shall deliver to Seller on the Business Day after the Saudi Title Transfer Date the original Bill of Lading corresponding to such Saudi Cargo with appropriate endorsements to Seller together with such other acceptable documentation as may be requested by Seller with respect to each such sale. Seller may purchase futures contracts on the Saudi Cargoes in connection with the Oil pricing terms set forth in the Saudi Contract, in the same manner as for other Cargoes owned by Seller pursuant to Clause 9 and the other provisions of the Agreement, and the pricing for the subsequent resale of such Cargo by Seller to Buyer upon Delivery from Seller to Buyer shall be based on such futures contract pricing.

Appendix 13

1

Upon receipt of each invoice from Saudi Arabian under the Saudi Contract, Buyer’s Parent shall immediately deliver an exact copy of such invoice to Seller. Buyer’s Parent and Seller shall use reasonable efforts to arrange with Saudi Arabian to permit direct payment by Seller to Saudi Arabian of Buyer’s obligations for each Saudi Cargo (in lieu of Seller paying Buyer’s Parent and Buyer’s Parent remitting the same amount to Saudi Arabian), but this arrangement does not and shall not create any direct obligation of Seller to Saudi Arabian. If Buyer’s Parent and Seller are unable to arrange for direct payment from Seller to Saudi Arabian, Seller shall pay all amounts due Buyer’s Parent with respect to Saudi Cargoes into a controlled account, pursuant to which Seller shall be party to an account agreement (the “Account Agreement”). The Parties agree that the arrangements described in this Appendix 13 may be amended further for future Saudi Cargoes.

Payment for each Saudi Cargo shall be due from Seller to Buyer’s Parent one Business Day after delivery of good title to such Oil from Buyer’s Parent on the Saudi Title Transfer Date, free and clear of all Liens, except for any lien held by the bank that is party to the Account Agreement. Such Saudi Cargo shall be included in the calculation of OIFIC and the TVM Payment pursuant to Clause 19(g) of the Agreement when payment becomes due from Seller to Buyer’s Parent pursuant to this Appendix 13.

To the extent there are any adjustments to the price of any Saudi Cargo under the Saudi Contract after payment becomes due from Seller to Buyer’s Parent hereunder (including any adjustment relating to a provisional invoice delivered by Saudi Arabian to Buyer’s Parent under the Saudi Contract): (a) if the adjustment results in Saudi Arabian making a payment to Buyer’s Parent and Seller has title to all or any portion of such Saudi Cargo (because such Oil has not yet been Delivered by Seller to Buyer), Buyer’s Parent shall immediately remit the portion of such funds allocable to the portion of the Saudi Cargo (up to 100%) owned by Seller upon receipt from Saudi Arabian, and the amount shall result in an adjustment to the price basis for such Oil; and (b) if the adjustment results in Buyer’s Parent making an additional payment to Saudi Arabian, (i) if Seller has title to all or any portion of such Saudi Cargo (because such Oil has not yet been Delivered by Seller to Buyer), Seller shall pay the portion of such funds allocable to the portion of the Saudi Cargo (up to 100%) owned by Seller either directly to Saudi Arabian or into the controlled Buyer’s Parent account (in the same manner as described above for the initial payment), and the amount shall result in an adjustment to the price basis for such Oil, or (ii) if the adjustment relates to a Saudi Cargo which has been Delivered in its entirety by Seller to Buyer, such adjustment shall be solely for the account of Buyer’s Parent.

Buyer and Buyer’s Parent shall be fully liable for all obligations, and Seller shall have no obligation to Buyer or Buyer’s Parent except as specifically set forth herein, with respect to (i) any payment owing from Buyer’s Parent to Saudi Arabian (ii) any breach by Buyer’s Parent of the Saudi Contract, (iii) any termination of the Saudi Contract other than a termination resulting from Seller’s failure to perform its obligations under the Saudi Contract as “Buyer’s Assignee,” or (iv) any failure or refusal of Saudi Arabian to provide Oil to Buyer’s Parent, Buyer or Seller. Clause 40(c) of the Agreement expressly applies to this Appendix 13, and Saudi Arabian shall in no way be deemed a third party beneficiary of this Agreement, including this Appendix 13.

As security for the prompt and complete payment and performance in full of all obligations of Buyer’s Parent and Buyer to Seller hereunder (including the hedges and other obligations Seller undertakes in reliance on Buyer’s Parent and Buyer’s obligations to sell the Saudi Cargoes to Seller and to later repurchase such Saudi Cargoes in accordance with the terms of the Agreement), Buyer’s Parent and Buyer hereby grant to Seller a security interest in all of its right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising and wherever located;

(i) All Saudi Cargoes; and

(ii) All proceeds, insurance claims and proceeds, products, accessions, additions, substitutions, replacements, rents and profits of or in respect of any or all of the foregoing.

In connection with the foregoing, Buyer’s Parent and Buyer authorize Seller to file such financing statements pursuant to the UCC as Seller deems necessary to perfect the foregoing interest. Neither Buyer’s Parent nor Buyer shall grant or permit any other security interest in any of the foregoing collateral, except that, subject to the execution of an intercreditor agreement in form and substance satisfactory to Seller, Buyer’s Parent may grant a senior security interest in such collateral to Buyer’s Parent’s third party letter of credit provider (BNP) to secure Buyer’s Parent’s obligations with respect to letters of credit required to be posted by Buyer’s Parent to Saudi Arabian under the Saudi Contract.

Neither Buyer’s Parent nor Buyer shall take any action that would cause Seller to incur an indemnity obligation pursuant to the Saudi Contract. If Seller under the Saudi Contract is required to defend, indemnify or hold harmless Saudi Arabian or any other party or otherwise becomes liable under the Saudi Contract as a result of the actions or inactions of Buyer’s Parent or its affiliates, Buyer’s Parent and Buyer shall defend, indemnify and hold harmless Seller for all obligations incurred by Seller thereby.

ATTACHMENT I TO APPENDIX 13

FORM OF SPOT SAUDI AGREEMENT

[attached]

CRUDE OIL SALES AGREEMENT

This is to confirm the Agreement between us as follows:

1.	Parties:

SELLER	-	SAUDI ARABIAN OIL COMPANY, A COMPANY WITH LIMITED LIABILITY ORGANIZED UNDER THE LAWS OF THE KINGDOM OF SAUDI ARABIA

BUYER	-	PBF HOLDING COMPANY LLC, A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA

BUYER ASSIGNEE	-	STATOIL MARKETING & TRADING (US) INC., A COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE, UNITED STATES OF AMERICA

2.	Term of Agreement:

This Agreement shall be effective as of July 14, 2011 and shall continue in effect until the parties have completed all of their obligations hereunder.

3.	Grade, Quantity and Quality:

3.1	SELLER shall deliver and sell to BUYER and BUYER shall buy and lift from SELLER, or cause BUYER’s ASSIGNEE to buy and lift from SELLER, on a day from August 15 to August 17, 2011, inclusive (the “Accepted Lifting Date Range”) a total of [REDACTED] barrels of Saudi Arabian crude oil; of which [REDACTED] barrels shall be Arabian [REDACTED] crude oil, and [REDACTED] barrels shall be Arabian [REDACTED] crude oil, minus up to ten percent (10%) at BUYER’S or SELLER’s option, or plus up to ten percent (10%) if BUYER so requests and SELLER agrees.

3.2

The quality of Arabian [REDACTED] crude oil and Arabian [REDACTED] crude oil delivered hereunder shall be the usual quality of that grade SELLER makes available at SELLER’s Marine Loading Terminal at [REDACTED] (“Loading Port”), at the time the crude oil is delivered. SELLER warrants that it has good and marketable title to the crude oil, free and clear of all charges, liens and encumbrances but THERE ARE NO GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABlLITY,

FITNESS OR SUITABILITY OF THE CRUDE OIL, FOR ANY PARTICULAR PURPOSE OR OTHERWISE, WHICH EXTEND BEYOND THE DESCRIPTION OF THE CRUDE OIL AND ANY SPECIFICATIONS THEREFOR CONTAINED IN THIS AGREEMENT.

4.	Price:

4.1	The price per barrel of Arabian [REDACTED] crude oil to be sold hereunder shall be the [REDACTED], as calculated in Paragraph 4.3 below, minus a differential of [REDACTED] per barrel.

4.2	The price per barrel of Arabian [REDACTED] crude oil to be sold hereunder shall be the [REDACTED], as calculated in Paragraph 4.3 below, minus a differential of [REDACTED] per barrel.

4.3	The [REDACTED] shall be calculated as the arithmetic average of the [REDACTED] published in the Argus Crude Report for such grade for all the quotation days, inclusive, during the period from the [REDACTED] of the month [REDACTED] to the scheduled month of delivery, through the [REDACTED] of the scheduled month of delivery.

4.4	Should completion of physical loading of the vessel nominated by BUYER or BUYER’s ASSIGNEE occur before or after the scheduled month of delivery, the price of such cargo, unless mutually agreed otherwise, shall be calculated using the differential that would apply if completion of physical loading of the vessel has occurred in the [REDACTED].

5.	Payment:

5.1	Payment for this cargo of crude oil sold shall be made in the full amount of SELLER’S invoice without discounts or deductions by BUYER to SELLER via electronic transfer in immediately available funds in U.S. Dollars to SELLER’S account as follows:

JPMorgan Chase, New York [REDACTED]

Under direct [REDACTED] advice to

JPMorgan Chase, London [REDACTED]

For the account of JPMorgan Chase, London [REDACTED]

Account no. [REDACTED] for further credit to

The Saudi Arabian Oil Company (Saudi Aramco)

Account no. [REDACTED]

For the cargo of crude oil delivered under this Agreement, SELLER shall present to the BUYER the SELLER’s invoice and the Bill of Lading, and BUYER’s payment to SELLER shall be made not later than [REDACTED] from and including the Bill of Lading date.

If any payment hereunder falls due on a Saturday, Sunday, or a banking holiday in New York, then payment shall be effected on the next bank business day.

5.2	All invoices for crude oil sold under this Agreement shall be sent to BUYER by telex, facsimile, courier or mail (at SELLER’s discretion) in accordance with the information contained in BUYER’s acceptance telex.

5.3	If it is impossible or impracticable for SELLER to calculate the price for the cargo of crude oil sold hereunder prior to issuance of an invoice for the cargo, SELLER shall send to BUYER a provisional invoice, and BUYER shall pay said invoice in accordance with paragraph 5.1. SELLER’s provisional invoice shall be based upon (i) SELLER’s good faith estimate of the price(s) as provided in Paragraph 4 with reference to the reference crude(s) and differential(s) applicable to the cargo and (ii) SELLER’s best estimate of the quantity of crude oil delivered.

5.4	Any amount not paid by BUYER when due shall bear interest from the date upon which payment was due through the date of payment at a rate equal to one percent (1%) above the one (1) month London Interbank Offered Rate (LIBOR) for U.S. Dollar deposits offered by the National Westminster Bank at 11:00 a.m., London time, on the first banking day of the month in which payment was due. Such payments of interest shall be made in the full amount due, free of any withholding tax imposed by any government.

5.5	For the cargo of crude oil to be lifted or received under this agreement, BUYER shall establish and deliver to SELLER at least ten (10) days prior to the Accepted Lifting Date Range, an irrevocable standby Letter of Credit issued or confirmed by a bank acceptable to SELLER in accordance with the attached FORM L (02/18/08). All bank charges incurred in connection with the establishment of letters of credit, including, without limitation, opening, amendment and correspondent charges, confirmation and all related banking fees, commissions or expenses shall be for BUYER’s account. In addition, BUYER shall bear all costs of demurrage or any other fees or charges arising from BUYER’s failure to provide a Letter of Credit or confirmation thereof acceptable to SELLER by the Accepted Lifting Date Range. BUYER’s provision of a Letter of Credit is an express condition precedent to SELLER’s obligation to deliver and sell crude oil under this agreement.

6.	Independent Inspection and Measurement

6.1	SELLER shall arrange, at its expense, an independent inspector to verify the quality and quantity of crude oil delivered to BUYER and shall cause said inspector to provide promptly to BUYER a copy (or copies as requested by BUYER) of inspector’s summary report only. Should BUYER require more detailed loading information, BUYER shall have the right to equally share the cost of the inspection with SELLER, and SELLER shall cause said inspector to provide to BUYER a copy of the inspector’s full report and other documentation relating to the inspection.

6.2	The quantity of crude oil shipped and sold hereunder shall be determined using, at SELLER’S option, either custody transfer meter measurements carried out by SELLER, or shore tank measurements gauged by SELLER immediately before and after loading. In determining the net volume of crude oil shipped, adjustment in volume to sixty degrees Fahrenheit, owing to differences in temperature, shall be made in accordance with ASTM IP Petroleum Measurement Table 6, American Edition 1952, prepared jointly by the American Society for Testing Materials and the Institute of Petroleum (or, subject to prior Saudi Arab Government approval, the currently effective tables superseding the same).

6.3	Test of quality; unless otherwise mutually agreed, shall be made according to the latest Standard or Tentative Standard Methods of the American Society for Testing Materials that may be available in official publications of the Society at the time such tests are made (the testing methods being subject to the approval of the Saudi Arab Government).

6.4	SELLER shall, at its own expense, take and retain samples of shipments of crude oil and shall furnish suitable storage accommodations for such samples. Samples shall be kept for a period of not less than ninety (90) days provided that SELLER shall keep samples up to a period of not more than one (1) year if so specifically requested and justified in writing by BUYER in each instance, subject to SELLER’S approval, which shall not be unreasonably withheld.

6.5	The determination of quantity and quality, as provided in this Paragraph 6, shall be final and binding on both BUYER and SELLER, and the quantity and quality so determined shall be deemed to be the quantity and quality shipped and sold.

7.	Delivery:

7.1	Delivery and lifting shall be free on board (F.O.B.) at the Loading Port in accordance with the Terms and Conditions Governing Deliveries of Bulk Crude Oil by Saudi Aramco as “SELLER” at [REDACTED] (Form A, dated 11/01/93) as SELLER may amend such Terms and Conditions from time to time.

7.2	In connection with F.O.B. delivery at the Loading Port, BUYER shall have the right to appoint at its expense an independent inspector to witness the quantity and quality measurements of crude oil performed by SELLER in accordance with appropriate measurement standards and procedures in use at the loading terminal.

7.3	Dues and other charges on BUYER’S vessel(s) at the loading port and terminal shall be for BUYER’S account. The amount of any taxes, duties, imposts, fees, charges, and dues of every description imposed or levied by any governmental, local or port authority on the crude oil supplied hereunder, or any vessel used in its transportation, in respect of any stage after such crude oil passes the tankship’s permanent hose connection at the loading terminal, shall be for BUYER’S account.

8.	Title and Risk of Loss:

Title to and risk of loss of all crude oil sold hereunder shall pass to BUYER at the point at which the loading terminal’s loading line connects with the vessel’s permanent hose connection,. It is expressly understood that the passage of title and risk of loss as aforesaid is not conditioned upon delivery or receipt of Bills of Lading.

9.	Destination:

The country of destination of crude oil delivered hereunder shall be the State of Delaware in the United States of America for the Arabian [REDACTED] crude oil and the State of New Jersey in the United States of America for the Arabian [REDACTED] crude oil, subject to the export laws and regulations of the Kingdom of Saudi Arabia. The final country destination of crude oil delivered hereunder shall be confirmed and attested to by BUYER or BUYER’S ASSIGNEE to SELLER not later than [REDACTED] days after BUYER’S or BUYER’S ASSIGNEE’S payment for such cargo. The parties hereto contemplate that all crude oil purchased under this

Agreement shall be processed by BUYER or BUYER’S ASSIGNEE and accordingly, the parties contemplate that neither the BUYER nor BUYER’S ASSIGNEE will resell the crude oil purchased under this Agreement in its original form or blend it with other crude oils for purpose of resale.

10.	Termination for Cause:

SELLER or BUYER shall have the right to terminate this Agreement upon written notice to the other party in the event of a material breach (including without limitation anticipatory breach) by the other party of any of its terms, but without prejudice to the rights of either party theretofore accrued with respect to this Agreement (including without limitation the right of either party to damages arising from such breach or prior breaches hereof). Material breach by BUYER shall include, without limitation, BUYER’S failure to lift and buy crude oil as required in Paragraph 2 hereof or BUYER’S failure to comply with any of the Payment provisions of Paragraph 5. The delay or failure on the part of either party hereto to insist, in any one instance or more, upon strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect. All rights and remedies are cumulative.

11.	Disputes:

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination or invalidity thereof, which is not settled by agreement between the parties shall be finally settled in accordance with the Arbitration Regulations and the Rules for Implementation of the Arbitration Regulations for the Kingdom of Saudi Arabia, together with any amendments thereto which may be issued from time to time, by three neutral and impartial arbitrators, one to be appointed by each party and the third to be appointed by the two so chosen. The arbitrators shall base their award only upon the evidence presented to them, the terms of this Agreement and the laws of Saudi Arabia. This arbitration provision shall be specifically enforceable by either party under the Regulations, and the arbitrators’ award shall be final and binding on the parties.

12.	Other Terms:

12.1	This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Agreement; however, neither party may assign or transfer this Agreement, either in whole or in part, without first obtaining the written consent of the other.

12.2	In no event shall either party be liable in connection herewith or with respect to operations related hereto, whether in tort, contract or otherwise, for special, indirect or consequential damages.

12.3	Except as otherwise required to implement this Agreement, BUYER undertakes to treat the contents of this Agreement as strictly confidential, except as may be required by law. For violation of this undertaking by BUYER, SELLER shall have the right to immediately cancel this Agreement, without any liability as a result of such cancellation, upon giving notice to BUYER.

12.4	This Agreement, and any amendments hereto, consisting of this signed document, any attachments hereto and other documents referred to herein, is intended by the parties as a final expression of their agreement and intended also as a complete and exclusive statement of the terms of their agreement.

12.5	The laws and regulations the Kingdom of Saudi Arabia shall govern the interpretation and performance of this Agreement and any further Agreements that may result from it.

12.6	Each party shall be relieved from the performance of any obligation, other than the obligation to make payments for amounts due hereunder, during the time and to the extent performance of such obligation is prevented or restricted as a result of force majeure event. The term “force majeure” as used in this Agreement shall mean any act, event, cause or occurrence rendering a party unable to perform its obligations which is not within the reasonable control of such party. BUYER and SELLER specifically agree that SELLER’s, inability to perform all, or any part, of this Agreement due to Government action or directive shall constitute a force majeure event; however, the term force majeure shall not apply to those events which merely make it more difficult or costly for BUYER to perform its obligations hereunder. BUYER and SELLER further agree that at the conclusion of any force majeure event, neither BUYER nor SELLER shall have any obligation to each other with respect to any quantities of crude oil not delivered as a consequence of such force majeure event. No condition of force majeure shall operate to extend the term of this Agreement.

12.7	If at any time SELLER determines that reasonable grounds for Insecurity have arisen with respect to BUYER’s performance of any BUYER’s obligations under this ‘Agreement, SELLER may demand adequate assurance of due performance by BUYER, and until SELLER receives such assurance SELLER may suspend its performance of obligations under this Agreement. BUYER’s failure to provide within a reasonable time not exceeding ten (10) days such assurance of due performance as is adequate under the circumstances will constitute a material breach of this Agreement.

12.8	Compliance with ISPS CODE:

(a)	SELLER and BUYER shall comply with the International Code for the Security of Ships and Port Facilities and relevant amendments to chapter X1 of the International Convention for the Safety of Life at Sea, 1974 (SOLAS), hereinafter (ISPS Code), in accordance with Form-I of this Agreement, which shall govern the parties rights and obligations with respect to such compliance.

(b)	In the event of any conflict between this Agreement and its Form-I (ISPS CODE TERMS AND CONDITIONS), the terms and conditions of Form-I shall prevail.

IN WITNESS of this Agreement, the parties have caused it to be signed on the dates shown below in two (2) copies, each of which shall serve as a duplicate original.

For and on behalf of BUYER: REPRESENTED BY:	For and on behalf of SELLER: REPRESENTED BY:

By:	By:
Mohammad H. Khazindar

Title:	Title:	Manager, Crude Oil Sales and Marketing Department

Date:	Date:

: Saudi Arabian Oil Company	: Tel: (+966-3) 874-5322
: Crude Oil Sales and Marketing Department	: Fax: (+966-3) 873-2173
: TN-1030, Tower Building
: Dhahran 31311, Saudi Arabia

July 20, 2011

COSMD - 117/2011

Freight Protection for [REDACTED]

Dear Mr. XXXXX,

Please be advised that Saudi Aramco will add freight protection to your [REDACTED] lifting of Arabian [REDACTED] and Arabian [REDACTED] grades of crude oil made pursuant to our Spot/Letter Agreement (COSMD-117/2011 dated July 20, 2011) which is destined for your refining facility in the State of Delaware, United States of America, in the case of the Arabian [REDACTED] and your refining facility in the State of New Jersey, United States of America, in the case of the Arabian [REDACTED]. It is expressly understood that Saudi Aramco reserves the right to prospectively revoke this freight protection at any time by giving you written notice of said revocation.

Recognizing that the cost of shipping crude oil from [REDACTED] to the U.S. Gulf is subject to monthly fluctuations, Saudi Aramco freight protection is designed to adjust upward or downward the price of [REDACTED] crude oil for the U.S. Gulf destination.

Saudi Aramco freight protection is calculated as follows:

First, the monthly average cost of shipping crude oil from [REDACTED] is assessed by the [REDACTED]. The [REDACTED] assessment is based on the movement of cargoes of one or two grades of non-heat crude oil in [REDACTED]. The [REDACTED] monthly assessment is made in terms of $ per metric ton.

Second, Saudi Aramco adjusts the [REDACTED] monthly assessment from [REDACTED] using a Saudi Aramco monthly calculated percentage factor to reflect the cost of shipping crude oil from [REDACTED]. The percentage factor used reflects the lowest cost route from [REDACTED], or the [REDACTED].

Third, the difference is calculated between the [REDACTED] monthly assessment adjusted by the monthly calculated percentage factor and the Base Freight Rate from [REDACTED]. The Base Freight Rate is $[REDACTED] per metric ton.

Fourth, the calculated difference is converted from $ per metric to $ per barrel using the following densities:

Barrels/Metric Ton

Arabian [REDACTED]	[REDACTED	]
Arabian [REDACTED]	[REDACTED	]

As an example, the [REDACTED] monthly assessment for May 2011 was $[REDACTED] per metric ton. The Saudi Aramco calculated monthly percentage factor for May 2011 was [REDACTED]. The calculated difference with the Base Freight Rate was $[REDACTED] per metric ton. The freight protection for Arab [REDACTED] and Arab [REDACTED] for May 2011 was $[REDACTED] per barrel and $[REDACTED] per barrel respectively.

The freight protection methodology is subject to revision from time to time as deemed necessary and appropriate.

Regards,

Mohammad H. Khazindar, Manager
Crude Oil Sales & Marketing Department

ASK

cc:	SPII, New York
Operations Accounting Department
Customer File
Letter Book

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THE WORD “[REDACTED]”.

APPENDICES

APPENDIX 1	–	FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

APPENDIX 2	–	INTERCREDITOR AGREEMENT

APPENDIX 3	–	PAYMENT DIRECTION AGREEMENT

APPENDIX 4	–	REFINERY DESCRIPTION

APPENDIX 5	–	STORAGE FACILITIES USE PROVISIONS

APPENDIX 6	–	GENERAL PRINCIPLES OF SERVICE

APPENDIX 7	–	LIST OF APPROVED FUNGIBLE GRADES

APPENDIX 8	–	REQUIREMENTS SCHEDULE

APPENDIX 9	–	GRADE PECKING ORDER

APPENDIX 10	–	CARGO CONFIRMATION NOTICE

APPENDIX 11	–	COMMENCEMENT INVENTORY ACQUISITION

APPENDIX 12	–	TERMINATION OF DELIVERIES NOTICE

APPENDIX 13	–	INTENTIONALLY OMITTED

APPENDIX 14	–	CARGO BANKS AND HEDGE MONTHS SPREADSHEET

APPENDIX 15	–	CARGO TABLE SPREADSHEET

APPENDIX 16	–	INTENTIONALLY OMITTED

APPENDIX 17	–	FORM OF BUYER’S INVENTORY STATEMENT

APPENDIX 18	–	FORM OF PETTY CASH SPREADSHEET

APPENDIX 19	–	REFINERY MARINE TERMS

APPENDIX 20	–	STANDBY LETTER OF CREDIT

APPENDIX 21	–	HSE AND ETHICS POLICY

APPENDIX 22	–	PBF ENERGY COMPANY LLC GUARANTY

APPENDIX 23	–	PBF HOLDING COMPANY LLC GUARANTY

APPENDIX 1 – FORM OF ESTIMATED PERIOD QUANTITY (EPQ) STATEMENT

Appendix 1

APPENDIX 2 – INTERCREDITOR AGREEMENT

AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

Dated as of March 1, 2011

by and among

STATOIL MARKETING & TRADING (US) INC.,

UBS AG, STAMFORD BRANCH,

as Revolving Agent,

UBS AG, STAMFORD BRANCH,

as Term Loan Agent,

PBF HOLDING COMPANY LLC,

DELAWARE CITY REFINING COMPANY LLC

and

PAULSBORO REFINING COMPANY LLC,

as Borrowers,

and

THE OTHER LOAN PARTIES HERETO

Appendix 2

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of March 1, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among STATOIL MARKETING & TRADING (US) INC. (“Statoil”), UBS AG, STAMFORD BRANCH, in its capacity as Revolving Agent, for itself and on behalf of the Revolving Lenders (as defined below) (the “Revolving Agent”), UBS AG, STAMFORD BRANCH, in its capacity as Term Loan Agent, for itself and on behalf of the Term Loan Lenders (as defined below) (the “Term Loan Agent” and together with the Revolving Agent, the “Lenders Agents”), PBF HOLDING COMPANY LLC (“Holdings”), DELAWARE CITY REFINING COMPANY LLC (“DCR”) and PAULSBORO REFINING COMPANY LLC (“PBF” and together with Holdings and DCR, the “Borrowers”), and the other Loan Parties (as defined below) party hereto.

RECITALS:

A. Statoil has entered, or is expected to enter, into: (i) that certain oil supply agreement, dated on or about March or April, 2011 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “DCR Oil Supply Agreement”), by and between Statoil and DCR under which Statoil has agreed to supply crude oil and feedstocks to, and provide related services to, DCR and purchase the crude oil and feedstocks in the tanks at, and on the water for, the DCR Facility; and (ii) that certain oil supply agreement, dated as December 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Paulsboro Oil Supply Agreement” and together with the DCR Oil Supply Agreement, the “Oil Supply Agreements”), by and among Statoil and Holdings under which Statoil has agreed to supply crude oil and feedstocks to, and provide related services to, Holdings and purchase the crude oil and feedstocks in the tanks at, and on the water for, the Paulsboro Facility.

B. The parties hereto previously agreed to that certain intercreditor agreement dated as of December 17, 2010 (as hereto amended, restated, supplemented or otherwise modified, the “Existing Intercreditor Agreement”) and have now agreed to amend and restate the Existing Intercreditor Agreement as provided herein.

C. The Oil Supply Agreements provide for the filing of UCC financing statements to perfect the ownership and security interest of Statoil with respect to certain Statoil Assets and Collateral.

D. The Borrowers, the other Loan Parties party thereto, the Revolving Agent and the financial institutions from time to time party thereto as lenders (collectively, the “Revolving Lenders”) are parties to that certain Revolving Credit Agreement, dated as of December 17, 2010 (as amended, restated supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Revolving Credit Agreement”).

E. To secure the Borrowers’ and the other Loan Parties’ obligations to the Revolving Lenders and the Revolving Agent under the Revolving Credit Agreement and the other Revolving Loan Documents (as hereinafter defined), the Borrowers and the other Loan

Appendix 2

Parties have granted to the Revolving Agent for the benefit of the Revolving Agent and the Revolving Lenders a Lien on many of the assets of the Borrowers and the other Loan Parties.

F. The Borrowers, the other Loan Parties party thereto, the Term Loan Agent and the financial institutions from time to time party thereto as lenders (collectively, the “Term Loan Lenders” and together with the Revolving Lenders, the “Lenders”) are parties to that certain Term Loan Credit Agreement, dated as of December 17, 2010 (as amended, restated supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Term Loan Credit Agreement” and together with the Revolving Credit Agreement, the “Credit Agreements”).

G. To secure the Borrowers’ and the other Loan Parties’ obligations to the Term Loan Lenders and the Term Loan Agent under the Term Loan Credit Agreement and the other Term Loan Documents (as hereinafter defined), the Borrowers and the other Loan Parties have granted to the Term Loan Agent for the benefit of the Term Loan Agent and the Term Loan Lenders a Lien on many of the assets of the Borrowers and the other Loan Parties.

H. The parties hereto wish to set forth certain agreements with respect to the Statoil Assets and Collateral (as hereinafter defined) and with respect to the Lenders Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Existing Intercreditor Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that with respect to Statoil, “Affiliates” shall mean only those Affiliates that have current or future rights under the Oil Supply Agreements or any related agreement, instrument or document.

“Aramco” means the Saudi Arabian Oil Company, a company with limited liability (organized under the laws of the Kingdom of Saudi Arabia) and its Affiliates.

“Certain Hydrocarbon Assets” means crude oil, feedstock, indigenous feedstock and other hydrocarbon inventory of the same type sold to the Loan Parties by Statoil and/or its Affiliates and all proceeds of such crude oil, feedstock, indigenous feedstock or other hydrocarbon inventory of the same type (it being understood and agreed that immediately upon any payment in cash to the Loan Parties in respect of such crude oil, feedstock, indigenous feedstock or other hydrocarbon inventory of the same type, such proceeds shall cease to be

Appendix 2

“Certain Hydrocarbon Assets”). For the avoidance of doubt, Certain Hydrocarbon Assets shall not include Intermediate Products.

“Certain MSCG Receivables” means (a) accounts originated by the sale of Refined Products sold by the Loan Parties to MSCG and/or its Affiliates under the Paulsboro Morgan Stanley Off-Take Agreement and (b) accounts originated from sales by the Loan Parties to MSCG and/or its Affiliates under the DCR Morgan Stanley Off-Take Agreement (it being understood and agreed that upon collection of such accounts by virtue of payment in cash in respect thereof to any Loan Party, the proceeds of such accounts will cease to be “Certain MSCG Receivables”).

“Claims” means the Revolving Lenders Claims, the Term Loan Lenders Claims or the Statoil Claims, as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“DCR Facility” means DCR’s petroleum refinery, terminalling facility and all related assets and properties located in New Castle County, Delaware City, Delaware.

“DCR Morgan Stanley Off-Take Agreement” means that certain Products Off-Take Agreement expected to be entered into by and between MSCG and DCR, as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time.

“Disposition” means, with respect to any assets of any Borrower or any other Loan Party, any liquidation of such Borrower or such other Loan Party or its assets, the establishment of any receivership for such Borrower or such other Loan Party or its assets, a bankruptcy proceeding of such Borrower or such other Loan Party (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

“Enforcement” means collectively or individually, for: (a) Statoil or any of its Affiliates during the continuance of a Statoil Event of Default (i) to demand payment in full of or accelerate any of the obligations, including, without limitation, any payment obligations, of any Borrower or any other Loan Party to Statoil or (ii) to commence the judicial or nonjudicial enforcement of any right or remedy or to commence any action to enforce any provision under any Oil Supply Agreement; (b) any of the Revolving Agent or the Revolving Lenders during the continuance of a Revolving Lenders Event of Default (i) to demand payment in full of or accelerate the indebtedness of any Borrower or any other Revolving Loan Party to the Revolving Lenders and Revolving Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Revolving Loan Documents; and (c) any of the Term Loan Agent or the Term Loan Lenders during the continuance of a Term Loan Event of Default (i) to demand payment in full of or accelerate the indebtedness of any Borrower or any

Appendix 2

other Term Loan Party to the Term Loan Lenders and Term Loan Agent or (ii) to commence the judicial or nonjudicial enforcement of any of the default rights and remedies under any of the Term Loan Documents.

“Enforcement Notice” means a written notice delivered in accordance with Section 2.5 which notice shall: (a) if delivered by Statoil, state that a Statoil Event of Default has occurred and is continuing and that Statoil intends to commence an Enforcement, specify the nature of the Statoil Event of Default that caused Statoil to intend to take such action, and state that an Enforcement Period has commenced; (b) if delivered by the Revolving Agent, state that a Revolving Lenders Event of Default has occurred and is continuing and that the payment in full of the Revolving Lenders Claims has been demanded or the indebtedness of any Borrower or any other Revolving Loan Party to the Revolving Lenders has been accelerated, specify the nature of the Revolving Lenders Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced; (c) if delivered by the Term Loan Agent, state that a Term Loan Event of Default has occurred and is continuing and that the payment in full of the Term Loan Lenders Claims has been demanded or the indebtedness of any Borrower or any other Term Loan Party to the Term Loan Lenders has been accelerated, specify the nature of the Term Loan Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by both Lenders Agents, on the one hand, or Statoil, on the other hand, of an Enforcement Notice delivered by the other until the earliest of the following: (a) the Statoil Claims have been satisfied in full, Statoil has no further obligations under the Oil Supply Agreements and the Oil Supply Agreements have been terminated (other than, in each case, for any Unasserted Contingent Obligation); (b) the Lenders Claims have been satisfied in full, the Lenders have no further obligations under the Credit Agreements and the other Loan Documents and the Credit Agreements and the other Loan Documents have been terminated (other than, in each case, for any Unasserted Contingent Obligation); and (c) all of the parties hereto agree in writing to terminate the Enforcement Period.

“Intermediate Products” shall mean hydrocarbons intermediate products and blendstocks. For the avoidance of doubt, Intermediate Products shall not include Certain Hydrocarbon Assets or Refined Products.

“Lenders” mean the Revolving Lenders and the Term Loan Lenders.

“Lenders Claims” means the Revolving Lenders Claims and the Term Loan Lenders Claims.

“Lenders Collateral” means the Revolving Lenders Collateral and the Term Loan Lenders Collateral. In no event shall the “Lenders Collateral” include any of the Statoil Assets and Collateral.

“Lenders Interests” means the Revolving Lenders Interests and the Term Loan Lenders Interests.

Appendix 2

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, ownership right or interest, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any governmental authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means the Revolving Loan Documents and the Term Loan Documents.

“Loan Parties” means the Revolving Loan Parties and the Term Loan Parties.

“MSCG” means Morgan Stanley Capital Group Inc., and its successors and assigns (including any changed counterparty).

“Oil Supply Agreements” shall have the meaning given to such term in the Recitals to this Agreement.

“Paulsboro Facility” means Paulsboro’s petroleum refinery, terminalling facility and all related assets and properties located in Paulsboro, New Jersey.

“Paulsboro Morgan Stanley Off-Take Agreement” means that certain Products Off-Take Agreement, dated as of December 14, 2010, between MSCG and Holdings (with Holdings assigning its rights and obligations immediately to Paulsboro upon the Closing of the Acquisition), as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time.

“Paulsboro Oil Supply Agreement” shall have the meaning given to such term in the Recitals to this Agreement.

“Person” means any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity.

“Proceeds” has the meaning ascribed to such term in the UCC.

“Refined Products” means finished gasoline, heating oil, lube oil, specialty grades, slurry, diesel fuel, and jet fuel for onward sale to MSCG pursuant to the Paulsboro Morgan Stanley Off-Take Agreement. For the avoidance of doubt, for purposes of this Agreement, the term “Refined Products” excludes intermediate products, components of

Appendix 2

gasoline, heating oil, lube oil, diesel fuel or jet fuel and all other products other than those specifically listed above in this definition.

“Revolver-Term Loan Intercreditor Agreement” means that certain Revolver-Term Loan Intercreditor Agreement, dated as of December 17, 2010, by and between the Term Loan Agent and the Revolving Agent.

“Revolving Lenders” shall mean the Lenders from time to time party to the Revolving Credit Agreement, the Revolving Agent and each other Secured Party (as defined in the Revolving Security Agreement).

“Revolving Lenders Claims” means all of the indebtedness, obligations and other liabilities of the Borrowers and the other Revolving Loan Parties now or hereafter arising under, or in connection with, the Revolving Credit Agreement and the other Revolving Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of any Borrower or any other Revolving Loan Party, all reimbursement obligations of any Borrower or any other Revolving Loan Party with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Revolving Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Revolving Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any obligations under any hedging agreement and/or treasury services agreement with any counterparty that is a secured party pursuant to any Revolving Loan Documents, any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement, and, in all events, shall include any and all “Secured Obligations” (as such term is defined in the Revolving Credit Agreement).

“Revolving Lenders Collateral” means all property and interests in property, now owned or hereafter acquired or created, of any Borrower or any other Revolving Loan Party in or upon which a Revolving Lenders Interest is granted or purported to be granted by such Borrower or such other Revolving Loan Party to the Revolving Lenders or the Revolving Agent under any of the Revolving Loan Documents and all Proceeds thereof, in each case, other than property and assets comprising the Statoil Assets and Collateral; provided, however, that, upon the payment of cash or cash equivalents to any account owned by Statoil of any amounts in respect of any property or interests in property, now owned or hereafter acquired or created, of any Borrower or any other Revolving Loan Party in or upon which a Revolving Lenders Interest is granted or purported to be granted by such Borrower or such other Revolving Loan Party to the Revolving Lenders or the Revolving Agent under any of the Revolving Loan Documents and all Proceeds thereof, then such cash and/or cash equivalents shall cease to be “Revolving Lenders Collateral”.

“Revolving Lenders Event of Default” means an “Event of Default” as defined in the Revolving Credit Agreement.

“Revolving Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any Borrower or any of the other

Appendix 2

Revolving Loan Parties, any Lien (regardless of the priority thereof) of the Revolving Agent or the Revolving Lenders on such property or interest in property, provided, that, the parties agree that the Revolving Lenders Interest shall not cover or encumber in any way the Statoil Assets and Collateral.

“Revolving Loan Documents” means “Loan Documents” as such term is defined in the Revolving Credit Agreement.

“Revolving Loan Party” means “Loan Party” as such term is defined in the Revolving Credit Agreement.

“Saudi Oil” means the crude oil purchased by the Loan Parties from Aramco pursuant to the Saudi Oil Supply Agreement.

“Saudi Oil Supply Agreement” means that certain Crude Oil Supply Agreement by and among Holdings and Aramco.

“Statoil Assets and Collateral” means: (i) Certain Hydrocarbon Assets; (ii) Certain MSCG Receivables; (iii) oil and feedstock to be sold to the Borrowers or the other Loan Parties by Statoil prior to the time at which title thereto passes from Statoil to such Borrowers or other Loan Parties by passing through the outlet flange of the storage tanks and entering the Paulsboro Facility or the DCR Facility, and all payments under insurance, indemnity, warranty, or guaranty of, or for any of, the foregoing; (iv) contract rights in respect of the refined products sale contracts with MSCG solely to the extent related to the Certain MSCG Receivables; (v) oil and feedstock stored in the tanks located at the Paulsboro Facility or the DCR Facility which is owned by Statoil or has been sold by Statoil to a Borrower or any other Loan Party and any other oil and feedstock located at tanks that are used in connection with the operation of the Paulsboro Facility or the DCR Facility; and (vi) Proceeds with respect to any of the foregoing; provided, however, that, upon the payment of cash or cash equivalents to any Borrower or any other Loan Party of any amounts in respect of any items set forth in clauses (i) through (vi) inclusive of this definition, such cash and/or cash equivalents proceeds shall cease to be “Statoil Assets and Collateral”. For the avoidance of doubt, notwithstanding the foregoing or any other provisions of this Agreement, the Revolving Loan Documents, the Term Loan Documents and/or the Oil Supply Agreements, and without limiting the generality or scope of the definitions of “Revolving Lenders Collateral” or “Term Lenders Collateral”, Statoil Assets and Collateral shall not include (a) propane, refinery grade propylene, normal butane, asphalt, decant oil, petcoke, sulfur, extracts or other finished goods inventory of the Paulsboro Facility (that are not Refined Products), (b) any accounts receivable arising from the sale of any of the inventory or other property described in the preceding clause (a) or (c) any Proceeds of any such inventory, accounts receivable or other property described in the preceding clauses (a) or (b).

“Statoil Claims” means all amounts, obligations and other liabilities of any Borrower or any other Loan Party to Statoil now or hereafter arising under, or in connection with, the Oil Supply Agreements including time value of money and any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Borrowers or Loan Parties, whether or not

Appendix 2

such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement in each case as provided for under the Oil Supply Agreements or applicable law.

“Statoil Event of Default” means the occurrence of any event (including, without limitation, any default) or the breach of any provision under any Oil Supply Agreement which would enable Statoil to exercise any right or remedy, demand any payment, declare any breach or take any other action in respect of one or more of the Oil Supply Agreements.

“Statoil Interest” means, with respect to any Statoil Assets and Collateral, now owned or hereafter acquired or created, of the Borrowers or the other Loan Parties or Statoil or its Affiliates, any security interest of Statoil or any of its Affiliates in, or any Lien or ownership right or interest of Statoil or any of its Affiliates on, such Statoil Assets and Collateral.

“Term Loan Lenders” shall mean the Lenders from time to time party to the Term Loan Credit Agreement, the Term Loan Agent and each other Secured Party (as defined in the Term Loan Security Agreement).

“Term Loan Lenders Claims” means all of the indebtedness, obligations and other liabilities of the Borrowers and the other Term Loan Parties now or hereafter arising under, or in connection with, the Term Loan Credit Agreement and the other Term Loan Documents, including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of any Borrower or any other Term Loan Party, all reimbursement obligations of any Borrower or any other Term Loan Party with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Term Loan Parties, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Term Loan Parties, whether or not such interest is an allowed claim in any such proceeding), any obligation under any hedging agreement and/or treasury services agreement with any counterparty that is a secured party pursuant to any Term Loan Documents, any reimbursement obligations, fees or expenses due thereunder, and any costs of collection or enforcement, and, in all events, shall include any and all “Secured Obligations” (as such term is defined in the Term Loan Credit Agreement).

“Term Loan Lenders Collateral” means all property and interests in property, now owned or hereafter acquired or created, of any Borrower or any other Term Loan Party in or upon which a Term Loan Lenders Interest is granted or purported to be granted by such Borrower or such other Term Loan Party to the Term Loan Lenders or the Term Loan Agent under any of the Term Loan Documents and all Proceeds thereof, other than property and assets comprising the Statoil Assets and Collateral; provided, however, that, upon the payment of cash or cash equivalents to any account owned by Statoil of any amounts in respect of any property or interests in property, now owned or hereafter acquired or created, of any Borrower or any other Term Loan Party in or upon which a Term Loan Lenders Interest is granted or purported to be granted by such Borrower or such other Term Loan Party to the Term Loan Lenders or the Term Loan Agent under any of the Term Loan Documents and all Proceeds thereof, then such cash and/or cash equivalents shall cease to be “Term Lenders Collateral”.

Appendix 2

“Term Loan Lenders Event of Default” means an “Event of Default” as defined in the Term Loan Credit Agreement.

“Term Loan Lenders Interest” means, with respect to any property or interest in property, now owned or hereafter acquired or created, of any Borrower or any of the other Term Loan Parties, any Lien (regardless of the priority thereof) of the Term Loan Agent or the Term Loan Lenders on such property or interests in property, provided, that, the parties agree that the Term Loan Lenders Interest shall not cover or encumber in any way the Statoil Assets and Collateral.

“Term Loan Documents” means “Loan Documents” as such term is defined in the Term Loan Credit Agreement.

“Term Loan Party” means “Loan Party” as such term is defined in the Term Loan Credit Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unasserted Contingent Obligations” means taxes, costs, indemnifications, reimbursements, damages and other claims liabilities in respect of which no written assertion of liability or no claim or demand for payment has been made at such time.

1.2 References to Terms Defined in the Oil Supply Agreements and the Loan Documents. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in any of the Oil Supply Agreements or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Oil Supply Agreements or Loan Documents.

ARTICLE 2. INTERCREDITOR PROVISIONS.

2.1 Agreements with Respect to Statoil Assets and Collateral. Notwithstanding any provision of the UCC, any applicable law, equitable principle or decision or any of the Loan Documents or the Oil Supply Agreements, each of the Revolving Agent (for itself and on behalf of each of the Revolving Lenders) and the Term Loan Agent (for itself and on behalf of each of the Term Loan Lenders) hereby agrees that, unless and until the Statoil Claims have been paid and satisfied in full in cash and the Oil Supply Agreements have terminated (other than Unasserted Contingent Obligations), neither of the Lenders Agents nor any of the Lenders shall have any Lenders Interest in any of the Statoil Assets and Collateral. In addition, each of the Revolving Agent (for itself and on behalf of each of the Revolving Lenders) and the Term Loan Agent (for itself and on behalf of each of the Term Loan Lenders) hereby agrees that, unless and until the Statoil Claims have been paid and satisfied in full in cash and the Oil Supply Agreements have terminated(other than Unasserted Contingent Obligations), Statoil may receive direct payments from MSCG or its successors or assigns in respect of Certain MSCG Receivables.

Appendix 2

2.2 Agreements with Respect to Lenders Collateral. Notwithstanding any provision of the UCC, any applicable law, equitable principle or decision or any of the Loan Documents or the Oil Supply Agreements, Statoil (for itself and on behalf of its Affiliates) hereby agrees that, unless and until the Lenders Claims have been paid and satisfied in full in cash and the Credit Agreements and the other Loan Documents have terminated (other than Unasserted Contingent Obligations), neither Statoil nor any of its Affiliates shall have any Statoil Interest in any of the Lenders Collateral.

2.3 Respective Interests in Statoil Assets and Collateral and Lenders Collateral.

(a) Statoil agrees that: (i) it does not have and shall not have any Statoil Interest in any of the Lenders Collateral; and (ii) it shall not request or accept, directly or indirectly (by assignment or otherwise) from any Borrower or any other Loan Party any collateral or other security for payment of any Statoil Claims (other than the Statoil Assets and Collateral) and hereby releases any Statoil Interest in any such collateral or other security except that Statoil may accept the issuance of a letter of credit by a Loan Party in favor of Statoil pursuant to either of the Oil Supply Agreements.

(b) The Revolving Agent (for itself and on behalf of each Revolving Lender) agrees that neither the Revolving Agent nor the Revolving Lenders have, nor shall they have, any Revolving Lenders Interest in the Statoil Assets and Collateral.

(c) The Term Loan Agent (for itself and on behalf of each Term Loan Lender) agrees that neither the Term Loan Agent nor the Term Loan Lenders have, nor shall they have, any Term Loan Lenders Interest in the Statoil Assets and Collateral.

2.4 Certain Turnover Provisions.

(a) In the event that Statoil or any of its Affiliates now has or hereafter obtains possession of any Lenders Collateral, Statoil or such Affiliate thereof, as the case may be, shall immediately deliver to the Revolving Agent (or as the Revolving Agent may reasonably direct) such Lenders Collateral in whatever form possessed by Statoil or such Affiliate thereof (and until delivered to the Revolving Agent such Lenders Collateral shall be held in trust for the Lenders Agents). Any assets received by the Revolving Agent under this Section 2.4(a) shall be received by the Revolving Agent subject to the terms of the Revolver-Term Loan Intercreditor Agreement.

(b) In the event that either Lenders Agent or any Lenders now or hereafter obtains possession of any Statoil Assets and Collateral, such Person shall immediately deliver to Statoil (or as Statoil may reasonably direct) such Statoil Assets and Collateral in whatever form possessed by such Lenders Agent (and until delivered to Statoil such Statoil Assets and Collateral shall be held in trust for Statoil).

2.5 Enforcement Actions. Each of the Revolving Agent, Term Loan Agent and Statoil agrees to use reasonable efforts to give an Enforcement Notice to the others prior to or concurrently with commencement of Enforcement (but failure to do so shall not prevent such

Appendix 2

Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

(a) Statoil may at its option and without the prior consent of the other parties hereto, take any action to (i) liquidate the Statoil Assets and Collateral or to foreclose or realize upon or enforce any of its rights with respect to the Statoil Assets and Collateral or (ii) take any other action of Enforcement.

(b) The Revolving Agent or the Revolving Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Revolving Lenders Claims, foreclose or realize upon or enforce any of their rights with respect to the Revolving Lenders Collateral, or take any other actions as they deem appropriate in respect of the Revolving Lenders Collateral or the Revolving Lenders Claims.

(c) The Term Loan Agent or the Term Loan Lenders may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Term Loan Lenders Claims, foreclose or realize upon or enforce any of their rights with respect to the Term Loan Lenders Collateral, or take any other actions as they deem appropriate in respect of the Term Loan Lenders Collateral or the Term Loan Lenders Claims.

2.6 Agency for Perfection. Statoil and the Lenders Agents hereby severally appoint each other as agent for purposes of perfecting by possession their respective ownership interests and Liens on the Lenders Collateral and the Statoil Assets and Collateral described hereunder. In the event that Statoil obtains possession of any of the Lenders Collateral, Statoil shall promptly notify the Lenders Agents of such fact, shall hold such Lenders Collateral in trust and shall promptly deliver Lenders Collateral to the Revolver Agent. Any Lenders Collateral delivered to the Revolving Agent under the provisions of this Section 2.6 shall be delivered to the Revolving Agent subject to the terms and provisions of the Revolver-Term Loan Intercreditor Agreement. In the event that any Lenders Agent obtains possession of any of the Statoil Assets and Collateral, such Lenders Agent shall promptly notify Statoil of such fact, shall hold such Statoil Assets and Collateral in trust and shall deliver such Statoil Assets and Collateral to Statoil.

2.7 UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of an intended Disposition of Statoil Assets and Collateral or Lenders Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.8 Independent Credit Investigations. Neither Statoil, the Revolving Agent, the Revolving Lenders, the Term Loan Agent nor the Term Loan Lenders nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm, corporation or entity for the solvency, financial condition or ability of any Borrower or any other Loan Party to repay or otherwise honor the Statoil Claims, the Revolving Lenders Claims or the Term Loan Lenders Claims, or for the worth of the Statoil Assets and

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Collateral, the Revolving Lenders Collateral or the Term Loan Lenders Collateral, or for statements of any Borrower or any other Loan Party, oral or written, or for the validity, sufficiency, existence or enforceability of the Statoil Claims, the Revolving Lenders Claims, the Term Loan Lenders Claims, the Oil Supply Agreements, the Revolving Credit Agreement, the other Revolving Loan Documents, the Term Loan Credit Agreement, the other Term Loan Loan Documents, Statoil’s interest in the Statoil Assets and Collateral, the Revolving Agent’s and Revolving Lenders’ interest in the Revolving Lenders Collateral or the Term Loan Agent’s or Term Loan Lenders’ interest in the Term Loan Lenders Collateral. The Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent and Statoil have entered into their respective agreements with the Borrowers and the other applicable Loan Parties based upon their own independent investigations. None of the Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent or Statoil makes any warranty or representation to any other party hereto nor does it rely upon any representation of any other party hereto with respect to matters identified or referred to in this Section 2.8.

2.9 Turnover of Identifiable Cash Proceeds. (a) In the event, and only in the event, that Revolving Lenders Collateral or Term Loan Lenders Collateral shall contain identifiable cash proceeds of Statoil Assets and Collateral, the provisions of this Section 2.9(a) shall apply. Revolving Agent agrees that if Statoil demonstrates to Revolving Agent that identifiable cash proceeds of Statoil Assets and Collateral have become part of the Revolving Lenders Collateral, and such demonstration is made to Revolving Agent within five Business Days of such identifiable cash proceeds of Statoil Assets and Collateral becoming part of the Revolving Lenders Collateral, then in such instance, and solely in such instance, Revolving Agent shall promptly turn over such identifiable cash proceeds to Statoil. Term Loan Agent agrees that if Statoil demonstrates to Term Loan Agent that identifiable cash proceeds of Statoil Assets and Collateral have become part of the Term Loan Lenders Collateral, and such demonstration is made to Term Loan Agent within five Business Days of such identifiable cash proceeds of Statoil Assets and Collateral becoming part of the Term Loan Lenders Collateral, then in such instance, and solely in such instance, Term Loan Agent shall promptly turn over such identifiable cash proceeds to Statoil. (b) In the event, and only in the event, that Statoil Assets and Collateral shall contain identifiable cash proceeds of Revolving Lenders Collateral, the provisions of this Section 2.9(b) shall apply. Statoil agrees that if Revolving Agent demonstrates to Statoil that identifiable cash proceeds of Revolving Lenders Collateral have become part of the Statoil Assets and Collateral, and such demonstration is made to Statoil within five Business Days of such identifiable cash proceeds of Revolving Lenders Collateral becoming part of the Statoil Assets and Collateral, then in such instance, and solely in such instance, Statoil shall promptly turn over such identifiable cash proceeds to Revolving Agent. (c) In the event, and only in the event, that Statoil Assets and Collateral shall contain identifiable cash proceeds of Term Loan Lenders Collateral, the provisions of this Section 2.9(c) shall apply. Statoil agrees that if Term Loan Agent demonstrates to Statoil that identifiable cash proceeds of Term Loan Lenders Collateral have become part of the Statoil Assets and Collateral, and such demonstration is made to Statoil within five Business Days of such identifiable cash proceeds of Term Loan Lenders Collateral becoming part of the Statoil Assets and Collateral, then in such instance, and solely in such instance, Statoil shall promptly turn over such identifiable cash proceeds to Term Loan Agent.

Appendix 2

2.10 Amendments to Loan Documents, Oil Supply Agreements or to this Agreement. (i) The Revolving Agent agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to the Revolving Loan Documents with respect to the Revolving Lenders Collateral, prompt notice to Statoil of the same. (ii) The Term Loan Agent agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to the Term Loan Documents with respect to the Term Loan Lenders Collateral, prompt notice to Statoil of the same. (iii) Statoil agrees to use reasonable efforts to give, concurrently with the execution and delivery of any written amendment, waiver or other modification to any Oil Supply Agreement with respect to the Statoil Assets and Collateral, prompt notice to each Lenders Agent of the same; provided, however, that in the case of each of the preceding clauses (i), (ii) and (iii), the failure to give notice shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all such modifications or amendments and copies of all other agreements, instruments, filings or documentation relevant to the Statoil Assets and Collateral or the Lenders Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

2.11 Marshalling of Assets. Nothing in this Agreement will be deemed to require either Statoil or any Lenders Agent to marshal the applicable Lenders Collateral (or any other collateral) or the Statoil Assets and Collateral, as applicable, upon the enforcement of a Lenders Agent’s or Statoil’s remedies under the applicable Loan Documents or the Oil Supply Agreements, as the case may be.

2.12 Reliance on Power and Authority to Act.

(a) Statoil shall be entitled to rely on the power and authority of the Revolving Agent to act on behalf of all of the Revolving Lenders to the extent the provisions hereof have the Revolving Agent so act.

(b) Statoil shall be entitled to rely on the power and authority of the Term Loan Agent to act on behalf of all of the Term Loan Lenders to the extent the provisions hereof have the Term Loan Agent so act.

(c) Each of the Lenders Agents and each Lender shall be entitled to rely on the power and authority of Statoil to act on behalf of itself and its Affiliates to the extent the provisions hereof have Statoil so act.

2.13 Effect Upon Loan Documents and Oil Supply Agreements. By executing this Agreement, the Borrowers and the other Loan Parties agree to be bound by the provisions hereof as they relate to the relative rights of the Lenders and the Lenders Agents, on the one hand, and Statoil, on the other hand, with respect to the property of the Borrowers and the other Loan Parties. Each Borrower and each other Loan Party acknowledges that the provisions of this Agreement shall not give it any substantive rights as against the Lenders Agents or the Lenders

Appendix 2

and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Loan Documents as between the Borrowers, the other Loan Parties, the Lenders Agents and the Lenders. Each Borrower and each other Loan Party acknowledges that the provisions of this Agreement shall not give it any substantive rights as against Statoil and that nothing in this Agreement shall (except as expressly provided herein) amend, modify, change or supersede the terms of the Oil Supply Agreements as among Statoil and the applicable Loan Parties. Each of Statoil, the Revolving Agent (for itself and on behalf of each Revolving Lender) and the Term Loan Agent (for itself and on behalf of each Term Loan Lender) agrees, that, as among themselves, to the extent the terms and provisions of the other Loan Documents or the Oil Supply Agreements are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

2.14 Nature of the Lenders Claims and Modification of Loan Documents; Nature of Statoil Claims. (a) Statoil acknowledges that the Revolving Lenders Claims and other obligations and liabilities owing under the Revolving Loan Documents are revolving in nature and that the amount of any such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. Subject to the terms of this Agreement, the terms of the Credit Agreements and the other Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by Statoil and without affecting the provisions of this Agreement. Without in any way limiting the generality of the foregoing, Statoil hereby agrees that the maximum amount of the Lenders Claims and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

(b) The terms of the Oil Supply Agreements and the amounts and obligations owing thereunder may be modified, extended or amended from time to time, all without notice to or consent by the Lenders Agents and without affecting the provisions of this Agreement.

2.15 Revolver-Term Loan Intercreditor Agreement. For the avoidance of doubt, each party hereto (i) acknowledges the existence of the Revolver-Term Loan Intercreditor Agreement and (ii) agrees that the Revolver-Term Loan Intercreditor Agreement shall govern and control all matters with respect to the Lenders Collateral as between the Revolving Agent and Revolving Lenders, on the one hand, and the Term Loan Agent and Term Loan Lenders, on the other hand. In addition, the parties hereto agree that, in the event of any conflict between the provisions of this Agreement and the terms or provisions of the Revolver-Term Loan Intercreditor Agreement with respect to the Lenders Collateral, the Revolver-Term Loan Intercreditor Agreement shall govern and control solely as between the Revolving Agent and the Revolving Lenders, on the one hand, and the Term Loan Agent and the Term Loan Lenders, on the other hand. All parties hereto agree that the Revolver-Term Loan Intercreditor Agreement is not binding in any way upon Statoil or its Affiliates.

2.16 Other Liens. For the avoidance of doubt, each of the Revolving Agent (for itself and on behalf of each Revolving Lender) and the Term Loan Agent (on behalf of itself and each Term Loan Lender) acknowledges and agrees that none of the Saudi Oil, accounts receivable (including accounts, chattel paper, payment intangibles, general intangibles, instruments and all other rights to payment) arising from the sale or other disposition of such

Appendix 2

Saudi Oil, contracts, bills of lading, other documents of title and books and records pertaining to the foregoing, proceeds and products of the foregoing and proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the foregoing (and any cash collateral and deposit accounts holding such cash collateral, if any, provided therefor) (collectively, the “At Sea Saudi Oil Collateral”) constitutes, or is intended to constitute, Lenders Collateral. Notwithstanding any other provision of this Agreement to the contrary, Liens may be granted to Statoil, its Affiliates or any other Person upon the At Sea Saudi Oil Collateral as and to the extent not prohibited by the terms of the Revolving Credit Agreement, as in effect on the date of this Agreement, and the Term Loan Credit Agreement, as in effect on the date of this Agreement.

2.17 Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article 2, including, to the extent that such party has the ability to do so, allowing removal of and access to their respective assets and collateral.

ARTICLE 3. MISCELLANEOUS

3.1 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on Annex A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

3.2 Agreement Absolute. Statoil shall be deemed to have entered into and continued with the Oil Supply Agreements in express reliance upon this Agreement, the Revolving Lenders and the Revolving Agent shall be deemed to have entered into and continued with the Revolving Credit Agreement and the other Revolving Loan Documents in express reliance upon this Agreement, and the Term Loan Lenders and the Term Loan Agent shall be deemed to have entered into and continued with the Term Loan Credit Agreement and the other Term Loan Documents in express reliance upon this Agreement. This Agreement may not be amended or otherwise modified, unless such amendment or other modification is agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against any Borrower or any other Loan Party under the U.S. Bankruptcy Code and all references herein to the Borrowers and the other Loan Parties shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Lenders, on the one hand, and Statoil, on the other hand, shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

Appendix 2

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns of the Borrowers and the other Loan Parties shall include a debtor-in-possession or trustee of or for such party. The successors and assigns of the Revolving Lenders, the Revolving Agent, the Term Loan Lenders, the Term Loan Agent and Statoil, as the case may be, shall include any successors and assigns appointed under the terms of the Revolving Loan Documents, the Term Loan Documents or the Oil Supply Agreements, as applicable. Any such successor or assign shall be subject in all respect to this Agreement.

3.4 Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Lenders, the Affiliates of Statoil, and their respective successors and assigns, and no other Person shall have any right, benefit or priority by reason of this Agreement.

3.5 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.6 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

3.7 Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Appendix 2

3.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page by telecopy machine shall be as effective as delivery of a manually signed, original signature page.

3.10 Amendment and Restatement of Existing Intercreditor Agreement. The parties hereto agree that this Agreement is hereby amended to include the DCR Oil Supply Agreement and amends and restates, and does not novate, the Existing Intercreditor Agreement in its entirety.

[Signature Pages Follow]

Appendix 2

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Intercreditor Agreement]

UBS AG, STAMFORD BRANCH,
as Revolving Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Intercreditor Agreement]

UBS AG, STAMFORD BRANCH,
as Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Intercreditor Agreement]

PBF HOLDING COMPANY LLC,
as a Borrower

By:
Name:
Title:

DELAWARE CITY REFINING COMPANY LLC, as a Borrower

By:
Name:
Title:

PAULSBORO REFINING COMPANY LLC, as a Borrower

By:
Name:
Title:

[Signature Page to Amended and Restated Intercreditor Agreement]

PBF POWER MARKETING, LLC,
as a Loan Party

By:
Name:
Title:

DELAWARE PIPELINE COMPANY LLC, as a Loan Party

By:
Name:
Title:

PBF INVESTMENTS LLC, as a Loan Party

By:
Name:
Title:

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, as a Loan Party

By:
Name:
Title:

[Signature Page to Amended and Restated Intercreditor Agreement]

Annex A

to

Intercreditor Agreement

Notice Addresses

Entity	Notice Address

Statoil Marketing & Trading (US) Inc.	Statoil Marketing and Trading (US) Inc. 1055 Washington Blvd. – 7th Floor Stamford, CT 06901 Attention: General Counsel Telecopy: (203) 978-6952 Telephone Number: (203) 978-6900

UBS AG, Stamford Branch, as Revolving Agent	UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: DL-UBSAGENCY@UBS.COM Telecopy: (203) 719 – 3029

UBS AG, Stamford Branch, as Term Loan Agent	UBS AG, Stamford Branch 677 Washington Boulevard Stamford, Connecticut 06901 Attention: DL-UBSAGENCY@UBS.COM Telecopy: (203) 719 – 3029

PBF Holding Company LLC, Delaware City Refining Company LLC and Paulsboro Refining Company LLC, as Borrowers	PBF Holding Company LLC One Sound Shore Drive, Suite 303 Greenwich, Connecticut 06830 Attention: Jeffrey Dill Telecopy: 973-455-7562

PBF Power Marketing, LLC, Delaware Pipeline Company LLC, PBF Investments LLC and Paulsboro Natural Gas Pipeline Company LLC, as Loan Parties	PBF Holding Company LLC One Sound Shore Drive, Suite 303 Greenwich, Connecticut 06830 Attention: Jeffrey Dill Telecopy: 973-455-7562

Appendix A to Appendix 2

APPENDIX 3 – PAYMENT DIRECTION AGREEMENT

This PAYMENT DIRECTION AGREEMENT (“Agreement”) dated as of April 7, 2011, by and among Morgan Stanley Capital Group Inc. (“MSCG”), Statoil Marketing & Trading (US) Inc. (“Statoil”) and Delaware City Refining Company LLC (“DCR”).

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Termination Event” has the meaning assigned to such term in the Off-Take Agreement.

“Base Barge Price” means, with respect to any delivery by DCR of Refined Products to MSCG, the applicable [REDACTED], where:

(a) “[REDACTED]” means, [REDACTED].

(b) “[REDACTED]” means [REDACTED]:

(i) [REDACTED].

(ii) [REDACTED].

“Business Day” means a day on which banks are open for general commercial business in New York, New York.

“Daily Report of Delivered Volumes” has the meaning assigned to such term in the Off-Take Agreement.

“Delivery Day” means with respect to any Refined Products, the day of delivery of such Refined Products to MSCG pursuant to the Off-Take Agreement.

“Event of Default” has the meaning assigned to such term in the Off-Take Agreement.

“Early Termination Event” has the meaning assigned to such term in the Off-Take Agreement.

“Feedstock” means vacuum gas oil (VGO), and vacuum tower bottoms (VTB) and other similar hydrocarbons.

“Final Payment Amount” means for any Delivery Day, the greater of:

(a) zero dollars; and

(b) (i) the sum for all grades of Refined Products delivered by DCR to MSCG on such Delivery Day of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Final Price per gallon of such grade minus (ii) the Provisional Payment Amount for such Delivery Day.

“Final Payment Day” means the applicable day determined in accordance with Annex C attached hereto.

Appendix 3

“Final Price” means with respect to a Refined Product, [REDACTED].

“Initial Inventory” means the volumes of Products and ethanol sold to MSCG on the Closing Date (as defined in the Off-Take Agreement).

“Intermediate Products” means the intermediate products sold by DCR to MSCG pursuant to the Off-Take Agreement.

“MS Guaranty” means that certain Guarantee of Morgan Stanley dated as of April 7, 2011, executed by Morgan Stanley in favor of DCR, as amended, supplemented or restated from time to time.

“MS Products” means the product inventories purchased from time to time by MSCG from DCR pursuant to the Off-Take Agreement, including, without limitation, the Initial Inventory, but excluding Oil and Feedstock which has not been refined into light finished products, Intermediate Products or Slurry.

“MS Receivables” means (a) for Refined Products other than Specialty Grades, all of DCR’s rights to payment from MSCG of the Provisional Payment Amount and the Final Payment Amount with respect thereto, (b) for Specialty Grades, all of DCR’s rights to payment from MSCG with respect thereto and (c) all proceeds of the amounts specified in (a) and (b) of this definition.

“Off-Take Agreement” means that certain Products Offtake Agreement dated as of April 7, 2011, between MSCG and DCR, as amended, supplemented or restated from time to time in accordance with this Agreement, a redacted copy of which is attached hereto as Annex B.

“Oil” means crude oil or straight run fuel oil, but does not include Feedstock.

“Products” has the meaning assigned to such term in the Off-Take Agreement.

“Provisional Overpayment Amount” means for any Delivery Day the amount, if any, by which the Provisional Payment Amount for such Delivery Day exceeds the sum for all grades of Refined Products delivered by DCR to MSCG on such Delivery Day, of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Final Price per gallon of such grade.

“Provisional Payment Amount” means for any Delivery Day, the sum for all grades of Refined Products delivered by DCR to MSCG on such Delivery Day, of the number of gallons of each grade of such Refined Product delivered to MSCG on such Delivery Day multiplied by the applicable Provisional Price per gallon of such grade. To the extent the Provisional Payment Day for a relevant Delivery Day occurs on or before such relevant Delivery Day, the Provisional Payment Amount shall be based on the estimated volumes to be delivered on such relevant Delivery Day; provided, however, if no estimated volumes are specified in the last Daily Report of Delivered Volumes received by MSCG, then the Provisional Payment Amount will be based on the actual volumes delivered on the last Delivery Date reflected in the most recently received Daily Report of Delivered Volumes.

Appendix 3

“Provisional Payment Day” means the applicable day determined in accordance with Annex C attached hereto.

“Provisional Price” means [REDACTED].

“Refined Products” means finished gasoline, heating oil, diesel, and jet fuel produced for sale to MSCG pursuant to the Off-Take Agreement. For the avoidance of doubt, for purposes of this Agreement, the term Refined Products includes Specialty Grades but excludes Intermediate Products, Slurry, and all other products other than those specifically listed above in this definition.

“Refinery” means DCR’s Delaware City, Delaware refinery.

“Slurry” means slurry sold by DCR to MSCG pursuant to the Off-Take Agreement.

“Specialty Grades” means customized products that are not included in the grades of Products encompassed in Schedule 1 to the Off-Take Agreement.

“Supply Agreement” means that certain Crude Oil / Feedstock Supply / Delivery and Services Agreement dated as of April 7, 2011 (as amended restated, supplemented or otherwise modified from time to time in accordance with the terms hereof), between Statoil and DCR.

2. Security Interest. DCR has granted Statoil a security interest in the following:

(a) all rights of DCR in and to proceeds of DCR’s sale of Refined Products and Other Products from the Refinery, including all of the MS Receivables;

(b) all rights of DCR under the Off-Take Agreement to enforce payment of the MS Receivables from MSCG and all other rights under the Off-Take Agreement to collect the MS Receivables;

(c) all rights of DCR under the MS Guaranty and all other supporting obligations with respect to the MS Receivables.

As between Statoil and MSCG (i) MSCG acknowledges and consents to the grant of such security interests (described in 2(a), (b) and (c) above) by DCR to Statoil, (ii) Statoil acknowledges and agrees that MSCG has title to the MS Products, and except for its interest in the MS Receivables, Statoil claims no interest in the MS Products, and (iii) MSCG acknowledges and agrees that Statoil has title to or first priority liens on all Oil, Feedstock and MS Receivables; and MSCG claims no interest in such items.

3. Direct Payment. DCR hereby irrevocably directs MSCG to make all payments on the MS Receivables directly to the Statoil account designated on Annex A hereto (the “Payment Account”). MSCG acknowledges such payment direction and agrees (a) to pay all Provisional Payment Amounts on the corresponding Provisional Payment Day as set forth in Annex C, (b) to pay all Final Payment Amounts on the corresponding Final Payment Day as set forth in Annex C, (c) to make all other payments owing on the MS Receivables by the time specified in the Off-Take Agreement, and (d) to make all such payments described in the foregoing subsections (a),

Appendix 3

(b) and (c) directly to Statoil into the Payment Account. Any changes to these payment instructions shall be honored by MSCG only if given in writing by Statoil. All payments on the MS Receivables made by MSCG to the Payment Account or as otherwise directed by Statoil hereunder shall be treated for all purposes as satisfying MSCG’s payment obligations to DCR in respect of the MS Receivables. MSCG also agrees and covenants that upon receipt of written instructions from DCR, MSCG also will make direct payment to Statoil in accordance with this Section 3 of any amounts owed by MSCG to DCR pursuant to the Off-Take Agreement that are not included in MS Receivables, provided that MSCG’s obligation to make direct payment to Statoil with respect to any such other amounts shall be subject to all claims, defenses, offsets and other rights that MSCG may have with respect to its obligation to pay such other amounts.

4. Offsets. For so long as this Agreement is in effect, MSCG agrees not to exercise or claim any right of offset or other similar right against DCR or Statoil with respect to the MS Receivables other than the offsets and other rights described in the Off-Take Agreement. However, in no event shall MSCG reduce by reason of offset or otherwise (whether any such right arises under the Off-Take Agreement, other contractual provisions or common law), any amounts required to be paid hereunder by MSCG to Statoil in respect of MS Receivables owing for Refined Products which are delivered to MSCG prior to or on the business day on which Statoil receives written notice from MSCG of the occurrence of an Event of Default, an Additional Termination Event or termination of the Off-Take Agreement, except that MSCG may reduce any amounts owing on MS Receivables payable to Statoil hereunder by the amount of any Provisional Overpayment Amount attributable to any Delivery Day occurring prior to the day of such reduction. Nothing contained herein shall limit MSCG’s rights of offset against DCR for amounts owing by MSCG to DCR (and not payable to Statoil hereunder) or its rights to exercise any other remedies that MSCG may have against DCR.

5. Assignment, Amendment and Termination of Off-Take Agreement.

(a) MSCG or DCR as applicable shall deliver not less than 10 Business Days prior written notice to Statoil of any proposed assignment by MSCG or DCR of the Off-Take Agreement. Neither MSCG nor DCR shall assign its rights under the Off-Take Agreement in any manner that would materially and adversely affect Statoil’s rights hereunder without Statoil’s prior written consent. Notwithstanding the foregoing, any assignment by MSCG of its rights under the Off-Take Agreement that is expressly subject to the terms of this Agreement shall not require Statoil’s prior written consent; provided, however, if Statoil reasonably determines that any such assignment would materially and adversely affect Statoil’s rights hereunder, then Statoil shall have the unilateral right to terminate the Supply Agreement and/or this Agreement under the provisions thereof and hereof applicable to a default by the non-Statoil parties.

(b) MSCG and DCR shall not, without Statoil’s prior written consent, amend the Off-Take Agreement in any manner that would: (i) alter the terms of MSCG’s payment obligations, DCR’s enforcement rights with respect to the MS Receivables or any defined term used herein that is defined by reference to the Off-Take Agreement; (ii) modify the methodology for determining Other Costs or any other factor that would modify the calculation of the Base Barge Price; (iii) modify the timing of MSCG’s payment obligations or (iv) modify MSCG’s offset or similar rights.

Appendix 3

(c) MSCG shall deliver to Statoil written notice of any default, or Event of Default, by DCR under or any Early Termination Event with respect to or any early termination of the Off-Take Agreement contemporaneously with any notice thereof delivered to DCR.

(d) DCR shall deliver to Statoil written notice of any default, or Event of Default, by MSCG under or any Early Termination Event with respect to or any early termination of the Off-Take Agreement contemporaneously with any notice thereof delivered to MSCG.

6. No Default. MSCG and DCR each hereby agree and acknowledge that as of the date hereof, there are no defaults, Events of Default, Early Termination Events or events that with the passage of the applicable grace or cure period would constitute a default, Event of Default or Early Termination Event under the Off-Take Agreement.

7. Conflict. To the extent there is any conflict between the terms of this Agreement and the Off-Take Agreement, this Agreement shall control.

8. Further Assurances. The parties hereto agree that from and after the date hereof, each of them will execute and deliver such further instruments and take such other action as may reasonably be requested by any party hereto to carry out the purpose and intent hereof.

9. Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to any conflicts-of-law rule or principle that would require the application of the laws of another jurisdiction).

10. Jurisdiction, Venue and Forum. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the U.S. District Court of the Southern District of New York, any court of the State of New York and any other Federal court sitting in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the U.S. District Court of the Southern District of New York (or, if the U.S. District Court of the Southern District of New York shall be unavailable, any court of the State of New York or any other Federal court sitting in the State of New York). Each party hereto waives any objection to convenience of forum or venue laid in such courts. The parties hereto agree that any one or all of them may file a copy of this Section 10 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to jurisdiction, venue or to convenience of forum.

11. No Third Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement, and their respective permitted successors and assigns.

12. Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction. It is also the

Appendix 3

intention of the parties that in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

13. Term. This Agreement shall continue until the earlier of the following to occur: (a) MSCG receives written notice from Statoil of the termination or expiration of the Supply Agreement, (b) termination or expiration of the Off-Take Agreement and Statoil’s receipt of the required notice thereof as provided in Section 4 above, subject, however, to the obligations of MSCG to make payments to Statoil hereunder continuing until payment in full thereof with respect to MS Receivables owing for Refined Products delivered to MSCG prior to or on the business day on which Statoil receives written notice from MSCG of an Event of Default or Additional Termination Event as provided in Section 4 above, and (c) termination of this Agreement by the mutual agreement of all of the parties hereto. Statoil shall deliver prompt written notice to MSCG of the expiration or termination of the Supply Agreement.

14. Amendment. Any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all of the parties hereto.

15. Headings. The headings and captions used or contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic copies (such as .pdf files delivered by electronic mail) of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank]

Appendix 3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORGAN STANLEY CAPITAL GROUP INC.

By:
Name:
Title:

Notice Address:

Morgan Stanley Capital Group Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York 10577-2530

Attention: Randall O’Connor

Phone: 914-225-1466

Facsimile: 914-225-9298

E-mail: randall.oconnor@morganstanley.com

With a copy to:

Morgan Stanley Capital Group Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York 10577-2530

Attention: Kenneth Carlino

Phone: 914-225-1417

Facsimile: 914-225-9299

E-mail: kenneth.carlino@morganstanley.com

[Signature Page to Payment Direction Agreement]

STATOIL MARKETING & TRADING (US) INC.

By:
Name:
Title:

Notice Address:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

Attention: Crude Oil Operations

Fax Number: (203) 978-6958

Telephone Number: (203) 978-6900

E-mail: uscrudeops@statoil.com

With a copy (which shall not constitute notice) to:

Statoil Marketing & Trading (US) Inc.

1055 Washington Blvd. – 7th Floor

Stamford, CT 06901

Attention: General Counsel

Fax Number: (203) 978-6952

Telephone Number: (203) 978-6900

[Signature Page to Payment Direction Agreement]

DELAWARE CITY REFINING COMPANY LLC

By:
Name:
Title:

Notice Address:

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

With a copy to:

PBF Holding Company LLC

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

[Signature Page to Payment Direction Agreement]

ANNEX A

PAYMENT ACCOUNT INFORMATION

JP Morgan Chase Bank

ABA No.: [REDACTED]

SWIFT: [REDACTED]

Account No.: [REDACTED]

Annex A to Appendix 3

ANNEX B

REDACTED OFF-TAKE AGREEMENT

[attached]

Annex B to Appendix 3

ANNEX C

PROVISIONAL PAYMENT DAY

The applicable Provisional Payment Day and Final Payment Day for each relevant Delivery Day occurring during a calendar week, subject to the Holiday Modifications below, is as follows:

Table 1:

Relevant Delivery Day	Provisional Payment Day*	Final Payment Day**
Sunday	Monday	Wednesday
Monday	Tuesday	Thursday
Tuesday	Wednesday	Friday
Wednesday	Thursday	Monday of the following week
Thursday	Friday	Tuesday of the following week
Friday	Friday	Wednesday of the following week
Saturday	Monday of the following week	Wednesday of the following week

*Holiday Modifications to Provisional Payment Day:

(1) If a Tuesday Wednesday or Thursday is a non-Business Day, then, unless (2) below applies, the Provisional Payment Day for the relevant Delivery Day preceding such non-Business Day is the next following Business Day.

For example, if Thursday is a non-Business Day, then the Provisional Payment Day for Wednesday is Friday.

(2) If a Friday is a non-Business Day or if a Monday of the following week is a non-Business Day, then (i) the Provisional Payment Day for the relevant Delivery Day falling on the first non-Business Day occurring at the end of the relevant week will be the day prior to such relevant Delivery Day, and (ii) the Provisional Payment Day for the relevant Delivery Day falling on the last Business Day of the relevant week will be such relevant Delivery Day.

For example:

If Friday is not a Business Day for a particular week, then the Provisional Payment Day for Friday will be Thursday and the Provisional Payment Day for Thursday will be Thursday.

If the Monday in the week following a particular week is not a Business Day, then the Provisional Payment Day for Saturday of such week will be Friday.

Annex C to Appendix 3

**Holiday Modifications to Final Payment Day:

If any day after the relevant Delivery Day up to and including the Final Payment Day specified in Table 1 above is not a Business Day, then the Final Payment Day shall be the third Business Day following the relevant Delivery Day, if such third Business Day is different than the day specified in Table 1.

Annex C to Appendix 3

APPENDIX 4 – REFINERY DESCRIPTION

Set out on Attachment I are diagrams of the Refinery, including: (i) the Delaware City Refinery Plot Plan; (ii) the Delaware City Refinery Logistics System; and (iii) diagrams of tank locations and service.

The Storage Facilities consist of the specific Storage Tanks more fully described on Attachment II (and reflected on Attachment I), as such list of storage tanks may be updated from time-to-time.

Appendix 4

ATTACHMENT I TO APPENDIX 4

[REDACTED]

Attachment I to Appendix 4

[REDACTED]

Attachment I to Appendix 4

[REDACTED]

Attachment I to Appendix 4

[REDACTED]

Attachment I to Appendix 4

[REDACTED]

Attachment I to Appendix 4

[REDACTED]

Attachment I to Appendix 4

ATTACHMENT II TO APPENDIX 4

Delaware City Crude and Feedstock Tankage

EXPECTED TANKAGE FOR STATOIL – SUBJECT TO CHANGE

TANK	SERVICE / DESCRIPTION	Shell Capacity Heels				Working Capacity
TK 01	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 02	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 03	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 04	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 05	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 06	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 07	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 08	OOS	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 09	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 10	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 11	OOS	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 12	CRUDE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 66	FCC FEED	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 227	FCC FEED	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 285	FCC FEED	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 286	FCC FEED	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 248	GENERAL SERVICE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 268	GENERAL SERVICE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 282	GENERAL SERVICE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 77	HYDROCRACKER FEED	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 76	COKER SLURRY/RECYCLE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 75	VAC RESID	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 78	VAC RESID	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 73	HEAVY COKER GASOLINE / SHU FEE	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 71	OFFSET / SLOP OIL	[REDACTED	]	[REDACTED	]	[REDACTED	]
TK 72	OFFSET / SLOP OIL	[REDACTED	]	[REDACTED	]	[REDACTED	]

Attachment II to Appendix 4

APPENDIX 5 – STORAGE FACILITIES USE PROVISIONS

The following terms and conditions set forth the terms and conditions governing Seller’s sole and exclusive right to store Oil and Feedstock in the Storage Facilities:

1.	USAGE AND OPERATION

(a) Exclusive Use. Subject to the provisions of this Agreement and this Appendix, Seller shall, as of the Delivery Commencement Date and during the term of this Agreement, have the sole and exclusive right to store Oil and Feedstock in the Storage Facilities.

(b) Buyer Restrictions and Rights. Nothing herein shall restrict Buyer’s right and ability to operate the Refinery, including the Storage Facilities, provided, however, that:

(i) Except as expressly provided for in Clause 7(e) of this Agreement, Buyer shall not cause or permit any Oil and Feedstock to be withdrawn from the Storage Facilities without the prior written consent of Seller.

(ii) Buyer will not commingle any crude oil or Feedstocks with Seller’s Oil and Feedstock without the prior written consent of Seller.

(iii) With respect to a request by Buyer to add any storage tanks to the Storage Facilities pursuant to Clause 5(d) below, such request by Buyer shall be deemed to constitute a representation from Buyer that such additional storage tank(s) are (i) owned in fee by Buyer, (ii) are free and clear of any Liens other than those expressly permitted pursuant to the terms of the Intercreditor Agreements, and (iii) in full compliance with all of the applicable covenants and obligations set out herein.

2.	COVENANTS OF BUYER

(a) Buyer shall maintain and operate, at its sole cost and expense, the Storage Facilities in a manner that fully complies with (i) all applicable Laws and Regulations; and (ii) standard industry practice. With respect to the operation of the Storage Facilities, Buyer shall make all repairs and perform all maintenance in a reasonably timely manner.

(b) Buyer shall ensure that the Storage Facilities adhere to its current maintenance standards. Buyer shall maintain its Storage Facilities in accordance with API 653 during the term of this Agreement.

(c) At any time during this Agreement Seller shall have the right to enter the Storage Facilities and to inspect, examine and inquire concerning all aspects of the Refinery, Storage Facilities and the Oil and Feedstock stored therein, including, without limitation, docking facilities, storage tanks, and pipelines, measuring equipment, and any other physical or operational aspects of the Storage Facilities or any of Seller’s products stored in the Storage Facilities; provided that, if no Event of Default has occurred with respect to Buyer, Seller shall provide reasonable prior notice to Buyer and adhere to Buyer’s HSE procedures for the Refinery. Seller shall not exercise its rights hereunder if such exercise will: (i) cause or exacerbate any dangerous, emergency or unsafe conditions at the Storage Facilities, or (ii) obstruct or interfere

Appendix 5

with the operations of the Storage Facilities in a manner inconsistent with standard industry practices.

(d) Buyer shall not introduce into any of the Storage Facilities or add any chemical substances to Seller’s Oil and Feedstock, including any substances designed to minimize or reduce Tank Heel levels, without the express prior written authorization of Seller.

(e) Buyer shall not subcontract any part of the work under this Agreement relating to the Storage Facilities without the prior written consent of Seller in its sole discretion. If Buyer subcontracts any part of the work under this Agreement relating to the Storage Facilities with Seller’s consent, Buyer shall require its subcontractors to maintain insurance required in this Agreement to the extent applicable to the Storage Facilities. If requested by Seller, Buyer shall have its subcontractors furnish the same evidence of insurance required of Buyer.

3.	EMERGENCIES

In the event that Buyer reasonably believes that there are, or are about to be, emergency or urgent circumstances which could have a material adverse impact on the Refinery, the Refinery site, the operation of the Refinery, or the health and safety of any person or the environment (“Emergency Circumstances”), regardless of the cause of such Emergency Circumstances and without assuming any duty hereunder to do so, Buyer may take such steps and actions as it, in its sole discretion, deems reasonable to protect against such circumstances occurring or to minimize, reduce or avoid their adverse impact including the immediate lifting, removal, relocation and commingling of Oil or Feedstock of different Grades. Any such steps which Buyer takes shall not, on their own, constitute a Default of the terms of this Agreement provided, however, Buyer shall not be absolved of any responsibility or liability hereunder resulting from any breach of the terms of this Agreement which caused such emergency or urgent circumstances. Buyer shall promptly notify Seller of any steps or actions so taken. Buyer shall compensate Seller for any Liabilities resulting from any such steps or actions taken hereunder.

4.	SUBLETTING AND RELEASE OF SELLER’S CAPACITY

During the term of this Agreement, neither Party may further assign, sublet, sublicense, grant or release any storage capacity in the Storage Facilities except in connection with a permitted assignment under this Agreement.

5.	TANKS BEING TAKEN OUT OF SERVICE / CHANGING SERVICE

During the term of this Agreement certain of the tanks constituting Storage Facilities may be required to come out of service for maintenance or other reasons.

(a) Cleaning of tanks and the safe disposal of any sludge, oil or other hazardous substances from tanks which are taken out of service whether before or after the termination of this Agreement is the sole responsibility of Buyer. Buyer warrants to Seller that Buyer will dispose of such material in a lawful and safe manner. Buyer shall be solely responsible for any and all costs associated with such disposal and shall indemnify Seller against any and all liabilities arising from the disposal of such materials.

Appendix 5

(b) Prior to removing from service a tank comprising part of the Storage Facilities the Parties shall meet to discuss and agree to the measurement of any quantities of usable Oil and/or Feedstock that constitutes Tank Heels that need to be transferred between tanks constituting Storage Facilities, the measurement or assessment of such Tank Heels and whether the actual net Tank Heel volume following such operations will be less or more than the TH Starting Volume as adjusted by any prior interim Tank Heel purchases and sales. If there will be a net reduction in the Tank Heel volume following such operations Buyer shall purchase such reduction quantity of Tank Heel volume pursuant to the terms of Clause 5(j)(ii)(2), with the volume of such Tank Heels purchase being treated as an interim purchase by Buyer. If a measurement or assessment indicates that Buyer has not yet purchased the full amount of Oil or Feedstock that has been used, then Buyer shall purchase and pay for such used Oil or Feedstock at a price equal to the then-applicable price for such Oil or Feedstock as specified in the applicable Cargo Bank applying the FIFO accounting practice to determine which Oil is being purchased and applying the Provisions of Clause 5(i) with respect to interim Feedstock purchases.

(c) When returning a tank to service that has been removed from service pursuant to Clause 5(b) of this Appendix 5, the Parties shall meet to discuss and agree to a quantity of Tank Heels that will be used to re-float the tank and such quantity of Oil or Feedstock shall be treated as Tank Heels for all purposes hereunder. Such new Tank Heels will be purchased by Seller pursuant to the provisions of Clause 5(j)(ii)(1), with the volume of such new Tank Heels treated as an interim purchase by Seller and will be subject to Clauses 5(j) and 25 at the TH Conclusion Date and at termination of the Agreement.

(d) To the extent Buyer desires to change service for any tank constituting part of the Storage Facilities or add or remove a tank from the Storage Facilities, Seller must provide its written consent. Upon the granting of Seller’s consent, Attachment II to Appendix 4 shall be automatically deemed to reflect such modifications. To the extent applicable, the Parties shall also meet and agree prior to the granting of any such consent to any of the matters set forth in subclause (b) above.

Appendix 5

APPENDIX 6 – GENERAL PRINCIPLES OF SERVICE

The Commercial Services and Shipping Services under this Agreement will be rendered in accordance with the following:

1.	COMMERCIAL SERVICES

(a) Commercial Services Provided

The Commercial Services shall include the following:

(i) Onward transportation of Oil and Feedstock as required to Supply Oil and Feedstock to the Refinery;

(ii) Storage of Oil and Feedstock in the Storage Facilities until such time the Oil and Feedstock is delivered to Buyer (with Buyer providing all maintenance and operation of the Storage Facilities);

(iii) Information services, including the provision of information that helps Buyer run the Refinery LP and plan and schedule Refinery operations;

(iv) Operational, shipping, financial, contractual and other administrative services related to the activities as detailed in (i)-(iii) above, which include the conduct of commercial contract negotiations, resolving any trading disputes with third parties and contractual compliance matters with third parties.

(b) Commercial Services Actions. Seller:

(i) shall perform its duties in both a reasonable and prudent manner;

(ii) shall act as a principal in the market in front of third parties for purchases and sales of Oil and Feedstock under this Agreement;

(iii) shall be the only face to market for the execution of all Commercial Services;

(iv) shall use reasonable efforts to secure optimal pricing of the Oil and Feedstock purchased or sold under this Agreement and to minimize delivery-related costs for Oil and Feedstock purchased under the Execution Method;

(v) shall allocate the necessary resources to support and to interface with Buyer in the provision of the Commercial Services hereunder;

(vi) may enter into commercial commitments with third parties in connection with the performance of the Commercial Services, with all commercial terms being agreed to at its reasonable sole discretion, in line with Buyer’s mandate;

Appendix 6

(vii) may conduct any re-sale of any Oil and Feedstock purchased as part of this Agreement in line with its credit control procedures in effect at the time of such disposal. The costs of a third party credit default under such re-sale of Oil and Feedstock shall be for Buyer’s account unless caused by the gross negligence or willful misconduct of Seller.

(c) Commercial Services Actions. Buyer:

(i) shall maintain an organizational structure to support and interface with Seller in the conduct of this Agreement;

(ii) may maintain such market knowledge as it sees fit independently of Seller, but will refrain from seeking bids / offers / indications or otherwise contracting in the market directly or via intermediates for any of the Commercial Services covered under this Agreement except if compelled to do so due to the gross negligence or willful misconduct of Seller;

(iii) acknowledges and accepts that Seller will only contract with third party companies which have been compliance cleared by Seller, with such clearance not to be unreasonably withheld;

(iv) acknowledges that Seller cannot be obliged to use contractors or service providers which do not meet Seller’s HSE requirements.

2.	SHIPPING SERVICES

(a) Shipping Services Provided

Seller shall be the sole and exclusive face to the market for the provision of Shipping Services in relation to the Supply of Oil and Feedstock under this Agreement. Such Shipping Services shall include:

(i) the provision of shipping market availability and price information to Buyer;

(ii) the negotiation and execution of all shipping agreements including lightering services into the Delaware River,;

(iii) shipping operational services including managing logistics in relation to each Cargo from the Loading Terminal to the Supply Port, liaising with terminals, ship owners, and appointing Independent Inspectors for quality and quantity testing and certification;

(iv) quality control and loss control services including overseeing independent inspection services and providing reasonable technical support and advice in relation to any Oil quality claims and any recovery actions against ship owners;

Appendix 6

(v) any vetting requirements including all Vessels used; and loadports as required by Seller’s vetting policy. Buyer acknowledges that Seller shall not be obliged to use Vessels, service providers or call at loadports which are not in compliance with Seller’s vetting policy.

(b) Pre-Commencement Meetings. Prior to the Effective Date the Parties shall meet to coordinate the start-up process with respect to this Agreement. The Parties shall coordinate all matters necessary or convenient to the operations leading up to the first Supply of Oil and Feedstock by Seller to the Refinery.

Appendix 6

APPENDIX 7 – LIST OF APPROVED FUNGIBLE GRADES

DCR Fungible Crude List

Crude Name	country	load port	typical ship size	f= fungible nf=non-fungible no=not available Fungibility	Approved for use @ DCR
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	VLCC	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	no	Y, but must be cut with lighter crude prior to arrival to get API > 13°F
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]		nf	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	N
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]		nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y, but at 25 MBPO max rate due to desalter grid voltage issues
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	N
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]		f	N
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]		nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	N
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Suezmax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	f	N
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	y	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	no	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	no	Y
[REDACTED]	[REDACTED]	[REDACTED]	Aframax	nf	Y

Ship size
panamax	60000
aframax	80000
suezmax	130000
vlcc	260000

Appendix 7

APPENDIX 8 – REQUIREMENTS SCHEDULE

Buyers tentative requirement schedule				date

	mbd Jan	mbd Feb	mbd Mar	mbd Apr
Type A
Kirkuk
Urals
Vasconia
Basra
Type B
Terre Nova
Hibernia
Azerla
Dalla
Type C
Arab light
Arab medium
Kirkuk
Type D
M100
VGO

Appendix 8

DELAWARE CITY REFINERY - CRUDE SCHEDULE

[REDACTED]

Appendix 8

APPENDIX 9 – GRADE PECKING ORDER

CRUDE EVALUATION TABLES

Date of Issue			“date”
Period Valid	(days	)	7

GRADE PECKING ORDER (GPO)

For 15 Day Period ending        “date 1”

Type A				Type B
Grade	Max volume at value	Seller price indication refinery gate	Buyer LP run margin	Grade	Max volume at value	Seller price indication refinery gate	Buyer LP run margin
Base				Base
Alt 1				Alt 1
Alt 2				Alt 2
Alt 3				Alt 3
Alt 4				Alt 4
etc				etc

For 15 Day Period ending        “date2”

Type A				Type B
Grade	Max volume at value	Seller price indication refinery gate	Buyer LP run margin	Grade	Max volume at value	Seller price indication refinery gate	Buyer LP run margin
Base				Base
Alt 1				Alt 1
Alt 2				Alt 2
Alt 3				Alt 3
Alt 4				Alt 4
etc				etc

More Periods in future give more tables. Suggest minimum 15 day periods to allow flexible buying.

REPLACEMENT GRADE PECKING ORDER (RGPO)

Table contains value of alternative grade in row vs Grade of crude currently covering requirement in column. If no value is shown, grade is not an allowed alternative

Covered requirement Date range allowed Grade	1	2	3	4	5	6
A
B
C
D
E
F
G

SPECIAL REFINERY NOTES

Freeform text highlighting special needs attributable to certain requirements.

Appendix 9

APPENDIX 10 – CARGO CONFIRMATION NOTICE

Seller hereby confirms the covering of a Requirement in accordance with Clause 5 “Acquisition of Oil and Feedstock” as set forth in the Crude Oil/Feedstock Supply/Delivery and Services Agreement between the Parties dated April 7, 2011, with the Cargo of Oil per the following Transparent Contractual Terms:

CONTRACT DATE:	XXXXXX

REQUIREMENT NO.:	XXXXXX

QUALITY:	XXXXXXXXXX

QUANTITY:	XXXXXXXX (US BBLS)

TOLERANCE:	XXXXX

TOLERANCE OPTION:	SELLER’S

PLACE OF DELIVERY:	XXXXXXX BY VESSEL (DES), AT ONE SAFE BERTH

PERIOD OF DELIVERY:	XXXXXXX

PRICE AND CURRENCY:

BASIS:	XXXXXXXX
DIFFERENTIAL:	XXXXXXXX
PERIOD:	XXXXXXXX

PAYMENT TERM:	XXXXXXX

ACQUISITION: METHOD	EXECUTION METHOD / SUPPLY POINT METHOD

CREDIT TERMS:	XXXXXXX

OTHER TERMS:

FURTHER COMMERCIAL AGREEMENTS PERTAINING TO THIS CARGO:

Regards,

Statoil Marketing & Trading (US) Inc.

By:
Name:
Title:

Appendix 10

APPENDIX 11 – COMMENCEMENT INVENTORY ACQUISITION

This Appendix 11 sets forth the procedures whereby (a) Seller will purchase from Buyer the initial inventory of Oil and Feedstock in the storage tanks, which is owned by Buyer at the Refinery as of the Effective Date (the “Initial Inventory”) and (b) the Aggregate Heel Capacity (as defined below) of each applicable storage tank will be filled with Tank Heels (including Feedstock Virtual Tank Heels) and how those Tank Heels will be priced. This Appendix 11 also constitutes Buyer’s written mandate for Seller to purchase the volumes of Oil and Feedstock which constitute the Initial Inventory.

1.	INITIAL INVENTORY.

(a) Conveyance of Title. On the Effective Date, Buyer hereby SELLS, ASSIGNS, TRANSFERS and DELIVERS to Seller, its successors and assigns forever, all of Buyer’s right, title, and interest in and to all of the Initial Inventory TO HAVE AND TO HOLD, all of Buyer’s right, title, and interest in and to the Initial Inventory, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Seller and Seller’s successors and assigns forever. Buyer, for itself, its successors and assigns, covenants and agrees to warrant and forever defend good title to the Initial Inventory as of the date of the conveyance hereunder, free and clear of all liens and encumbrances.

(b) Measurement. Prior to the Effective Date, Buyer and Seller agreed upon an Independent Inspector to measure the volume of Oil and Feedstock in the storage tanks and Line Fill in accordance with the most current API/ASTM standards and guidelines. The Initial Inventory volumes as measured by the Independent Inspector shall be binding on the Parties absent a showing of fraud, negligence or manifest error. Tank 227 contains approximately 5,600 Barrels of Initial Inventory, as measured by the Independent Inspector prior to the Effective Date, and the remaining Barrels of Feedstock in Tank 227 were owned by Seller prior to the Effective Date. Additional storage tanks that were leased to Seller as of the Effective Date may also contain both Initial Inventory and Oil or Feedstock owned by Seller.

(c) Pricing and Payment. Pricing for the Initial Inventory shall be mutually agreed upon by the Parties based on the quality and specifications of the Initial Inventory and shall be priced based on a differential to the then current-month WTI contract when payment becomes due. Payment for the Initial Inventory from Seller to Buyer shall be due within 3 Business Days after Start Up.

2.	TH STARTING VOLUME.

(a) Each storage tank in the Storage Facilities has a tank heel capacity designated on the table in Attachment II to Appendix 4 for such storage tank (for each storage tank, the “Tank Heel Capacity”). Each storage tank used to store Feedstock additionally has a designated Feedstock Virtual Tank Heel (for each storage tank, the “Virtual Tank Heel Capacity,” and together with the Tank Heel Capacity, the “Aggregate Heel Capacity”).

(b) The TH Starting Volume for each storage tank shall be equal to the Aggregate Heel Capacity of such storage tank. The TH Starting Volume shall consist of the Initial Inventory in such storage tank, if any, and, for each storage tank which as of the Effective Date

Appendix 11

contains a volume of Initial Inventory that is less than the Aggregate Heel Capacity (it is anticipated that each storage tank contains a volume of Initial Inventory that is less than the Aggregate Heel Capacity of such storage tank), the volume of Oil or Feedstock which is subsequently Supplied to such storage tank to bring the total amount of Oil or Feedstock in such storage tank up to the Aggregate Heel Capacity of such storage tank. For each storage tank which contains Initial Inventory that is less than the Aggregate Heel Capacity, the Aggregate Heel Capacity of such storage tank minus the Initial Inventory in such storage tank shall be designated as the “Heel Fill Volume.”

(c) The Tank Heel purchase price for Oil or Feedstock used to fill the Heel Fill Volume (such Oil or Feedstock, “Heel Fill”) shall be designated as the calculated price as if such Heel Fill were Delivered to Purchaser on the date such Heel Fill is Supplied (and whereby such Heel Fill becomes Tank Heels). For Tank 227 and any other storage tank which as of the Effective Date contains both Initial Inventory and other Feedstock or Oil owned by Seller, all Oil or Feedstock in the Aggregate Heel Capacity in such storage tank is Heel Fill and shall be priced in accordance with this Clause 2(c) of Appendix 11 on the Effective Date.

(d) Buyer and Seller will endeavor to fill the Aggregate Heel Capacity of each storage tank with Oil or Feedstock within one month of the Effective Date.

(e) TH Per Barrel Storage Charge.

(i) In accordance with Clause 5(j)(iii)(1), on or before April 15, 2011, Seller shall provide notice to Buyer setting forth a calculation of (1) the TH Per Barrel Storage Charge, (2) the initial TH Starting Volume and (3) the aggregate per Barrel Tank Heel purchase price for the TH Starting Volume, together with copies of relevant materials used to determine such calculations, including a report on Initial Inventory and Heel Fill Volume in substantially the form of Annex A to this Appendix 11.

(ii) Such calculations shall be binding on the Parties unless Buyer objects in writing within 5 Business Days of receiving such notice. If Buyer provides notice of disagreement of any of the foregoing calculations, the Parties shall endeavor to determine such amounts by mutual agreement.

(iii) If Seller sends Buyer the notice described in Clause 2(e)(i) of this Appendix 11 prior to the date on which all Aggregate Heel Capacity has been filled with Oil and Feedstock, such notice shall only cover the Heel Fill Volume which has been filled with Heel Fill as of such date, and Seller will send additional notice(s) to Buyer as the additional Heel Fill Volume is filled until the TH Starting Volume has been completely filled with Heel Fill. For such additional TH Starting Volume, the TH Per Barrel Storage Charge may be based on a WTI contract other than May 2011 WTI, depending on when such calculation is made.

(f) If the Line Fill is not full as of the Effective Date, the amount of Oil or Feedstock required to fill the Line Fill shall be treated as Heel Fill Volume.

3. OTHER FEES. The Initial Inventory and Heel Fill are each subject to the normal $[REDACTED] per Barrel service fee and insurance of $[REDACTED] per Barrel, and shall be included in the calculation of the TVM Payment when Seller becomes responsible for payment for such Initial Inventory and Heel Fill

Appendix 11

4. LINE FILL. Crude Line Fill is the volume of Oil contained within the Refinery shore storage tanks and lines. FCC Charge / VGO Line Fill is the volume of Feedstock contained within the Refinery shore storage tanks and lines. Collectively Crude Line Fill and FCC Charge / VGO Line Fill are defined as “Line Fill”.

Appendix 11

TANK	SERVICE	INITIAL INVENTORY (BBLS)	TANK HEEL CAPACITY	VIRTUAL TANK HEEL CAPACITY	AGGREGATE HEEL CAPACITY	HILL FILL VOLUME	INITIAL INVENTORY PRICING	HEEL FILL SUPPLIED AS OF DATE OF THIS REPORT	AGGREGATE FILLED HEEL FILL VOLUME PRICING
01	Crude		[REDACTED]	N/A			[REDACTED]

02	Crude		[REDACTED]	N/A			[REDACTED]

03	Crude		[REDACTED]	N/A			[REDACTED]

04	Crude		[REDACTED]	N/A			[REDACTED]

05	Crude		[REDACTED]	N/A			[REDACTED]

06	Crude		[REDACTED]	N/A			[REDACTED]

Appendix 11

TANK	SERVICE	INITIAL INVENTORY (BBLS)	TANK HEEL CAPACITY	VIRTUAL TANK HEEL CAPACITY	AGGREGATE HEEL CAPACITY	HILL FILL VOLUME	INITIAL INVENTORY PRICING	HEEL FILL SUPPLIED AS OF DATE OF THIS REPORT	AGGREGATE FILLED HEEL FILL VOLUME PRICING
07	Crude		[REDACTED]	N/A			[REDACTED]

08	OOS		[REDACTED]				[REDACTED]

09	Crude		[REDACTED]	N/A			[REDACTED]

10	Crude		[REDACTED]	N/A			[REDACTED]

11	OOS		[REDACTED]				[REDACTED]

12	Crude		[REDACTED]	N/A			[REDACTED]

Appendix 11

TANK	SERVICE	INITIAL INVENTORY (BBLS)	TANK HEEL CAPACITY	VIRTUAL TANK HEEL CAPACITY	AGGREGATE HEEL CAPACITY	HILL FILL VOLUME	INITIAL INVENTORY PRICING	HEEL FILL SUPPLIED AS OF DATE OF THIS REPORT	AGGREGATE FILLED HEEL FILL VOLUME PRICING
66	FCC Feed		[REDACTED]				[REDACTED]

227	FCC Feed	[REDACTED]	[REDACTED]				[REDACTED]

285	FCC Feed		[REDACTED]				[REDACTED]

286	FCC Feed		[REDACTED]				[REDACTED]

248	General Service		[REDACTED]				[REDACTED]

268	General Service		[REDACTED]				[REDACTED]

Appendix 11

TANK	SERVICE	INITIAL INVENTORY (BBLS)	TANK HEEL CAPACITY	VIRTUAL TANK HEEL CAPACITY	AGGREGATE HEEL CAPACITY	HILL FILL VOLUME	INITIAL INVENTORY PRICING	HEEL FILL SUPPLIED AS OF DATE OF THIS REPORT	AGGREGATE FILLED HEEL FILL VOLUME PRICING
282	General Service		[REDACTED]				[REDACTED]

77	Hydrocracker Feed		[REDACTED]				[REDACTED]

76	Coker Slurry / Recycle		[REDACTED]				[REDACTED]

75	Vac Resid		[REDACTED]				[REDACTED]

78	Vac Resid		[REDACTED]				[REDACTED]

73	Heavy Coker Gasoline / SHU Feed		[REDACTED]				[REDACTED]

Appendix 11

TANK	SERVICE	INITIAL INVENTORY (BBLS)	TANK HEEL CAPACITY	VIRTUAL TANK HEEL CAPACITY	AGGREGATE HEEL CAPACITY	HILL FILL VOLUME	INITIAL INVENTORY PRICING	HEEL FILL SUPPLIED AS OF DATE OF THIS REPORT	AGGREGATE FILLED HEEL FILL VOLUME PRICING
71	Offtest / Slop Oil		[REDACTED]				[REDACTED]

72	Offtest / Slop Oil		[REDACTED]				[REDACTED]

N/A	Crude Line Fill		[REDACTED]	N/A			[REDACTED]

N/A	FCC Charge/ VGO Line Fill		[REDACTED]	N/A			[REDACTED]

Appendix 11

APPENDIX 12 – TERMINATION OF DELIVERIES NOTICE

[LETTERHEAD OF STATOIL]

[                         , 20    ]

Delaware City Refining Company LLC

1 Sylvan Way, 2nd floor,

Parsippany, NJ 07054-3887

Attention: Executive Vice President, Commercial

Fax Number: (973) 455-7562

Telephone Number: (973) 455-7500

E-mail: dlucey@pbfenergy.com

Re:	Termination of Deliveries Notice Affecting Crude Oil / Feedstock Supply, Delivery and Services Agreement dated April 7, 2011 between Statoil Marketing & Trading (US) Inc. (“Seller”) and Delaware City Refining Company LLC (“Buyer”) (the “Supply Agreement”)

Dear Mr. [                                         ]:

This Termination of Deliveries Notice (“Notice”) is to advise you that pursuant to the Supply Agreement an Event of Default has occurred and is continuing with Buyer as Defaulting Party.

As a result of the foregoing, Seller has elected to send this Termination of Deliveries Notice. Pursuant to Clause 24(d) of the Supply Agreement, Buyer shall immediately cease taking Deliveries of Oil or Indigenous Feedstock and all rights of Buyer to take such Deliveries is hereby terminated. If Buyer does not immediately cease taking Deliveries of Oil or Indigenous Feedstock and provide confirmation of such shutdown to Seller to be received within one (1) hour from delivery of this Notice, Seller may seek injunctive relief via a temporary restraining order and / or a temporary and permanent injunction.

Confirmation of shutdown must be sent via telecopy or other electronic transmission to the following:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

Attention: Crude Oil Operations

Fax Number: (203) 978-6958

Telephone Number: (203) 978-6900

E-mail: uscrudeops@statoil.com

Appendix 12

Very truly yours,

Statoil Marketing & Trading (US) Inc.

By:
Name:
Title:

cc:	PBF Holding Company LLC
1 Sylvan Way, 2nd floor
Parsippany, NJ 07054-3887
Attention: General Counsel
Fax Number: (973) 455-7562
Telephone Number: (973) 455-7500

Appendix 12

APPENDIX 13 – INTENTIONALLY OMITTED

Appendix 13

APPENDIX 14 – CARGO BANKS AND HEDGE MONTHS SPREADSHEET

	Cargo Banks						Run Months		Hedge Months
							Cargo Bank Withdrawal		Run Month	Feb				Mar
Cal Month	Reg. No.	Vessel	Grade	Cargo Vol	Del Win	CB Diff	Feb	Mar	Futures Contract	Mar		Apr		Apr
FEBRUARY		January crude
	3	Agean Power	Arab LI	[REDACTED]	Feb 4-8	[REDACTED]	[REDACTED]			[REDACTED]
	4	Naphtha	Naphtha	[REDACTED]	In tank	[REDACTED]	[REDACTED]			[REDACTED]
	5	Princimar Strength	Kirkuk	[REDACTED]	Feb 16-18	[REDACTED]	[REDACTED]	[REDACTED]				[REDACTED]		[REDACTED]
	6	Fairseas	Arab LI	[REDACTED]	Jan 26-28	[REDACTED]	[REDACTED]			[REDACTED]

						Total	[REDACTED]	[REDACTED]	Total	[REDACTED	]	[REDACTED	]	[REDACTED	]

	Cargo Banks						Run Months		Hedge Months
							Cargo Bank Withdrawal		Run Month	Mar				Apr
Cal Month	Reg. No.	Vessel	Grade	Cargo Vol	Del Win	CB Diff	Mar	Apr	Futures Contract	Apr		May		May
MARCH	5	Princimar Strength	Kirkuk	[REDACTED]	Feb 16-18	[REDACTED]	[REDACTED]			[REDACTED]
	7	V8 Stealth II	Arab LI	[REDACTED]	Mar 11-12	[REDACTED]	[REDACTED]			[REDACTED]
	8	Aegean Freedom	Kirkuk	[REDACTED]	Feb 20-21	[REDACTED]	[REDACTED]					[REDACTED]

						Total	[REDACTED]	—	Total	[REDACTED	]	[REDACTED	]	[REDACTED	]

Appendix 14

APPENDIX 15 – CARGO TABLE SPREADSHEET

CARGO TABLE

	Vessel Name
Cargo details
Description	Cargo number
	Seller
	Grade
	Volume
	Execution / Supply Point
	Trade location
	Delivery terms

Monthly Quality and Basis Differential / Hedge-Month

Price	Differential (at price point)
Details	Freight de-escalation
	API de-escalation
	Total Apl Frt and Diff	A	0.0000
	Pricing basis
	Pricing period

Conversion	Hedge-Month
Costs	Run month
	ASCI to WTI
	Brt to WTI
	CFD’s
	EFP
	rolls
	rolls
	other
	Conversion differential	C	0.0000
Estimated	Frieght
Costs	Demurrage
	Lightering
	Outturn loss differential
	Inspection
	Other
Total estimated costs		E	0.0000
Total estimated costs per outturn barrel		B	0.0000
Total price diff Delivered: FQD=A+B Final Quality Diff			0.0000
Hedge-Month Conversion: CBD=C Cargo Basis Diff			0.0000
Monthly Quality and Basis Differential = FQD+CBD			0.0000

Petty Cash Adjustments
Actual costs	Frieght
Demurrage
Lightering
Outturn loss diffrential
Inspection
Other
Other
Total actual costs		D
Total estimated costs		E
Total Petty Cash Adjustment (USD) D-E Petty cash reference #

Appendix 15

APPENDIX 16 – INTENTIONALLY OMITTED

Appendix 16

APPENDIX 17 – FORM OF BUYER’S INVENTORY STATEMENT

Buyer’s Monthly Statement of Inventory

Delaware City Refinery

Inventory Conducted at:	2300	31-Oct-10

Total Oil in Crude Tank Field, M:	[REDACTED]
Month End Inventory, M-1:	[REDACTED]
Difference:	[REDACTED]
Oil Supplied by Seller in M:	[REDACTED]
Delivered Quantity in M:	[REDACTED]

Cargo Supplied In M	Volume	EPQ Number	EPQ Quantity
M-345	[REDACTED]	4356	[REDACTED]
M-345	[REDACTED]	5677	[REDACTED]
M-897	[REDACTED]	5678	[REDACTED]
M-854	[REDACTED]	6899	[REDACTED]
		7890	[REDACTED]
		3467	[REDACTED]
Total:	[REDACTED]

Total EPQ Volume for M:	[REDACTED]
Quantity Delivered in M:	[REDACTED]
EPQ/Delivered Difference:	[REDACTED]

Signed:

Appendix 17

APPENDIX 18 – FORM OF PETTY CASH SPREADSHEET

Buyer’s Petty Cash Account

Petty Cash Opening Account:

Running Total:

	Cargo Number	Description	Cost		DCF Location	Comment
1			$	[REDACTED]	General/Delaware City/April 2011
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
Running Total:
Buyer’s Paydown:
		Balance:				Transferred

Appendix 18

APPENDIX 19 – REFINERY MARINE TERMS

1.	PRE-ARRIVAL INFORMATION

In addition to the notice requirements contained in the Agreement, Seller, or the owner or master of a Vessel chartered by Seller, shall:

(a) Give notice in writing to Buyer, or the operator of the Refinery, of the estimated time of arrival (“ETA”) of any scheduled Vessel at [REDACTED] before the expected arrival at the Refinery or customary anchorage.

(b) Promptly notify Buyer, directly or indirectly, or the operator of the Refinery, in writing about a new ETA if the ETA advances or recedes by [REDACTED] or more after the [REDACTED] ETA notice has been given.

(c) Furnish, as reasonably requested by Buyer, additional data in writing, about the Vessel’s dimensions, equipment and certificates, as well as the nature and estimated duration of the anticipated cargo handling and other operations at the Refinery based on Vessel’s pumping capabilities, such information to be actually received by Buyer not later than [REDACTED] before the Vessel’s arrival at the Refinery.

2.	DOCKED VESSEL OPERATIONS

Buyer may instruct Seller to direct a Vessel to vacate its Berth if the Vessel fails to comply with Buyer’s rules and regulations or if there is a deficiency in the Vessel’s safety or environmental systems. If the Vessel does not vacate the Berth in a reasonable time following said instructions, Seller agrees to indemnify Buyer in accordance with Clauses 26 and 27 of the Agreement for any Liabilities Buyer incurs or is required to pay third parties as a result thereof, upon receipt of proper supporting documents.

3.	SAFE BERTH AND PASSAGE

(a) If a Vessel cannot, in Buyer’s reasonable opinion, maintain its mooring safely at the dock, and the Vessel is causing the unsafe condition, then Buyer at its sole discretion may order hold-in tugs, and the cost of such tugs shall be for the Vessel’s account. Dockage and service fees, including mooring, booming and gangway use, will be charged to the Vessel. In addition, all duties and other charges on the Vessel, including those incurred for tugs and pilots, and other port costs shall be for the Vessel’s account, unless required by Buyer.

(b) Notwithstanding anything to the contrary in this Appendix or Agreement, Buyer does not warrant the safety or draft of public channels, fairways, approaches thereto, anchorages or other publicly-maintained area either inside or outside the port area where the Vessel may be directed. Buyer shall not be liable for (i) any loss, damage, injury or delay to Vessel resulting from the use of such waterways not caused by Buyer’s sole fault or sole negligence or which could have been avoided by the exercise of reasonable care on the part of the Vessel or its master, or (ii) any damage to Vessel at the Refinery caused by other vessels passing in the waterway.

Appendix 19

(c) Subject to subclause (iv) below, Buyer warrants to Seller that (i) Buyer shall provide two jetties for import and export of Oil and Feedstock fitted with loading hoses and insulation flanges for Berthing as specified in this Clause 3(c) of this Appendix 19 and (ii) one jetty (the “Number 1 Berth”) shall meet the requirements listed in subclause (i) below and the second jetty (the “Number 2 Berth”) shall meet the requirements listed in subclause (ii) below:

(i) Number 1 Berth: (1) maximum 923 feet length overall (“LOA”), (2) maximum 142,000 deadweight tonnage (“DWT”), and (3) variable draft up to a maximum of 36 feet fresh water, with minimum 310 feet LBP due to bumper configuration.

(ii) Number 2 Berth: (1) maximum 900 feet LOA, (2) maximum 160,000 DWT, and (3) variable draft up to a maximum of 36 feet fresh water, with minimum 260 feet LBP.

(iii) Access to both berths is via Buyer’s Shipping Channel, with a variable draft up to a maximum on 36 feet at MHW, which includes a 1’ under keel clearance. Actual drafts in the channel will be mapped periodically and changes promptly communicated to Seller. Any additional costs incurred as a result of changes in drafts, including lightering costs, will be solely for Buyer’s account.

(iv) The crude pipeline from the jetty to the crude oil tank farm has a check valve making it a receipt-only facility. Buyer warrants that the check valve on the crude pipeline can be modified to export crude oil. Should a Buyer Event of Default occur Buyer shall make, or permit Seller to make, all necessary modifications to the jetty pipeline and any lateral pipelines to facilitate the export of crude oil from the Refinery, including reversal of the check valve(s). All costs incurred for such modifications shall be solely for the account of Buyer.

4.	SHORE TANK AVAILABILITY

Buyer has the right to restrict or modify Berthing times based on the availability of shore tank ullage. Buyer will make every effort to communicate to Seller any anticipated issues with shore tanks or ullage. Any delay or cost resulting from such restriction or modification, including demurrage, shifting costs, pilotage and additional tugs, shall be solely for Buyer’s account.

5.	POLLUTION PREVENTION AND RESPONSIBILITY

In the event of an escape or discharge of Oil, cargo or bunkers from a Vessel that causes or threatens to cause pollution or damage, Buyer will promptly take whatever measures are necessary to prevent, mitigate and clean up such release or damage. Buyer shall keep Seller advised of the nature and results of any such measures taken, and, if time permits, the nature of the measures intended to be taken.

6.	HOSES AND SIMULTANEOUS DISCHARGE

Appendix 19

(a) Hoses between the Vessel and the shore flanges shall be furnished by Buyer. Flanges for hose connection should be at or near the Vessel’s dockside rail and should comply with OCIMF recommendations and US Coast Guard regulations. Use of crossover hoses/jumpers is not allowed without prior authorization from Buyer.

(b) Vessel cargo hoses, including marine vapor recovery and offshore manifold crossover hoses (or jumpers), must be tested annually, and be in service for less than 5 years. Documentation of annual hydrostatic testing and service age must be aboard the Vessel and available to Buyer on request. Any time lost due to verification of compliance shall be for the account of Seller.

(c) If requested by Buyer, Vessel shall discharge more than one grade simultaneously whenever technically capable of doing so.

7.	AMERICAN TANKER RATE SCHEDULE / WORLDSCALE REFERENCE

All terms, conditions and differentials as set forth in the current revised American Tanker Rate Schedule / Worldscale Reference on the date of the Vessel loading or discharging, as applicable, and amendments thereto, shall apply insofar as they are not in conflict with any of the above written provisions.

Appendix 19

APPENDIX 20 – STANDBY LETTER OF CREDIT

BENEFICIARY:

GENTLEMEN:

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT NO. [                                 ] IN YOUR FAVOR FOR DRAWINGS UP TO USD [                 ] EFFECTIVE IMMEDIATELY. THIS LETTER OF CREDIT WILL EXPIRE WITH OUR CLOSE OF BUSINESS ON [                     ,     20    ] (“EXPIRY DATE”)[A date not less than 6 months following the issuance date].

FUNDS UNDER THIS LETTER OF CREDIT NO. [                         ] ARE AVAILABLE AGAINST BENEFICIARY’S SIGNED DRAFT (DEMAND FOR PAYMENT) DRAWN ON UBS AG, STAMFORD BRANCH ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT INCLUDING ANY SUBSEQUENT AMENDMENT(S) AND BENEFICIARY’S STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNER, STATING THE FOLLOWING:

“I, [    ] AN AUTHORIZED SIGNER FOR (insert beneficiary), HEREBY DEMAND PAYMENT OF USD [                        ] UNDER UBS AG, STAMFORD BRANCH LETTER OF CREDIT NO. [                    ], SINCE (insert applicant), DEFAULTED IN COMPLYING WITH THE TERMS OF A CERTAIN AGREEMENT SIGNED BETWEEN (insert beneficiary) AND (insert applicant).”

Or

“I, [    ] AN AUTHORIZED SIGNER FOR (insert beneficiary), HEREBY DEMAND PAYMENT OF USD [                        ] UNDER UBS AG, STAMFORD BRANCH LETTER OF CREDIT NO. [                    ], BECAUSE (insert applicant) IS REQUIRED TO MAINTAIN THIS LETTER OF CREDIT IN PLACE, BUT THE LETTER OF CREDIT’S EXPIRY DATE HAS NOT BEEN EXTENDED AT LEAST 30 DAYS OR MORE PRIOR TO THE CURRENT EXPIRY DATE.”

SPECIAL CONDITIONS:

All bank charges and commissions shall be for the applicant’s account.

Spelling and typographical errors are not to be construed as a discrepancy.

Partial and multiple drawings are permitted.

Notwithstanding anything to the contrary herein, telecopy documents and faxes in lieu of originals are acceptable for purposes of this letter of credit.

The Expiry Date shall be automatically extended for an additional one year period, 45 calendar days prior to the currently applicable Expiry Date, unless at least 45 calendar days prior to the

Appendix 20

original Expiry Date and any amended or renewal Expiry Date, we notify the Beneficiary in writing by certified mail that there will be no (further) renewals or extensions.

EACH DEMAND HEREUNDER WILL BE HONORED BY [    ] P.M. ON THE BANKING DAY ON WHICH SUCH DEMAND WAS RECEIVED IF THE DEMAND IS RECEIVED BY [10:00] A,M, AND WILL BE HONORED BY [    ] P.M. ON THE BANKING DAY FOLLOWING THE DAY ON WHICH SUCH DEMAND WAS RECEIVED IF THE DEMAND IS RECEIVED AFTER [10:00] A,M, PAYMENTS SHALL BE MADE BY US IN UNITED STATES DOLLARS, IN IMMEDIATELY AVAILABLE FUNDS AND IN FULL WITHOUT ANY DEDUCTION OR WITHOLDING (WHETHER IN RESPECT OF SET OFF, COUNTERCLAIM, DUTIES, PRESENT OR FUTURE TAXES, CHARGES OR OTHERWISE WHATSOEVER).

WE SHALL HONOR ANY SIGHT DRAFT(S) PRESENTED UNDER THIS LETTER OF CREDIT, PROVIDED SUCH DRAFT(S) AND ACCOMPANYING DOCUMENTS CONFORM TO THE TERMS AND CONDITIONS HEREOF. DRAFT(S)AND STATEMENT MAY BE SUBMITTED (a) IN PERSON AT [list physical address of appropriate branch of the issuing bank OR (b) BY OVERNIGHT COURIER SERVICE ADDRESSED TO UBS AG. 299 PARK AVENUE, 26TH FLOOR, NEW YORK, NY 10171, ATTN: LETTER OF CREDIT SERVICES.

THIS LETTER OF CREDIT SHALL BECOME IMMEDIATELY DUE AND PAYABLE IF WE SHALL COMMENCE ANY CASE, PROCEEDING OR OTHER ACTION UNDER ANY EXISTING OR FUTURE LAW OF ANY JURISDICTION RELATING TO BANKRUPTCY, INSOLVENCY, AND REORGANIZATION. ARRANGEMENT. SCHEME OF ARRANGEMENT, ADJUSTMENT, WINDING-UP, LIQUIDATION, DISSOLUTION, COMPOSITION OR OTHER RELIEF WITH RESPECT TO OUR DEBTS, OR SEEK APPOINTMENT OF A LIQUIDATOR, PROVISIONAL LIQUIDATOR, RECEIVER, ADMINISTRATOR, TRUSTEE, CUSTODIAN, OR OTHER INSOLVENCY OFFICIAL FOR ALL OR ANY SUBSTANTIAL PART OF OUR ASSETS; OR TAKE ANY ACTION IN FURTHERANCE OF, OR INDICATING OUR CONSENT TO, APPROVAL OF, OR ACQUIESCENCE IN, ANY OF THE ACTS SET FORTH ABOVE.

THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE ISP98 (INTERNATIONAL STANDBY PRACTICES, INTERNATIONAL CHAMBER OF COMMERCE, PARIS PUBLICATION NO. 590).

As to matters not governed by ISP98 the construction, validity and performance of this Standby Letter of Credit shall be governed by and construed in accordance with the law of the State of New York and any dispute shall be submitted to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan, New York, or, if such court declines to exercise or does not have jurisdiction, in any New York State court in the Borough of Manhattan.

Appendix 20

APPENDIX 21 – HSE AND ETHICS POLICY

Seller has previously delivered under separate cover certain of Seller’s HSE policies as set forth in the report prepared by Seller regarding that certain Terminal Vetting carried out by Seller on August 17, 2010, with respect to the Refinery.

Seller has delivered under separate cover Seller’s Ethics Policy as set forth in that certain Ethics Code of Conduct.

Appendix 21

APPENDIX 22 – PBF ENERGY COMPANY LLC GUARANTY

GUARANTY

This Guaranty, dated effective as of April 7, 2011 is made and entered into by PBF Energy Company LLC, a Delaware limited liability company, (hereinafter referred to as “Guarantor”), in favor of Statoil Marketing & Trading (US) Inc., a Delaware corporation (hereinafter referred to as “Beneficiary”).

In consideration of the Beneficiary having entered into or entering into that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement dated as of the date of this Guaranty and ancillary agreements including without limitation: intercreditor agreement(s); payment direction agreement(s); transportation agreements; storage agreements; and any other similar hydrocarbon transaction agreements which may from time to time be modified, amended and supplemented (collectively, the “Transaction Documents”), with any one or more of the following subsidiaries, and their respective successors and permitted assigns. The transactions described and performed pursuant to or in connection with the Transaction Documents are collectively referred to herein as the “Transactions.”

COMPANY NAME: Delaware City Refining Company LLC

COMPANY ADDRESS: 1 Sylvan Way, 2nd floor, Parsippany, NJ 07054-3887

PHONE: 973-455-7500

FAX: 973-455-7562

(hereinafter collectively called the “Company”).

NOW, THEREFORE, Guarantor and Beneficiary hereby covenant and agree as follows:

1.	Guaranty

Subject to the provisions hereof, Guarantor hereby unconditionally and irrevocably guarantees the timely performance of all obligations, including but not limited to (a) payment when due of all obligations to Beneficiary under the Transactions and (b) compliance with financial covenants and reporting covenants contained in the Transaction Documents (hereinafter collectively called the “Obligations”).

If the Company fails to perform any Obligation, Guarantor will perform such Obligation upon Beneficiary’s first demand in accordance with the provision of this Guaranty.

Guarantor agrees to pay all expenses incurred by Beneficiary to enforce its rights under this Guaranty, including reasonable attorneys’ fees and court costs.

Appendix 22

2.	Term

This Guaranty shall remain in full force and effect until the tenth business day after date on which Beneficiary receives a written notice from the Guarantor revoking this Guaranty (hereinafter referred to as the “Termination Date”), and shall be binding upon Guarantor, its successors and permitted assigns, provided that the Guaranty will continue in full force and effect with regard to all Obligations arising under the Transactions prior to such Termination Date.

3.	Nature of Guaranty

This Guaranty is one of payment and performance and not of collection. The Obligations of the Guarantor are in addition to and not in substitution for any other security which the Beneficiary may hold in relation to any Obligation, and will not be affected by the existence, validity, enforceability, perfection or extent of such security. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional irrespective of (i) the impossibility or illegality of performance under the Transactions; (ii) the absence of any action to enforce the Transactions; (iii) any waiver or consent by the Beneficiary concerning any provisions of the Transactions; (iv) the rendering of any judgment against or any action to enforce the same; (v) any failure by the Beneficiary to take any steps necessary to preserve its rights to any security or collateral for the Obligations; (vi) the release of all or any portion of any collateral by the Beneficiary; or (vii) any failure by the Beneficiary to perfect or to keep perfected its security interest in or lien on any portion of any collateral.

If any payment from the Company for any Obligation to Beneficiary is rescinded or must be returned for any other reason, Guarantor will remain liable for such Obligation as if such payment had not been made.

Guarantor has the right to assert defenses that the Company may have under the Transactions, except defenses arising from (i) winding-up, insolvency, bankruptcy, reorganization, change of ownership, dissolution, liquidation, or any similar proceeding of the Company; (ii) illegality or invalidity of any of the Transactions or the Obligations; or, (iii) defenses that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

4.	Consents

The Company and Beneficiary may modify any term of any Transaction at any time, without impairing or affecting any of Guarantor’s Obligations under this Guaranty, including but not limited to: extension, renewal, compromise, composition or other payment or performance arrangement.

5.	Waivers

Guarantor hereby waives (i) notice of acceptance of this Guaranty, (ii) presentment and demand for payment or performance concerning the Obligations of Guarantor, except as

Appendix 22

expressly provided for herein, (iii) protest and notice of default to the Guarantor or to any other party with respect to the Obligations, (iv) any right to require that any demand, action or proceeding be brought by Beneficiary against the Company seeking enforcement against the Company of the Obligations prior to any action against Guarantor under this Guaranty.

Except as to applicable statutes of limitation, no delay of Beneficiary in the exercise of, or failure to exercise, any rights under this Guaranty shall operate as a waiver of such rights, a waiver of other rights, or a release of Guarantor from any Obligations hereunder.

6.	Subrogation

Upon payment and performance of all the Obligations, the Guarantor shall be subrogated to the rights of the Beneficiary against the Company, and the Beneficiary agrees to take, at the Guarantor’s expense, such steps as the Guarantor may reasonably request to implement such subrogation.

7.	Assignment

Guarantor may not assign this Guaranty or any Obligation hereunder without Beneficiary’s prior written consent, which shall not be unreasonably withheld.

8.	Demands and Payments

If the Company fails to pay or perform any Obligation, and Beneficiary elects to exercise its rights under this Guaranty, Beneficiary shall make a written demand on Guarantor. The demand shall identify the Transaction under which a demand is being made and identify the amount and the basis of the demand and shall contain a statement that Beneficiary is calling upon Guarantor under this Guaranty. A demand conforming to the foregoing shall be sufficient notice to Guarantor to pay or perform under this Guaranty. All payments to be made by Guarantor under such demand shall be in the currency of the Obligation, for value on the due date and without set-off, counterclaim, deduction, or similar proceeding.

9.	Notice

Any demand, notice and other communication to be given under this Guaranty by Guarantor or Beneficiary, shall be in writing and shall be delivered (i) personally, (ii) by commercial courier, (iii) by certified or registered first class mail, or (iv) faxed, to:

As to Guarantor:

PBF Energy Company LLC

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attn: General Counsel

Main: (973) 455-7500

Fax Number: (973) 455-7562

Appendix 22

As to Beneficiary:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

Attn: Credit Department

Main: (203) 978-6900

Fax: (203) 978-6952

Notices sent in accordance with the provision above will be deemed received (i) on the day received if delivered personally; (ii) two (2) business days after shipment if sent by commercial courier; (iii) four (4) business days after mailing if sent by certified or registered class-mail; or (iv) on the next business day if served by fax when the sender has a machine confirmation as to when and to whom the notice was sent. Notices sent by fax shall be confirmed in writing by certified mail promptly after transmission.

10.	Governing Law and Jurisdiction

This Guaranty and each Transaction entered into hereunder will be governed by, construed and enforced in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

With respect to any and all disputes arising out of or in connection with this Guaranty, including without limitation, its formation, validity, interpretation, execution, termination or breach, each Party irrevocably: (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan, New York, or, if such court declines to exercise or does not have jurisdiction, in a New York State court in the Borough of Manhattan; (ii) agrees and consents to service of process by certified mail, delivered to the Party at the address indicated in the Guaranty; (iii) waives any objection, with respect to such proceedings, that such court does not have jurisdiction over such Party; (iv) waives any objection to the venue of any proceedings in any such court and waives any claim that such proceedings have been brought in an inconvenient forum; and (v) waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this Guaranty. Nothing in the Guaranty precludes either Party from bringing proceedings in any other jurisdiction to enforce any judgment obtained in any proceedings referred to in this paragraph, nor will bringing of such enforcement proceedings in any one or more jurisdictions preclude the bringing of enforcement proceedings in any other jurisdiction.

11.	Miscellaneous

All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law.

Appendix 22

Each of the provisions of this Guaranty is intended (i) to be subject to all applicable mandatory provisions of law that may be controlling, and, (ii) to be limited to the extent necessary that it will not render this Guaranty invalid or unenforceable in whole or in part.

The Guarantor waives any right that it may have to trial by jury in respect of any action or proceedings relating to this Guaranty.

This Guaranty shall be binding upon Guarantor, its successors and permitted assigns and inure to the benefit of and be enforceable by Beneficiary, its successors and permitted assigns.

This Guaranty embodies the entire agreement and understanding between Guarantor and Beneficiary and supersedes all prior agreements and understandings relating to the subject matter hereof.

The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.

12.	Representations and Warranties

Guarantor hereby represents and warrants (i) that it is duly organized and validly existing under the laws of Delaware, (ii) the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary corporate action and do not violate its By-Laws or similar constitutional documents, and, (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

[Signature Page Follows]

Appendix 22

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

Name of Guarantor:

PBF Energy Company LLC

By:

Name:

Title:

Appendix 22

APPENDIX 23 – PBF HOLDING COMPANY LLC GUARANTY

GUARANTY

This Guaranty, dated effective as of April 7, 2011 is made and entered into by PBF Holding Company LLC, a Delaware limited liability company, (hereinafter referred to as “Guarantor”), in favor of Statoil Marketing & Trading (US) Inc., a Delaware corporation (hereinafter referred to as “Beneficiary”).

In consideration of the Beneficiary having entered into or entering into that certain Crude Oil/Feedstock Supply/Delivery and Services Agreement dated as of the date of this Guaranty and ancillary agreements including without limitation: intercreditor agreement(s); payment direction agreement(s); transportation agreements; storage agreements; and any other similar hydrocarbon transaction agreements which may from time to time be modified, amended and supplemented (collectively, the “Transaction Documents”), with any one or more of the following subsidiaries, and their respective successors and permitted assigns. The transactions described and performed pursuant to or in connection with the Transaction Documents are collectively referred to herein as the “Transactions.”

COMPANY NAME: Delaware City Refining Company LLC

COMPANY ADDRESS: 1 Sylvan Way, 2nd floor, Parsippany, NJ 07054-3887

PHONE: 973-455-7500

FAX: 973-455-7562

(hereinafter collectively called the “Company”).

NOW, THEREFORE, Guarantor and Beneficiary hereby covenant and agree as follows:

1.	Guaranty

Subject to the provisions hereof, Guarantor hereby unconditionally and irrevocably guarantees the timely performance of all obligations, including but not limited to (a) payment when due of all obligations to Beneficiary under the Transactions and (b) compliance with financial covenants and reporting covenants contained in the Transaction Documents (hereinafter collectively called the “Obligations”).

If the Company fails to perform any Obligation, Guarantor will perform such Obligation upon Beneficiary’s first demand in accordance with the provision of this Guaranty.

Guarantor agrees to pay all expenses incurred by Beneficiary to enforce its rights under this Guaranty, including reasonable attorneys’ fees and court costs.

Appendix 23

2.	Term

This Guaranty shall remain in full force and effect until the tenth business day after date on which Beneficiary receives a written notice from the Guarantor revoking this Guaranty (hereinafter referred to as the “Termination Date”), and shall be binding upon Guarantor, its successors and permitted assigns, provided that the Guaranty will continue in full force and effect with regard to all Obligations arising under the Transactions prior to such Termination Date.

3.	Nature of Guaranty

This Guaranty is one of payment and performance and not of collection. The Obligations of the Guarantor are in addition to and not in substitution for any other security which the Beneficiary may hold in relation to any Obligation, and will not be affected by the existence, validity, enforceability, perfection or extent of such security. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional irrespective of (i) the impossibility or illegality of performance under the Transactions; (ii) the absence of any action to enforce the Transactions; (iii) any waiver or consent by the Beneficiary concerning any provisions of the Transactions; (iv) the rendering of any judgment against or any action to enforce the same; (v) any failure by the Beneficiary to take any steps necessary to preserve its rights to any security or collateral for the Obligations; (vi) the release of all or any portion of any collateral by the Beneficiary; or (vii) any failure by the Beneficiary to perfect or to keep perfected its security interest in or lien on any portion of any collateral.

If any payment from the Company for any Obligation to Beneficiary is rescinded or must be returned for any other reason, Guarantor will remain liable for such Obligation as if such payment had not been made.

Guarantor has the right to assert defenses that the Company may have under the Transactions, except defenses arising from (i) winding-up, insolvency, bankruptcy, reorganization, change of ownership, dissolution, liquidation, or any similar proceeding of the Company; (ii) illegality or invalidity of any of the Transactions or the Obligations; or, (iii) defenses that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

4.	Consents

The Company and Beneficiary may modify any term of any Transaction at any time, without impairing or affecting any of Guarantor’s Obligations under this Guaranty, including but not limited to: extension, renewal, compromise, composition or other payment or performance arrangement.

5.	Waivers

Guarantor hereby waives (i) notice of acceptance of this Guaranty, (ii) presentment and demand for payment or performance concerning the Obligations of Guarantor, except as

Appendix 23

expressly provided for herein, (iii) protest and notice of default to the Guarantor or to any other party with respect to the Obligations, (iv) any right to require that any demand, action or proceeding be brought by Beneficiary against the Company seeking enforcement against the Company of the Obligations prior to any action against Guarantor under this Guaranty.

Except as to applicable statutes of limitation, no delay of Beneficiary in the exercise of, or failure to exercise, any rights under this Guaranty shall operate as a waiver of such rights, a waiver of other rights, or a release of Guarantor from any Obligations hereunder.

6.	Subrogation

Upon payment and performance of all the Obligations, the Guarantor shall be subrogated to the rights of the Beneficiary against the Company, and the Beneficiary agrees to take, at the Guarantor’s expense, such steps as the Guarantor may reasonably request to implement such subrogation.

7.	Assignment

Guarantor may not assign this Guaranty or any Obligation hereunder without Beneficiary’s prior written consent, which shall not be unreasonably withheld.

8.	Demands and Payments

If the Company fails to pay or perform any Obligation, and Beneficiary elects to exercise its rights under this Guaranty, Beneficiary shall make a written demand on Guarantor. The demand shall identify the Transaction under which a demand is being made and identify the amount and the basis of the demand and shall contain a statement that Beneficiary is calling upon Guarantor under this Guaranty. A demand conforming to the foregoing shall be sufficient notice to Guarantor to pay or perform under this Guaranty. All payments to be made by Guarantor under such demand shall be in the currency of the Obligation, for value on the due date and without set-off, counterclaim, deduction, or similar proceeding.

9.	Notice

Any demand, notice and other communication to be given under this Guaranty by Guarantor or Beneficiary, shall be in writing and shall be delivered (i) personally, (ii) by commercial courier, (iii) by certified or registered first class mail, or (iv) faxed, to:

As to Guarantor:

PBF Holding Company LLC

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attn: General Counsel

Main: (973) 455-7500

Fax Number: (973) 455-7562

Appendix 23

As to Beneficiary:

Statoil Marketing & Trading (US) Inc.

1055 Washington Boulevard – 7th Floor

Stamford, CT 06901

Attn: Credit Department

Main: (203) 978-6900

Fax: (203) 978-6952

Notices sent in accordance with the provision above will be deemed received (i) on the day received if delivered personally; (ii) two (2) business days after shipment if sent by commercial courier; (iii) four (4) business days after mailing if sent by certified or registered class-mail; or (iv) on the next business day if served by fax when the sender has a machine confirmation as to when and to whom the notice was sent. Notices sent by fax shall be confirmed in writing by certified mail promptly after transmission.

10.	Governing Law and Jurisdiction

This Guaranty and each Transaction entered into hereunder will be governed by, construed and enforced in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

With respect to any and all disputes arising out of or in connection with this Guaranty, including without limitation, its formation, validity, interpretation, execution, termination or breach, each Party irrevocably: (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan, New York, or, if such court declines to exercise or does not have jurisdiction, in a New York State court in the Borough of Manhattan; (ii) agrees and consents to service of process by certified mail, delivered to the Party at the address indicated in the Guaranty; (iii) waives any objection, with respect to such proceedings, that such court does not have jurisdiction over such Party; (iv) waives any objection to the venue of any proceedings in any such court and waives any claim that such proceedings have been brought in an inconvenient forum; and (v) waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this Guaranty. Nothing in the Guaranty precludes either Party from bringing proceedings in any other jurisdiction to enforce any judgment obtained in any proceedings referred to in this paragraph, nor will bringing of such enforcement proceedings in any one or more jurisdictions preclude the bringing of enforcement proceedings in any other jurisdiction.

11.	Miscellaneous

All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law.

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Each of the provisions of this Guaranty is intended (i) to be subject to all applicable mandatory provisions of law that may be controlling, and, (ii) to be limited to the extent necessary that it will not render this Guaranty invalid or unenforceable in whole or in part.

The Guarantor waives any right that it may have to trial by jury in respect of any action or proceedings relating to this Guaranty.

This Guaranty shall be binding upon Guarantor, its successors and permitted assigns and inure to the benefit of and be enforceable by Beneficiary, its successors and permitted assigns.

This Guaranty embodies the entire agreement and understanding between Guarantor and Beneficiary and supersedes all prior agreements and understandings relating to the subject matter hereof.

The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning hereof.

12.	Representations and Warranties

Guarantor hereby represents and warrants (i) that it is duly organized and validly existing under the laws of Delaware, (ii) the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary corporate action and do not violate its By-Laws or similar constitutional documents, and, (iii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

[Signature Page Follows]

Appendix 23

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

Name of Guarantor:

PBF Holding Company LLC

By:

Name:

Title:

Appendix 23